EXHIBIT 10.26

LEASE
THE CAMPUS

THE CAMPUS CARLSBAD, LLC,
a Delaware limited liability company,
as Landlord,
and
MAXLINEAR, INC.,
a Delaware corporation,
as Tenant.

THE CAMPUS
SUMMARY OF BASIC LEASE INFORMATION
The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the “Summary”). This Summary is hereby incorporated into and made a part of the attached Lease (this Summary and the Lease to be known collectively as the “Lease”) which pertains to that certain building commonly known as The Campus located and addressed at 5966 La Place Court, Carlsbad, California 92008 (the “Building”) as shown on the site plan attached hereto as Exhibit A. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE (References are to the Lease)	DESCRIPTION
1. Date:	December 17, 2013
2. Landlord:	THE CAMPUS CARLSBAD, LLC, a Delaware limited liability company
3. Address of Landlord (Section 29.19):	c/o Newport National Corporation 1525 Faraday Avenue, Suite 100 Carlsbad, California 92008 Attention: Mr. Scott Brusseau
4. Tenant:	MAXLINEAR, INC., a Delaware corporation
5. Address of Tenant (Section 29.19):	Before the Lease Commencement Date: 2051 Palomar Airport Road, Suite 100 Carlsbad, California 92011 After the Lease Commencement Date: The Premises.
6. Premises (Article 1):	Approximately 44,637 rentable square feet of space located in the Building, as set forth in Exhibit B attached hereto, and known as Suite 100.
7. Term (Article 2):
7.1. Lease Term:	Five (5) years and six (6) months.
7.2 Lease Commencement Date:
The later of (i) March 27, 2014, and (ii) the date that is five (5) days following the date of Substantial Completion of the Tenant Improvements in the Premises (as such terms are defined in Section 4.3 and 1.3.3 of the Tenant Work Letter attached hereto as Exhibit C, respectively, subject, however, to Section 5.3 of the Tenant Work Letter).

7.3 Lease Expiration Date:
The date immediately preceding the sixty-sixth (66th) monthly anniversary of the Lease Commencement Date; provided, however, that if the Lease Commencement Date is a date other than the first day of a month, the Lease Expiration Date shall be the last day of the month which is sixty-six (66) months after the month in which the Lease Commencement Date falls.

(i)

8. Base Rent (Article 3):
Months of Lease	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Square Foot
1-12*	$669,555.00**	$55,796.25**	$1.25**
13-24	$689,641.68	$57,470.14	$1.29
25-36	$710,330.88	$59,194.24	$1.33
37-48	$731,640.84	$60,970.07	$1.37
49-60	$753,590.04	$62,799.17	$1.41
61-66	$776,197.80 (but totaling $388,098.90 for Months 61-66)	$64,683.15	$1.45

* Plus any partial month if the Lease Commencement Date is not the first day of the month.
** Subject to abatement as set forth in Section 3.2 of this Lease.

9. Additional Rent (Article 4)
9.1 Tenant’s Share of Direct Expenses:	Approximately 68.31%.
10. Security Deposit (Article 21):	$64,683.15.
11. Parking Pass Ratio (Article 28):
Three point nine (3.9) unreserved and non-exclusive parking passes for every 1,000 rentable square feet of the Premises (it being agreed that the Parking Area includes handicapped and visitor spaces as same may be designated from time to time by Landlord).

12. Broker (Section 29.24):	Cassidy Turley representing Landlord only.
13. Tenant Improvement Allowance (Exhibit C, Section 3.1):
Up to Two Million Eight Thousand Six Hundred Sixty-Five and 00/100 Dollars ($2,008,665.00) (calculated based upon $45.00 per rentable square foot of the Premises), subject to the terms and conditions of Section 3.1 of the Tenant Work Letter.

P:00816539-5:12107.019     (ii)

THE CAMPUS
TABLE OF CONTENTS
ARTICLE        SUBJECT MATTER                                PAGE

ARTICLE 1 REAL PROPERTY, PROJECT AND PREMISES	1

ARTICLE 2 LEASE TERM	3

ARTICLE 3 BASE RENT	4

ARTICLE 4 ADDITIONAL RENT	4

ARTICLE 5 USE OF PREMISES	10

ARTICLE 6 SERVICES AND UTILITIES	11

ARTICLE 7 REPAIRS	13

ARTICLE 8 ADDITIONS AND ALTERATIONS	14

ARTICLE 9 COVENANT AGAINST LIENS	16

ARTICLE 10 INSURANCE	16

ARTICLE 11 DAMAGE AND DESTRUCTION	17

ARTICLE 12 NONWAIVER	18

ARTICLE 13 CONDEMNATION	19

ARTICLE 14 ASSIGNMENT AND SUBLETTING	19

ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	21

ARTICLE 16 HOLDING OVER	22

ARTICLE 17 ESTOPPEL CERTIFICATES	22

ARTICLE 18 SUBORDINATION	23

ARTICLE 19 DEFAULTS; REMEDIES	23

ARTICLE 20 COVENANT OF QUIET ENJOYMENT	25

ARTICLE 21 SECURITY DEPOSIT	25

ARTICLE 22 INTENTIONALLY OMITTED	25

ARTICLE 23 SIGNS	26

ARTICLE 24 COMPLIANCE WITH LAW	26

ARTICLE 25 LATE CHARGES	27

ARTICLE 26 LANDLORD’S RIGHT TO CURE DEFAULT	27

ARTICLE 27 ENTRY BY LANDLORD	28

ARTICLE 28 TENANT PARKING	28

ARTICLE 29 MISCELLANEOUS PROVISIONS	28

EXHIBITS
EXHIBIT A    SITE PLAN
EXHIBIT B    OUTLINE OF FLOOR PLAN OF PREMISES AND FIRST REFUSAL SPACE IN THE BUILDING
EXHIBIT C    TENANT WORK LETTER

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(i)

EXHIBIT D    NOTICE OF LEASE TERM DATES
EXHIBIT E    RULES AND REGULATIONS
EXHIBIT F    FORM OF TENANT’S ESTOPPEL CERTIFICATE
EXHIBIT G    INTENTIONALLY OMITTED
EXHIBIT H    FORM OF SNDA
EXHIBIT I    BUILDING STANDARDS

P:00816539-5:12107.019
(ii)

THE CAMPUS
INDEX OF MAJOR DEFINED TERMS

DEFINED TERMS	LOCATION OF DEFINITION IN LEASE

Abatement Event	12

Abatement Notice	12

Additional Cost	Exhibit C

Additional Rent	5

Affiliate	21

Affiliated Assignee	21

Alterations	14

Applicable Reassessment	10

Base Rent	4

Brokers	31

Building	1, i

Building Standards	15

Building Structure	13

Building Systems	13

Building’s Share	5

CC&R’s	5

Change Order	Exhibit C

Common Areas	1

Communication Equipment	32

Comparable Projects	10

Contractor	Exhibit C

Control	21

Damage Repair Estimate	18

Direct Expenses	5

Effective Date	Exhibit C

Election Date	2

Eligiblity Period	13

Estimate	9

Estimate Payment	23

Estimate Statement	9

Estimated Construction Cost	Exhibit C

Excess Costs	Exhibit C

Expense Year	5

extremely hazardous waste	11

FF&E	Exhibit E

First Refusal Notice	2

First Refusal Space	1

Force Majeure	30

Force Majeure Delays Notice	Exhibit C

GAAP	5

Hazardous Material	7, 10, 11

hazardous substance	11

hazardous waste	11

HVAC System	12

Insurance Expenses	5

Interest Notice	3

Landlord	1, i, 1

Landlord Costs	Exhibit C

Landlord Parties	16

Laws	26

Lease	1, i, 1

Lease Commencement Date	i

Lease Expiration Date	i

Lease Term	3

Lease Year	3

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(i)

materially more favorable	2

Notices	30

Operating Expenses	5

Option Notice	3

Option Rent	3

Option Rent Notice	3

Option Term	3

Original Tenant	1

Outside Agreement Date	3

Outside Date	Exhibit C

Outside Date Termination Notice	Exhibit C

Parking Facilities	1

Partnership Tenant	29

Payment	Exhibit C

Preliminary Cost Estimate	Exhibit C

Preliminary Plans	Exhibit C

Preliminary Pricing Plan	Exhibit C

Premises	1

Progress Reports	5

Proposition 13	8

Proposition 13 Protection Amount	10

Proposition 13 Purchase Price	10

punchlist	5, Exhibit C

Real Property	1

Reassessment	10

Renovations	32

rent	24

Rent	5

restricted hazardous waste	11

Review Period	9

RF	33

Rules and Regulations	10

Second Chance Notice	2

Security Deposit	25

Sensor Areas	14

Signage	26

Signage Specifications	26

SNDA	23

Space Plan	Exhibit C

Statement	8

Subject Space	19

Subleasing Costs	20

Substantial Competion	Exhibit C

Substantially Completed	Exhibit C

Summary	1, i

Superior Leases	1

Superior Rights	2

Systems and Equipment	5, 7

T.I. Construction Drawings	Exhibit C

T.I. Plans and Specifications	Exhibit C

Tax Expenses	5, 6, 7

Tax Increase	10

Tenant	1, 29, i, Exhibit C

Tenant Delay	Exhibit C

Tenant Improvements	Exhibit C

Tenant Improvements Allowance	Exhibit C

Tenant Work	Exhibit C

Tenant Work Letter	Exhibit C

Tenant’s Election Notice	2

Tenant’s Representative	Exhibit C

Tenant’s Share	5, 8

Tenant’s Work	Exhibit C

P:00816539-5:12107.019
(ii)

Terms	2

Transfer	21

Transfer Notice	19

Transfer Premium	19, 20

Transferee	19

Transfers	19

vacation	24

Water Sensors	14

worth at the time of award	24

worth at time of award	24

P:00816539-5:12107.019
(iii)

THE CAMPUS
LEASE
This Lease, which includes the preceding Summary of Basic Lease Information (the “Summary”) attached hereto and incorporated herein by this reference (the Lease and Summary to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between THE CAMPUS CARLSBAD, LLC, a Delaware limited liability company (“Landlord”), and MAXLINEAR, INC., a Delaware corporation (“Tenant”).

ARTICLE 1
REAL PROPERTY, PROJECT AND PREMISES
1.1    Real Property, Building and Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the “Premises”), which Premises are located in the “Building,” as that term is defined in the Summary. The outline of the floor plan of the Premises is set forth in Exhibit B attached hereto. The Building, the parking facilities serving the Building (“Parking Facilities”), the outside plaza areas, additional buildings, land and other improvements surrounding the Building which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the “Real Property.” Commencing as of the Lease Commencement Date, Tenant is hereby granted the right to the nonexclusive use of the common electric room located in the Building and the other public or common areas located in the Building and/or on the Real Property (“Common Areas”). Landlord shall maintain the Common Areas in a first-class condition similar to those of other first-class corporate headquarters/research and development buildings in Carlsbad, California; provided, however, that the manner in which such Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such reasonable and non-discriminatory Rules and Regulations as Landlord may make from time to time. Landlord reserves the right from time to time without notice to Tenant (i) to close temporarily any of the Common Areas; (ii) to make changes to the Common Areas, includig, without limitation, changes in the location, size, shape, driveways, ramps, entrances, exits, passages, stairways and other ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to expand the Building; (iv) to add improvements to the Common Areas; (v) to delete land and improvements from the Real Property; (vi) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building, the Real Property, or any portion thereof; and (vii) to do and perform such other acts and make such other changes in, to or with respect to the Building, the Real Property and Common Areas or the expansion thereof as Landlord may deem to be appropriate; provided, however, in connection with Landlord’s exercise of its rights under this Section 1.1, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s permitted business operations in the Premises, ingress or egress to and from the Premises or the Parking Facilities from the adjacent public streets and/or Tenant’s rights under this Lease.
1.2    Condition of the Premises. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit C and incorporated herein by this reference, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Real Property except as specifically set forth in this Lease and the Tenant Work Letter.
Notwithstanding the foregoing, Landlord shall deliver the Premises to Tenant with the HVAC, electrical and plumbing systems in good working order and with the windows, exterior walls, floors and roof in leak-free condition. If, upon Landlord's delivery of the Premises to Tenant, such systems are not in good working order and/or such items are not in leak-free condition, and Tenant notifies Landlord of the same within thirty (30) days of Landlord's delivery of the Premises, Landlord shall, at Landlord's sole cost and expense and as Tenant's sole remedy therefor, promptly put such systems in good working order and/or cause such items to be in leak-free condition. Landlord, at its sole cost and expense, shall maintain, repair and replace the structural elements of the Building.
1.3    Square Feet of Premises. The parties hereby confirm, stipulate and agree that (i) the square footage of the Premises shall mean the amount set forth in Section 6 of the Summary, and (ii) such square footage amount is not subject to adjustment or remeasurement by Landlord or Tenant for purposes of this Lease.
1.4    Continuing Right of First Refusal. Landlord hereby grants to the Original Tenant (as defined in Section 2.2 below) and any Affiliated Assignee, during the initial Lease Term only, a right of first refusal with respect to (i) any contiguous space in the Building, as further outlined on Exhibit A attached hereto and made a part hereof, and/or (ii) any space containing a minimum of 5,000 square feet of space (or rentable square feet of space, as applicable) in either of the other two (2) buildings on the Real Property (collectively, the “First Refusal Space”). Notwithstanding the foregoing, (i) such first refusal right shall commence only following the expiration or earlier termination of (A) any lease pertaining to the First Refusal Space existing as of the date of this Lease, and (B) as to any First Refusal

P:00816539-5:12107.019

Space which is vacant as of the date of this Lease, the first lease pertaining to any portion of such First Refusal Space entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal or extension of such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such first refusal right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to the tenant(s) of the Superior Leases or any other leases in existence as of the date of this Lease (the rights described in items (i) and (ii), above to be known collectively, for purposes of this Section 1.4 only, as “Superior Rights”). Tenant’s right of first refusal shall be on the terms and conditions set forth in this Section 1.4.
1.4.1    Procedure. Landlord shall notify Tenant (the “First Refusal Notice”) from time to time when Landlord receives a letter of intent that Landlord would consider for all or any portion of the First Refusal Space, where no holder of a Superior Right desires to lease such space; provided, however, Landlord may deliver the First Refusal Notice to Tenant concurrent with Landlord’s delivery of a similar notice to the holder(s) of a Superior Right(s), in which case Tenant’s ability to exercise its right of first refusal with respect to the space described in the First Refusal Notice shall be conditioned upon all holders of Superior Rights electing (or being deemed to have elected) not to lease such space. The First Refusal Notice shall describe the space which is the subject of the proposal (which may include space outside of the First Refusal Space) and shall set forth the terms and conditions (including the proposed lease term) set forth in the proposal (collectively, the “Terms”) and shall include a redacted copy of the letter of intent giving rise to the delivery of the First Refusal Notice. Notwithstanding the foregoing, Landlord’s obligation to deliver the First Refusal Notice shall not apply during the last twenty-four (24) months of the initial Lease Term unless Tenant has delivered an Interest Notice pursuant to Section 2.2.2 of this Lease nor during the period following Landlord’s delivery of the Option Rent Notice to Tenant pursuant to Section 2.2.2 unless and until Tenant has delivered to Landlord the Option Notice pursuant to Section 2.2.2. Notwithstanding anything herein to the contrary, Tenant may only exercise its right of first refusal with respect to all of the space described in the First Refusal Notice, and not a portion thereof.
1.4.2    Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first refusal with respect to the space described in the First Refusal Notice, then within five (5) business days after delivery of the First Refusal Notice to Tenant (the “Election Date”), Tenant shall deliver written notice to Landlord (“Tenant’s Election Notice”) pursuant to which Tenant shall elect either to (i) lease the entire space described in the First Refusal Notice upon the Terms set forth in the First Refusal Notice or (ii) refuse to lease such space identified in the First Refusal Notice, in which event Landlord may lease such space to any person or entity on any terms Landlord desires. If Tenant does not so respond in writing to Landlord’s First Refusal Notice by the Election Date, Tenant shall be deemed to have elected the option described in clause (ii) above and Landlord shall be free to lease the space described in the First Refusal Notice to anyone to whom Landlord desires and Tenant’s right of first refusal shall terminate as to the space described in the First Refusal Notice, subject to the Second Chance Notice provisions set forth below and the provisions of Section 1.4.4 below. Notwithstanding the foregoing, if after Tenant elects (or is deemed to have elected) to proceed under subsection (ii) above in response to any particular First Refusal Notice, Landlord intends to enter into a lease upon Terms which are materially more favorable to a third (3rd) party tenant than the Terms set forth in such First Refusal Notice, Landlord shall first deliver written notice to Tenant (“Second Chance Notice”) providing Tenant with the opportunity to lease the space described in the First Refusal Notice on such materially more favorable Terms. Tenant’s failure to elect to lease the space described in the First Refusal Notice upon such materially more favorable Terms by written notice to Landlord within three (3) business days after Tenant’s receipt of such Second Chance Notice from Landlord shall be deemed to constitute Tenant’s election not to lease such space upon such materially more favorable Terms, in which case Landlord shall be entitled to lease such space to any third (3rd) party on Terms not materially more favorable to the third (3rd) party than those set forth in the Second Chance Notice. For purposes of this Section 1.4.2, the Terms shall be considered "materially more favorable" if the financial terms or the size of the space described in the First Refusal Notice change in Tenant’s favor by more than five percent (5%).
1.4.3    Lease of First Refusal Space. If Tenant timely exercises Tenant’s right to lease the space described in the First Refusal Notice as set forth herein, Landlord and Tenant shall execute an amendment to this Lease incorporating into this Lease the Terms applicable to such space.
1.4.4    Termination of Right of First Refusal. Subject to the terms of this Section 1.4, the right of first refusal granted herein shall terminate as to a particular First Refusal Space upon the failure by Tenant to exercise its right of first refusal with respect to such First Refusal Space as offered by Landlord but shall remain in effect for any subsequent availability of all or any portion of the remaining First Refusal Space; provided, however, that if after Tenant’s failure to exercise the right of first refusal as to a particular First Refusal Space Landlord leases such space, then upon the expiration of the term of such lease Tenant’s right of first refusal shall again apply to such space, subject, however to the Superior Rights and the prior right of the tenant under such lease to renew the term thereof, regardless of whether such renewal is pursuant to an express provision in such lease or pursuant to a lease amendment or new lease. Landlord shall not have any obligation to deliver the First Refusal Notice if, as of the date Landlord would otherwise deliver the First Refusal Notice to Tenant, Tenant is in default under this Lease after any applicable notice and cure periods, Tenant or an Affiliate does not physically occupy the entire Premises, if any portion of the Premises is subject to a sublease (other than to an Affiliate), if this Lease has been assigned (other than to an Affiliate), or if any portion of the Premises has been recaptured pursuant to Section 14.4 of this Lease. In addition, at Landlord’s option, if Tenant has previously delivered Tenant’s Election Notice in accordance with Section 1.4.2 and, as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under this Lease after any applicable notice

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and cure periods, Tenant or an Affiliate does not physically occupy the entire Premises, if any portion of the Premises is subject to a sublease (other than to an Affiliate), if this Lease has been assigned (other than to an Affiliate), or if any .

ARTICLE 2
LEASE TERM
2.1    Initial Term. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent and Tenant’s maintenance of insurance. The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the Lease Commencement Date set forth in Section 7.2 of the Summary (subject, however, to the terms of the Tenant Work Letter), and shall terminate on the Lease Expiration Date set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first (1st) Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh (11th) full calendar month thereafter (unless the Lease Commencement Date occurs on the first (1st) day of a calendar month, in which event the first (1st) Lease Year shall end on the day immediately preceding the 1st anniversary of such date), and the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice of Lease Term dates in the form as set forth in Exhibit D, attached hereto, which notice Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.
2.2    Option Term. Landlord hereby grants to the original Tenant named in this Lease (the “Original Tenant”) or an Affiliated Assignee (as defined in Section 14.7) one (1) option to extend the Lease Term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written notice (“Option Notice”) delivered by Tenant to Landlord as provided in Section 2.2.2 below, provided that, (i) as of the date of delivery of such notice and, at Landlord’s option, as of the last day of the initial Lease Term, Tenant is not in default under this Lease after the expiration of applicable cure periods. The rights contained in this Section 2.2 shall be personal to the Original Tenant or an Affiliated Assignee and may only be exercised by the Original Tenant or such Affiliated Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant or the Affiliated Assignee occupies the entire Premises as of the date of the Option Notice.

2.2.2    Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (“Interest Notice”) to Landlord on or before the date which is not more than twelve (12) months nor less than nine (9) prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than eight (8) months prior to the expiration of the initial Lease Term, setting forth the proposed Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring seven (7) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant’s receipt of the Option Rent Notice, exercise the option by delivering the Option Notice to Landlord and upon and concurrent with such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice. Failure of Tenant to deliver the Interest Notice to Landlord on or before the date specified in (i) above or to deliver the Option Notice to Landlord on or before the date specified in (iii) above shall be deemed to constitute Tenant’s failure to exercise its option to extend. If Tenant timely and properly exercises its option to extend, the Lease Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease, except that the Rent shall be as indicated in the Option Rent Notice unless Tenant, concurrently with Tenant’s acceptance, objects to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Option Rent shall be determined as set forth in Section 2.2.3 below.
2.2.3.1    Landlord and Tenant shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of comparable commercial properties in the vicinity of the Building, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.1, above (i.e., the arbitrators may only select Landlord’s or Tenant’s determination of Option Rent and shall not be entitled to make a compromise determination).
2.2.3.2    The two (2) arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

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2.2.3.3    The three (3) arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.
2.2.3.4    The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.
2.2.3.6    If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Section 2.2.3.
2.2.3.7    The cost of arbitration shall be paid by the party whose determination of Option Rent is not selected by the arbitrators.

ARTICLE 3
BASE RENT
3.1    Base Rent. Tenant shall pay, without notice or demand, to Landlord or Landlord’s agent at the management office of the Building, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first (1st) day of each and every month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise expressly provided herein. The Base Rent for the first (1st) full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first (1st) day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.
3.2    Abatement of Base Rent. Notwithstanding anything to the contrary contained herein and provided that Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord hereby agrees to abate fifty percent (50%) of Tenant’s obligation to pay monthly Base Rent for the second (2nd) through thirteenth (13th) full calendar months of the initial Lease Term. During such abatement periods, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease including, without limitation, Tenant’s obligation to pay Tenant’s Share of Direct Expenses and for utilities for the Premises pursuant to Article 6 below. In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Section 19.2 of this Lease, then as a part of the recovery set forth in Section 19.2 of this Lease, Landlord shall be entitled to recover the unamortized balance, as of the date of such termination of this Lease, of the monthly Base Rent that were abated under the provisions of this Section 3.2. Amortization pursuant to the immediately preceding sentence shall be calculated on a straight-line basis, based on a sixty-six (66) month amortization schedule commencing as of the Lease Commencement Date.

ARTICLE 4

ADDITIONAL RENT
4.1    Additional Rent. In addition to paying the Base Rent specified in Section 3.1 of this Lease, Tenant shall pay as additional rent “Tenant’s Share” of the annual “Operating Expenses,” “Insurance Expenses” and “Tax Expenses” (as such terms are defined in Sections 4.2 below). Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the “Additional Rent.” The Base Rent and Additional Rent are herein collectively referred to as the “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent applicable to the Lease Term as provided for in this Article 4 shall survive the expiration of the Lease Term.
4.2    Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
4.2.1    Intentionally Omitted.

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4.2.2    “Direct Expenses” shall mean “Insurance Expenses,” “Operating Expenses” and “Tax Expenses” as those terms are defined in Sections 4.2.4, 4.2.5 and 4.2.7, below, respectively, each calculated in accordance with accounting practices generally consistent with generally accepted accounting principles consistently applied ("GAAP") and/or conforming to sound real estate management principles to the extent inconsistent with GAAP.
4.2.3    “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period but no more frequently than one (1) time in any two (2) year period during the Lease Term, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.
4.2.4    “Insurance Expenses” shall mean the actual cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine (but not exceeding amounts typically carried by landlords of buildings similar to the Building in the vicinity of the Building, unless required by Landlord’s lender) or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property, including any commercially reasonable deductibles thereunder.
4.2.5    “Operating Expenses” shall mean all reasonable expenses, costs and amounts of every kind and nature which Landlord actually incurs during any Expense Year (and pays within sixty (60) days of the end of such Expense Year) because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Building, together with the Building’s Share of all costs and expenses for the ownership, management, maintenance, repair, restoration or operation of the Real Property. “Building’s Share” shall mean a fraction, the numerator of which is the rentable square footage of the Building and the denominator of which is the rentable square footage of all of the buildings located on the Real Property. Operating Expenses shall include the following costs by way of illustration but not limitation, amounts paid for (i) the cost of supplying utilities (other than utilities supplied directly to tenants’ premises, which shall be payable separately by each such tenant as indicated in Article 6 below), the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses; (iii) intentionally omitted; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building and/or the Real Property; (v) the cost of parking area repair, restoration, and maintenance, including, but not limited to, repaving, restriping, and cleaning; (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord in connection with the management, operation, maintenance and repair of the Building and Real Property and Landlord’s management fee in the amount of four percent (4%) of all gross receipts from the Real Property (disregarding any free or partially abated rent); (vii) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any management office space); (viii) wages, salaries and other compensation, benefits and employment taxes of all persons engaged in the operation, management, maintenance or security of the Building and/or Real Property; provided, that if any employees of Landlord provide services for more than one project of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Building and/or Real Property; (ix) payments under any covenants, conditions and restrictions, including, without limitation those certain covenants, conditions, and restrictions recorded in the official records of San Diego County, California on April 22, 1982 as Document No. 82-114942 (and re-recorded on May 12, 1982 as Document No. 82-141190) and any subsequent amendments or modifications thereto (collectively, “CC&R’s”), easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building and/or Real Property; (x) operation, repair, maintenance and replacement of all “Systems and Equipment,” as that term is defined in Section 4.2.6 of this Lease, the Building, and components thereof (other than the HVAC System, which shall be governed by Section 6.3 below); (xi) the cost of janitorial service for the Common Areas, alarm and security service, window cleaning, trash removal, maintenance and replacement of curbs and walkways; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and/or Real Property; (xiii) notwithstanding clause (x) above, the cost of any capital improvements or other costs incurred in connection with the Building and/or Real Property (A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building and/or Real Property, or (B) that are required under any governmental law or regulation or (C) that are reasonably required in order to replace defective or worn out Systems and Equipment (other than the HVAC System, which shall be governed by Section 6.3 below); provided, however, that if any such cost described in (A), (B), or (C) above is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine in accordance with accounting practices generally consistent GAAP and/or conforming to sound real estate management principles to the extent inconsistent with GAAP; (xiv) costs, fees, charges or assessments imposed by any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.7, below; and (xv) reserves up to $0.15 per square foot of the Premises per annum. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

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Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not include:
(A)    bad debt expenses and interest, principal, points and fees on debts (except in connection with the financing of items which are expressly included in the definition of Operating Expenses above) or amortization or rent, attorneys’ fees or other transaction costs on any ground lease, mortgage or mortgages or any other debt instrument encumbering the Real Property or the Building;
(B)    marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building and Real Property;
(C)    costs, including permit, license, construction and inspection costs, incurred with respect to the installation of other tenants’ or occupants’ improvements made for tenants or other occupants in the Building and Real Property or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants, prospective tenants or other occupants in the Building and Real Property;
(D)    any costs expressly excluded from Operating Expenses elsewhere in this Lease;
(E)    costs of any items (including, but not limited to, costs incurred by Landlord for the repair of damage to the Building) to the extent Landlord receives reimbursement from insurance proceeds or from a third party;
(F)    costs of capital improvements, capital replacements, capital repairs, capital restorations and capital additions except those set forth in Sections 4.2.5(xii) and (xiii) above;
(G)    depreciation, amortization and interest payments, except as specifically included in Operating Expenses pursuant to the terms of this Lease and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;
(H)    costs, including attorneys’ fees and costs, incurred by Landlord relating to disputes with ground lessors, lenders, brokers, tenants or prospective tenants;
(I)    Landlord’s general corporate overhead, general and administrative expenses and costs of operation of the business of Landlord as contrasted with operation of the Building and/or Real Property, including within this exclusion, costs related to the sale, financing or refinancing of the Building and/or Real Property or any part thereof or interest therein;
(J)    advertising and promotional expenditures;
(K)    interest and tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments or file returns when due;
(L)    costs arising from Landlord’s charitable or political contributions;
(M)    electric power costs or other utility costs for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Landlord directly;
(N)    real estate brokers’ leasing commissions;
(O)    rentals and other related expenses for leasing an HVAC system, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Building) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Expenses pursuant to this Lease;
(P)    expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building without charge;
(Q)    any amount paid as ground rental for the Real Property by Landlord;
(R)    costs arising from defects in the Base, Shell and Core of the Building or improvements installed by Landlord;
(S)    costs incurred to comply with Applicable Laws with respect to “Hazardous Material,” as that term is defined in Section 5.3 of this Lease, which was in existence in the Real Property prior to the Lease Commencement Date, and was of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then

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existed in the Real Property, would have then required the removal, remediation or other action with respect to such Hazardous Material; and costs incurred with respect to Hazardous Material, which Hazardous Material is brought onto the Real Property after the date hereof by Landlord or any other tenant of the Real Property and is of such a nature, at that time, that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists in the Real Property, would have then required the removal, remediation or other action with respect to such Hazardous Material;
(T)    any finders fees, brokerage commissions, job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Building office, once per year;
(U)    costs incurred for the maintenance, repair and replacement of the Building Structure; and
(V)    (i) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building or on the Real Property; (ii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates for goods and/or services provided to the Building or the Real Property to the extent the same exceeds the costs that would generally be charged for such goods and/or services if rendered on a competitive basis, based upon a standard of comparable buildings by unaffiliated third parties capable of providing such services; (iii) all items and services for which Tenant or any other tenant in the Building or on the Real Property reimburses Landlord directly (other than through Operating Expense pass-through provisions); and (iv) costs incurred in connection with upgrading the Common Areas of the Building or the Real Property to comply with handicap (including ADA), life, fire and safety codes first applicable to the Building or the Real Property as of the Lease Commencement Date.
It is understood that Operating Expenses shall be reduced by all cash discounts, trade discounts, or quantity discounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building or Real Property.
Landlord agrees that (i) Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually accrued or paid by Landlord for any given Expense Year in connection with the operation of the Building and Real Property, and (ii) Landlord shall make no profit from Landlord's collection of Operating Expenses. The foregoing shall not be construed to prohibit Landlord from charging a reasonable administration fee as contemplated in Section 4.2.5(vi) above.
4.2.6    “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications (except for any communications equipment which serves the Premises exclusively), alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part.
4.2.7    “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building and/or Real Property, or any portion thereof), which shall be paid during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Building and/or Real Property or any portion thereof.
4.2.7.1    Tax Expenses shall include, without limitation, but subject to Paragraph 4.2.7.5 below:
(i)    Any tax on Landlord’s rent, right to rent or other income from the Real Property or as against Landlord’s business of leasing any of the Real Property;
(ii)    Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease, subject; however, to the limitations in Section 4.6;
(iii)    Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the gross rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

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(iv)    Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.
4.2.7.2    Intentionally Omitted.
4.2.7.3    Any expenses reasonably incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be deducted from Tax Expenses in the Expense Year they are received.
4.2.7.4    Subject to the provisions of Section 4.6 below, if Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof by Landlord for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within ten (10) business days after written demand therefor, along with a copy of the applicable tax bills, Tenant’s Share of such increased Tax Expenses.
4.2.7.5    Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses (i) all franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to the Building), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.4 of this Lease.
4.2.8    “Tenant’s Share” shall mean the percentage set forth in Section 9.2 of the Summary. Tenant’s Share was calculated by dividing the square footage of the Premises by the total square footage of the Building. In the event the total square footage of the Building is changed, Tenant’s Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.
4.2.9    Intentionally Omitted.
4.2.10    Equitable Allocation. In the event any land, improvements, facilities, services or utilities surrounding, servicing or otherwise used in connection with the Real Property are a part of, provided from or service another property owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Direct Expenses by Landlord on a reasonably equitable basis.
4.3    Calculation and Payment of Additional Rent.
4.3.1    Calculation of Tenant’s Share. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to Tenant’s Share of Operating Expenses, Insurance Expenses and/or Tax Expenses.
4.3.2    Statement of Actual Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first (1st) day of April following the end of each Expense Year, a statement (the “Statement”) which shall state the Operating Expenses, Insurance Expenses and Tax Expenses incurred or accrued for such preceding Expense Year. Within ten (10) business days after receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount thereof, less the amounts, if any, paid during such Expense Year as the Estimate. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4 for a period of one (1) year after the expiration of the calendar year for which the Statement applies and after such one (1) year period Landlord waives its right to recover all or any portion of Tenant’s Share of Operating Expenses, Insurance Expenses and Tax Expenses, except where the failure to timely furnish the Statement as to any particular item includable in the Statement is beyond Landlord’s reasonable control (e.g., tax assessments that are late in arriving from the assessor), in which case such one (1) year limit and the commensurate waiver shall not be applicable. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of the Operating Expenses, Insurance Expenses and Tax Expenses for the Expense Year in which this Lease terminates, Tenant shall, within ten (10) business days after invoice, pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.
4.3.3    Statement of Estimated Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Operating Expenses, Insurance Expenses and Tax Expenses for the then-current Expense Year shall be. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect all or any portion of the Estimate under this Article 4. Tenant shall pay, with its next installment of Base Rent due, but not earlier than ten (10) business days after written notice thereof, a fraction of the Estimate for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base

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Rent installments, an amount equal to one-twelfth (1/12) of the total Estimate set forth in the previous Estimate Statement delivered by Landlord to Tenant.
4.4    Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord within ten (10) business days after written demand therefor, along with copies of all applicable tax bills for any and all taxes or assessments required to be paid by Landlord (except to the extent specifically excluded from the definition of Tax Expenses in Section 4.2.7 above), excluding state, local and federal personal or corporate income taxes and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:
4.4.1    Said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a Building standard build-out (it being agreed by Landlord and Tenant that the value of Building standard improvements shall be Forty-Five and No/100 Dollars ($45.00) per square foot) regardless of whether title to such improvements shall be vested in Tenant or Landlord);
4.4.2    Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property (including the Parking Facilities);
4.4.3    Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or
4.4.4    Said assessments are levied or assessed upon the Real Property or any part thereof or upon Landlord and/or by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements.
4.5    Landlord’s Books and Records. Within three (3) months after receipt of a Statement by Tenant (“Review Period”), if Tenant (in good faith) disputes the amount of Additional Rent set forth in the Statement, Tenant’s employees or an independent certified public accountant (which accountant (i) shall have been in business for at least five (5) years; (ii) shall be reputable; and (iii) shall be hired by Tenant on a non-contingency fee basis), designated by Tenant, may, after not less than ten (10) days prior written notice to Landlord and during Landlord’s normal business hours only, inspect Landlord’s records at Landlord’s offices, provided that Tenant is not then in default after expiration of all applicable cure periods of any obligation under this Lease (including, but not limited to, the payment of the amount in dispute) and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord’s records in strict confidence. Notwithstanding the foregoing, Tenant shall only have the right to review Landlord’s records one (1) time during any twelve (12) month period. Tenant’s failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, but within forty-five (45) days after the Review Period, Tenant notifies Landlord in writing that Tenant still disputes such Additional Rent, a certification as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant selected by Landlord and who (a) is a member of a nationally or regionally recognized accounting firm and (b) shall not be providing accounting services to Landlord and shall not have provided accounting services to Landlord in the past five (5) years, which certification shall be binding upon Landlord and Tenant. Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the total amount of Operating Expenses, Insurance Expenses and Tax Expenses set forth in the Statement were overstated by more than five percent (5%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification. Tenant agrees that this section shall be the sole method to be used by Tenant to dispute the amount of any Operating Expenses, Insurance Expenses and Tax Expenses payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.
4.6    Proposition 13 Protection. Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the initial Lease Term, any sale, refinancing, or change in ownership of the Real Property is consummated, and as a result thereof, and to the extent that in connection therewith, the Real Property is reassessed (the “Reassessment”) for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the following provisions shall apply to such Reassessment of the Real Property.
4.6.1    For purposes of this Section 4.6, the term “Tax Increase” shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which (i) is attributable to the initial assessment of the value of the Real Property, the Base, Shell and Core or the tenant improvements located in the Real Property, (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, or (iii) is attributable to the annual inflationary increase of real estate taxes permitted to be assessed annually under Proposition

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13. During the initial Lease Term, any Tax Increase shall be excluded from Tax Expenses. After the initial Lease Term, any Tax Increase shall be included in Tax Expenses.
4.6.2    The amount of Tax Expenses which Tenant is not obligated to pay or will not be obligated to pay during the initial Lease Term in connection with a particular Reassessment pursuant to the terms of this Section 4.6, shall be sometimes referred to hereafter as a “Proposition 13 Protection Amount.” If the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each Lease Year commencing with the Lease Year in which the Reassessment will occur, the terms of this Section 4.6.2 shall apply to each such Reassessment (and if it cannot, such terms shall apply as soon as can be reasonably quantified or estimated). Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the “Applicable Reassessment”), at any time during the Lease Term, by either (a) paying to Tenant an amount equal to the Proposition 13 Purchase Price, as that term is defined below, or (b) paying to the successor Landlord an amount equal to the Proposition 13 Purchase Price, which shall then be paid by such successor Landlord to Tenant in equal annual installments over the remainder of the Lease Term. As used herein, “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount remaining during the Lease Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each Lease Year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to eight percent (8%) per annum. Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 4.2.6 of this Lease shall not apply to any Tax Increase attributable to the Applicable Reassessment. Since Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant’s Base Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Base Rent next due shall be increased by the amount of the overestimation.

ARTICLE 5
USE OF PREMISES
5.1    Permitted Use. Tenant shall use the Premises solely for general office use, general laboratory use for testing of integrated circuits in compliance with all applicable governmental laws, rules and regulations, research and development, manufacturing and warehousing and/or other related ancillary uses consistent with the Building’s zoning and the character of the uses then being used in Comparable Projects, subject to Landlord’s approval of such uses (which approval shall not be unreasonably withheld, conditioned or delayed) and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. As used in this Lease, the term “Comparable Projects” shall mean and refer to comparable first-class corporate headquarters/research and development buildings located in the Carlsbad submarket of San Diego.
5.2    Prohibited Uses. Tenant further covenants and agrees that it shall not use, or knowingly suffer or permit any person or persons to use the Premises, the Parking Facilities or any other Common Areas or any part thereof for any use or purpose contrary to the provisions of Exhibit E attached hereto (“Rules and Regulations”), or in violation of the CC&R’s, the laws of the United States of America, the State of California, codes, ordinances, rules and regulations and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building including, without limitation, any such laws, ordinances, regulations or requirements relating to “Hazardous Material”, as that term is defined in Section 5.3 below, as the same may affect the Premises, Parking Facilities or any other Common Areas at any time during the term of the Lease. Tenant shall comply with all CC&R’s and the provisions of all superior ground or underlying leases now or hereafter affecting the Real Property and Landlord shall provide a copy of any such documents upon Tenant’s request. Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Building, the Real Property or neighboring properties. Tenant shall indemnify, protect, defend and forever hold Landlord harmless from any and all damages, losses, expenses, liabilities, obligations and costs arising out of any failure of Tenant to observe or perform any of the covenants, conditions or provisions contained in this Section 5.2. The provisions of Section 5.2 shall survive the expiration or earlier termination of this Lease.
5.3    Hazardous Material. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by, or is dealt with in, any local governmental authority, the State of California or the United States Government. Accordingly, the term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iii) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (iv) petroleum, (v) asbestos, (vi) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vii) designated as a

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“hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (viii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6902 et seq. (42 U.S.C. § 6903), or (ix) defined as a “hazardous substance” pursuant to Section 101 of the Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601). Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Materials. Tenant shall not allow the storage or use of Hazardous Materials nor allow to be brought into the Building and/or the Real Property any such materials or substances, except that Tenant may maintain reasonable amounts of products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies which products contain chemicals which are categorized as Hazardous Materials, provided that the use of such products in the Premises by Tenant shall be in compliance with applicable laws and shall be in the manner in which such products are designed to be used. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable cost thereof shall be reimbursed by Tenant to Landlord within ten (10) business days after written demand as Additional Rent if a release in excess of legally permissible quantities has occurred due to the acts of Tenant or its employees, agents, invitees or contractors. In addition, Tenant shall execute commercially reasonable affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief (without investigation) regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner provided in Section 10.1 below from any release of Hazardous Materials on the Premises by Tenant, its agents, employees, invitees or contractors, occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The covenants of this Section 5.3 shall survive the expiration or earlier termination of the Lease Term.
Landlord hereby represents that to Landlord’s current actual knowledge, without investigation, there are no Hazardous Materials present in the Premises, including, without limitation, asbestos containing materials, in violation of applicable laws as of the date hereof, and Landlord shall, at its sole cost and expense and as Tenant’s sole remedy, correct any breach of such representation promptly following receipt of written notice thereof from Tenant.

ARTICLE 6
SERVICES AND UTILITIES
6.1    Intentionally Omitted.
6.2    Utility Services. The Premises shall be separately metered for electricity as part of the Tenant Improvements. Thereafter, Tenant shall be solely responsible for contracting with the appropriate utility companies to obtain electrical service and shall promptly pay all charges (including hook-up and impact fees) for electricity used, consumed or provided in, furnished to or attributable to the Premises at the rates charged by the supplying utility companies and, connection with Landlord’s energy usage disclosure requirements under California law, (A) Tenant hereby authorizes Landlord to obtain information regarding Tenant's utility and energy usage at the Premises directly from the applicable utility providers and Tenant shall execute, within ten (10) days of Landlord's request, any commercially reasonable additional documentation required by any applicable utility provider evidencing such authorization, (B) within ten (10) days of Landlord's request, Tenant shall provide to Landlord all commercially reasonable requested information regarding Tenant's utility and energy usage at the Premises, and (C) within ten (10) days after the written request of Landlord following the close of each calendar quarter during the Lease Term, Tenant shall deliver to Landlord copies of its electricity bills for the immediately preceding three (3) month period. Should Landlord elect to supply any or all of such utilities (and the parties acknowledge that Landlord will supply water and gas service to the Premises), Tenant agrees to purchase and pay for the same as Additional Rent as apportioned by Landlord. The rate to be charged by Landlord to Tenant shall not exceed the rate charged to Landlord by any supplying utility. Landlord will notify Tenant of this charge promptly after it becomes known. This charge will increase or decrease with current charges being levied against Landlord, the Premises or the Real Property by the local utility company, and will be due as Additional Rent. Tenant shall reimburse Landlord within ten (10) business days of billing for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by local utility companies or, at Landlord’s option, such charges shall be included in Operating Expenses. Additionally, Tenant shall, at Tenant’s sole cost and expense, beginning after the date it opens for business from the Premises, provide janitorial services to the Premises at least five (5) days per week (but not on any weekends or state or federal holidays); however, Landlord shall have the right (i) to approve Tenant’s janitorial contractor (which approval shall not be unreasonably withheld, conditioned or delayed), and (ii) if Tenant fails to provide such janitorial services to the Premises within ten (10) business days after written demand by Landlord, to provide such janitorial services for Tenant’s benefit and Tenant shall reimburse Landlord for its costs incurred to provide such janitorial services within ten (10) business days after receipt of Landlord’s invoice therefor, along with a copy of the invoice from the janitorial service provider.
6.3    HVAC System. Subject to the second (2nd) paragraph of Section 1.2 above, Landlord shall provide the existing equipment servicing the Premises in its “as is” condition in order to provide electric current, heat and air-conditioning therein. Landlord and Tenant hereby acknowledge that an independent heating, ventilation and air-conditioning system (“HVAC System”) will service the Premises. Landlord shall perform the maintenance and repair of the HVAC System for the account of Tenant. Tenant shall pay the cost of the maintenance contract for the HVAC System in the Premises, as well as for costs of repair, maintenance and reasonable wear and tear thereof as necessary in the reasonable judgment of Landlord, and a charge equal to $15.00 per hour, per unit for each hour outside of the hours of 7:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays that Tenant runs the HVAC System, all as Additional Rent, within ten (10) business days of receipt of billing therefor from Landlord.

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Alternatively, Landlord may, at its option, elect to have the HVAC System in the Premises maintained and repaired in common with other equipment in the Building. In such event, within ten (10) business days after receipt of billings therefor and as Additional Rent, Tenant shall pay its pro rata share of such maintenance and repair costs, which share shall be established in an equitable manner by Landlord based upon the relative tonnage provided to the Premises, compared to the total tonnage under contract, or some other reasonable and consistently applied means of allocation as selected by Landlord. Included in the charges to be allocated to Tenant shall be, without limitation, the maintenance contract for the HVAC System, any repairs and replacements not covered by the maintenance contract or any warranty or insurance, and reasonable and wear tear. Landlord shall have the option to have Tenant, at Tenant’s sole cost and expense, arrange for the maintenance contract for the HVAC System by a company reasonably approved by Landlord.
6.4    Interruption of Use. Subject to the provisions of Section 6.7 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service provided or otherwise made available to Tenant pursuant to this Article 6 (including, without limitation, telephone and telecommunication services), or for any diminution in the quality or quantity thereof and such failures or delays or diminution shall not be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises nor relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.
6.5    Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide the following Building services which may be required by Tenant: locksmithing and lamp replacement, provided that Tenant shall pay to Landlord Landlord’s commercially reasonable charge for such services. Charges for any service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis. Notwithstanding anything to the contrary set forth in this Lease, if Tenant fails to make payment for any such services within ten (10) business days of receipt of bills therefor, Landlord may discontinue any or all of such applicable services and such discontinuance shall not be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.
6.6    24 Hour Access. Tenant shall, subject to Landlord’s reasonable security requirements, Force Majeure, repairs and other de minimus interruptions (which Landlord shall use commercially reasonable efforts to minimize), have access to the Premises twenty-four (24) hours per day, seven (7) days per week.
6.7    Abatement. An “Abatement Event” shall be defined as an event that prevents Tenant from using the Premises or any portion thereof, as a result of any failure to provide utilities or services to the Premises, where (i) Tenant does not actually use the Premises or such portion thereof, and (ii) such event is caused by (A) the negligence or willful misconduct of Landlord, its agents, employees or contractors, or (B) Landlord’s exercise of its rights under Article 27 (other than pursuant to subsections (B) or (C) thereof). Tenant shall give Landlord and any mortgagee of Landlord (of whom Tenant is notified) notice (“Abatement Notice”) of any such Abatement Event, and if such Abatement Event continues beyond the “Eligibility Period” (as that term is defined below), then the Base Rent and Tenant’s Share of Operating Expenses, Insurance Expenses and/or Tax Expenses shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Operating Expenses, Insurance Expenses and/or Tax Expenses for the entire Premises shall be abated entirely for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Base Rent and Tenant’s Share of Operating Expenses, Insurance Expenses and/or Tax Expenses allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Notwithstanding anything to the contrary contained herein, if Landlord is diligently pursuing the restoration of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes as reasonably determined by Landlord, for example bringing in portable air conditioning or heating equipment, then there shall be no abatement of Base Rent or Tenant’s Share of Operating Expenses, Insurance Expenses and/or Tax Expenses. The term “Eligibility Period” shall mean a period of five (5) consecutive business days after Landlord’s and Landlord’s mortgagee’s (if applicable), receipt of the applicable Abatement Notice. Such right to abate Base Rent and Tenant’s Share of Operating Expenses, Insurance Expenses and/or Tax Expenses shall be Tenant’s sole remedy for an Abatement Event. This Section 6.5 shall not apply in case of damage to, or destruction of, the Premises or the Building, or any eminent domain proceedings which shall be governed by separate provisions of this Lease.

ARTICLE 7
REPAIRS

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7.1    Landlord Obligations. Landlord shall maintain the structural portions of the Building including the foundation, floor slabs, roof, curtain walls, columns, beams, shafts, stairs, parking areas, stairwells, plazas, pavement, sidewalks, curbs, entrances, landscaping, mechanical, electrical and telephone closets and all Common Areas and public areas and the HVAC System (collectively, “Building Structure”) and shall also maintain and repair the basic mechanical, electrical, life-safety and plumbing and sprinkler systems (collectively, “Building Systems”) all in good operating order and repair. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems and/or the Building to the extent required because of (i) Tenant’s use of all or a portion of the Premises for other than normal and customary corporate headquarter/research and development operations or (ii) action or inaction by Tenant or its agents, employees or contractors that has damaged the Building Structure and/or the Building Systems.

Notwithstanding any provision set forth in this Article 7 to the contrary, if Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord pursuant to the terms of this Lease and which if not performed will materially and adversely prevent Tenant from operating the permitted use set forth in Section 5.1 from the Premises and Landlord fails to provide such action within thirty (30) days after receipt of such notice, unless such repair would normally take longer (and Landlord has commenced said repair work within said thirty (30) day period), then provided that Tenant’s performance of such repair or maintenance will not void any applicable warranties covering such repair or maintenance, Tenant may proceed to take the required action upon delivery of an additional five (5) days notice to Landlord (which additional notice must clearly specify that Tenant is taking such required action), and if such action was required under the terms of this Lease to be taken by Landlord and was not taken or commenced by Landlord within such five (5) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s actual reasonable costs in taking such action. In the event Tenant takes such action, and such work will affect the Building Systems or the Building Structure, Tenant shall use only qualified contractors that normally and regularly performs similar work in buildings in the Carlsbad area. Within thirty (30) days after receipt of a reasonably particularized invoice from Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, Landlord shall reimburse Tenant the amount set forth in such invoice. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such reimbursement, but as Tenant’s sole remedy, Tenant may proceed to claim a default by Landlord under this Lease. Tenant agrees to indemnify and hold Landlord harmless from any injury, damage, claim or cause of action which results from Tenant’s performance of such repairs or maintenance.

7.2    Tenant’s Obligations. Except as provided as Landlord’s responsibility pursuant to this Article 7 above or elsewhere in this Lease, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition and free from all excessive wear and tear (including, without limitation, damage to or stains on floor coverings, damage, tears or marks on any walls or wall coverings, it being agreed that Landlord may elect in its reasonable discretion to make any necessary repairs in connection with and on Tenant’s behalf in which event Tenant shall reimburse Landlord for the reasonable costs of same) at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense but under the supervision and subject to the prior approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances not caused by Landlord or its employees; provided however, that, at Landlord’s option, if Tenant fails to make such repairs within thirty (30) days after written notice from Landlord (except in case of emergency no notice shall be required), Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Real Property and not to exceed five percent (5%) of Landlord’s actual out‑of‑pocket costs for such repair) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements within ten (10) business days after being billed for same. Further, Landlord shall have the right, at any time during the Lease Term, to give Tenant thirty (30) days’ prior written notice that Landlord shall assume the performance of any or all of Tenant's obligations under this Section 7.2 in lieu of Tenant's performance thereof and, in such event, (A) Tenant shall pay Landlord the reasonable out‑of‑pocket cost thereof, including a five percent (5%) administrative fee, within ten (10) business days after being billed for the same, and (B) Landlord shall have the right, at any time after sending such notice, to rescind such notice, in which case Tenant shall resume performing such obligations. Landlord may, but shall not be required to, upon at least twenty-four (24) hours’ prior notice to Tenant (except in the event of an emergency), enter the Premises at all reasonable times during normal business hours (with a Tenant escort if provided by Tenant at the time of such entry) to make such repairs, alterations, improvements and additions to the Premises or to the Real Property or to any equipment located in the Real Property as Landlord may be required or permitted to perform under this Lease or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect. Landlord represents that Landlord has taken or shall take the necessary steps to comply with what Landlord reasonably believes are the requirements of ADA in effect as of the date Landlord obtained permits to initially construct the Project as it pertains to the common areas

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within the Project. Operating Expenses shall not include any cost incurred by Landlord in connection with upgrading the Project to comply with the requirements of the ADA that were in effect as of the date Landlord obtained permits to initially construct the Project with respect to the base, shell and core of the Project only and that were in effect as of the date Landlord obtains the necessary building permits with respect to the Tenant Improvements to be constructed by Landlord as set forth in Exhibit C only, including penalties or damages incurred due to such noncompliance.

7.3    Water Sensors. Landlord, as part of the Tenant Improvements, shall install a Building-standard Leak Defense water leak sensor device designed to alert the Tenant on a twenty-four (24) hour seven (7) day per week basis if a water leak is occurring in the Premises (which water sensor device(s) located in the Premises shall be referred to herein as “Water Sensors”). The Water Sensors shall be installed on the incoming water line serving any areas in the Premises where water is utilized (such as sinks, faucets, water heaters, coffee machines, ice machines, water dispensers and water fountains), and in locations that may reasonably be designated from time to time by Landlord (the “Sensor Areas”). In connection with any Alterations (as defined in Section 8.1) affecting or relating to any Sensor Areas, Landlord may require Water Sensors to be installed or updated in Landlord's reasonable discretion. With respect to the installation of any such Water Sensors in connection with any Alterations, Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor reasonably designated by Landlord, and comply with all of the other provisions of Article 8 of this Lease. Tenant shall, at Tenant’s sole cost and expense, pursuant to Section 7.1 of this Lease keep any Water Sensors located in the Premises (whether installed by Tenant or someone else) in good working order, repair and condition at all times during the Lease Term and comply with all of the other provisions this Lease respecting the same. Notwithstanding any provision to the contrary contained herein, Landlord has neither an obligation to monitor, repair (provided, however, that Landlord shall assign to Tenant any warranties in connection with such Water Sensors installed as part of the Tenant Improvements) or otherwise maintain the Water Sensors, nor an obligation to respond to any alerts it may receive from Water Sensors or which may be generated from the Water Sensors. Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, provided that Landlord notified Tenant in writing at the time Landlord approved of the applicable Alterations that the Water Sensors would be required to be removed at the end of the Lease Term, Tenant, at Tenant's sole cost and expense, shall remove all such Water Sensors installed by Tenant, and repair any damage caused by such removal; provided, however, if Landlord did not so require the Tenant to remove the Water Sensors as contemplated by the foregoing, then Tenant shall leave the Water Sensors in place together with all necessary user information such that the same may be used by a future occupant of the Premises (e.g., the water sensors shall be unblocked and ready for use by a third-party). If Tenant is required to remove the Water Sensors pursuant to the foregoing and Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Water Sensors, Landlord may do so and may charge the cost thereof to Tenant.

ARTICLE 8

ADDITIONS AND ALTERATIONS
8.1    Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall (1) be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and (2) include (A) a complete set of plans and specifications for the Alterations, including MEP drawings, and (B) a copy of Tenant’s general contractor’s certificate of insurance, evidencing such contractor’s insurance in the amounts required under this Lease of Tenant and the additional insureds named on such insurance, which additional insureds shall be all parties Tenant is required to name as additional insureds on its insurance policies under this Lease. Landlord shall not unreasonably withhold, condition or delay its consent to any Alterations. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the finish work in the Premises (e.g., carpet and paint), without Landlord’s consent, provided that the aggregate cost of any such changes does not exceed $100,000.00 in any twelve (12) month period, and such changes do not require any structural or other substantial modifications to the Premises, do not require the demolition or construction of demising walls, do not require any changes to, or adversely affect, the Systems and Equipment, and do not affect the exterior appearance of the Building. Tenant shall give Landlord at least thirty (30) days prior notice of such cosmetic changes, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria contained in this Section 8.1. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.
8.2    Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord may reasonably require, including, but not limited to, the requirement that Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord. In any event, a contractor of Landlord’s selection (provided the fees charged by such contractors shall be competitive with those charged by other similarly qualified and reputable contractors doing business in the vicinity of the Building) shall perform all mechanical, electrical, plumbing, life-safety, sprinkler, structural, and HVAC work and such work shall be performed at Tenant’s sole cost. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and

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regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the appropriate governmental authorities (a copy of which shall be provided by Tenant to Landlord when issued), in conformance with Landlord’s reasonable and non‑discriminatory construction rules and regulations. In addition, Tenant hereby acknowledges that Landlord has established specifications (the “Building Standards”) for the Building standard components to be used in the construction of the any Alterations (including, the initial Tenant Improvements), which Building Standard are attached hereto as Exhibit I and incorporated herein by this reference. The quality of Alterations (including, the initial Tenant Improvements) shall be equal to or of greater quality than the quality of the Building Standards. Landlord may make reasonable and non‑discriminatory changes to the Building Standards upon thirty (30) days’ prior written notice to Tenant. Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to unreasonably obstruct access to the Building or the Common Areas for any other tenant of the Building, and as not to unreasonably obstruct the business of Landlord or other tenants in the Building or unreasonably interfere with the labor force working in the Building and/or Real Property. Upon completion of any Alterations (other than strictly cosmetic changes), Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a (i) reproducible copy of the “as built” drawings of the Alterations, and (ii) copies of any permit cards, contractor or material warranties and/or any maintenance or ownership manuals relating to the Alterations in CAD format.
8.3    Payment for Improvements. In the event Tenant orders any Alteration or repair work directly from Landlord, and if Landlord elects to perform such work on Tenant’s behalf, the charges for such work shall be deemed Additional Rent under this Lease, payable within ten (10) business days after billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord’s option. Upon completion of work performed by Tenant, Tenant shall deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials. Whether or not Tenant orders any work directly from Landlord (other than strictly cosmetic changes), Tenant shall pay to Landlord an amount equal to five percent (5%) of the hard and soft costs of such work.
8.4    Intentionally Omitted.
8.5    Landlord’s Property. Except as otherwise expressly provided in this Lease, all Alterations, improvements and fixtures which may be installed or placed in or about the Premises (exclusive of Tenant’s furniture, trade fixtures, signs, equipment and personal property, which shall not become the property of Landlord), and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall, upon the expiration or earlier termination of this Lease, become the property of Landlord. Furthermore Landlord may, by written notice to Tenant at the time of Tenant’s request for consent to such Alterations (provided Tenant requests the Landlord make such a determination at the time of Tenant request for consent), require Tenant at Tenant’s expense to remove such Alterations and to repair any damage to the Premises and Building caused by such removal prior to the expiration or earlier termination of this Lease. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant which cost shall be paid by Tenant within ten (10) business days after demand therefor and which obligation shall expressly survive the expiration or earlier termination of this Lease.
8.6    Security System. Tenant shall be entitled to install, at Tenant’s sole cost and expense, a separate security system for the Premises as an Alteration or as a part of the Tenant Improvements; provided, however, that (i) the plans and specifications for any such system shall be subject to Landlord’s reasonable approval, (ii) any such system must be compatible with the existing systems of the Building, (iii) Tenant’s obligation to indemnify, defend and hold Landlord harmless as provided in, and subject to, Section 10.1 below shall also apply to Tenant’s use and operation of any such system, and (iv) the installation of such system shall otherwise be subject to the terms and conditions of this Article 8. Tenant shall at all times provide Landlord with a contact person who can disarm the security system and who is familiar with the functions of the alarm system in the event of a malfunction, and Tenant shall provide Landlord with the alarm codes or other necessary information required to disarm the alarm system in the event Landlord must enter the Premises.

ARTICLE 9

COVENANT AGAINST LIENS
Notwithstanding anything in this Lease to the contrary, if any liens of mechanics or materialmen or others are placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises (other than in connection with

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the Tenant Improvements), and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be promptly released and removed of record. Landlord shall have the right at all times to post and keep posted on the Premises any reasonable notice which it deems necessary for protection from such liens. Notwithstanding anything to the contrary set forth in this Lease, in the event that such a lien (other than a lien created in the course of the construction of Tenant Improvements by Landlord which shall be the obligation of Landlord to remove) is not released and removed within twenty (20) days after the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all actual, out‑of‑pocket sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within ten (10) business days after written demand therefor, along with copies of all applicable invoices.
ARTICLE 10

INSURANCE
10.1    Indemnification and Waiver. To the extent not prohibited by law, Landlord, its lender, its members, their partners and all of their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, unless such damage was caused by the gross negligence or willful misconduct of Landlord or any of the Landlord Parties. Subject to the terms of Section 10.5 and except to the extent such matter is attributable to the gross negligence or willful misconduct of Landlord or any of the Landlord Parties, Landlord shall not be liable to Tenant or Tenant’s employees, agents or invitees for: (a) any damage to property of Tenant, or of others, located in, on or about the Premises; nor for (b) the loss of or damage to any property of Tenant or of others by theft or otherwise; (c) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, mold, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature; or (d) any such damage caused by other tenants or persons in the Premises, occupants of adjacent property of the Real Property, or the public, or caused by operations in construction of any private, public or quasi-public work. Tenant shall indemnify, defend, protect, and hold harmless Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from Tenant’s occupancy or use of the Premises or any cause on or about the Premises, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of any of the Landlord Parties. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.
10.2    Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises (including the construction of the Tenant Improvements or any Alterations) causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase within ten (10) business days after written demand therefor, along with a statement from the applicable insurer stating the amount of the increase attributable to Tenant’s conduct or use. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.
10.3    Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.
10.3.1    Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$3,000,000 each occurrence $3,000,000 annual aggregate
Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate 0% Insured’s participation
Notwithstanding the foregoing, such insurance may be furnished by Tenant under a blanket policy so long as and provided such policy: (a) strictly complies with all other terms and conditions contained in this Lease, (b) contains an endorsement that identifies with specificity the particular address of the Premises as being covered under the blanket policy, (c) provides a minimum guaranteed coverage amount of $3,000,000.00 per occurrence for the Premises, and (d) expressly waives any prorata distribution requirement contained in Tenant’s blanket policy covering the Premises.
10.3.2    Cause of Loss-Special Form Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed

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above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant’s request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on an “special causes of loss” basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.
10.3.3    Loss of income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.
10.4    Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All insurance shall (i) be issued by responsible insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial size category rating of not less than “VIII” in the most current Best’s Insurance Report; and (ii) not have a deductible amount exceeding Twenty-Five Thousand Dollars ($25,000.00), which deductible amount shall be deemed self-insured with full waiver of subrogation. Tenant shall notify Landlord at least ten (10) days prior to the cancellation of any such insurance. In addition, the insurance described in Section 10.3.1 above shall (a) name Landlord, and any other party specified by Landlord, as an additional insured; (b) specifically cover the liability assumed by Tenant under this Lease including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (c) be primary insurance as to all claims thereunder and provide that any insurance required by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (d) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver all certificates of insurance to Landlord concurrent with Tenant’s execution of this Lease and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such certificates within ten (10) days of a written request from Landlord to do so, Landlord may give Tenant written notice of such failure and five (5) days to cure. If such failure is not cured prior to the expiration of such five (5) day‑period, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) business days after delivery to Tenant of bills therefor.
10.5    Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage and loss of income and extra expense insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained or are required to be contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to the extent such loss or damage is insurable under such policies of insurance. The foregoing waiver shall also apply to any deductible amounts or self-insured retentions.
10.6    Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, provided such amounts and types of insurance are then customarily required by other institutional‑quality landlords of other buildings similar to the Building in Carlsbad, California, unless required by Landlord’s lender.
ARTICLE 11

DAMAGE AND DESTRUCTION
11.1    Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas of the Real Property serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall use good faith efforts, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, to restore the base, shell, and core of the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Real Property, or the lessor of a ground or underlying lease with respect to the Real Property and/or the Building, or any other modifications to the Common Areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Sections 10.3.2(ii) and (iii) of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises to substantially the same condition as existed prior to such injury or damage; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such

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improvement work. Such submittal of plans and construction of improvements shall be performed in substantial compliance with the terms of the Tenant Work Letter and the Building Standards as though such construction of improvements were the initial construction of the Tenant Improvements. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent any material portion of the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; however, if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Landlord shall allow such proportionate abatement of Rent only if and to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses.
11.2    Landlord’s Option Not to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead, provided Landlord terminates the leases of all other tenants of the Building under whose leases Landlord has an exercisable termination right, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord learns of the necessity for repairs as the result of damage, such notice to include a termination date giving Tenant not less than thirty (30) days nor more than ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days after the date Landlord learns of the necessity for repairs as the result of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies.
Within sixty (60) days after the date Landlord learns of the necessity for repairs as a result of damage to the Premises or Common Areas necessary to Tenant’s occupancy of the Premises, Landlord shall notify Tenant (the “Damage Repair Estimate”) of Landlord’s estimated assessment of the period of time in which the repairs will be completed, which assessment shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repairs of high-rise office buildings. If Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the Damage Repair Estimate indicates that repairs cannot be completed within one hundred eighty (180) days after being commenced, Tenant may elect, not later than thirty (30) days after Tenant’s receipt of the Damage Repair Estimate, to terminate this Lease by written notice to Landlord effective as of the date Landlord receives such notice.
11.3    Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.
11.4    Damage Near End of Term. In the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other of the exercise of such option within sixty (60) days after Landlord or Tenant, as the case may be, learns of the necessity for repairs as the result of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.
ARTICLE 12
NONWAIVER
No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by Landlord or Tenant of any provision of this Lease may only be in writing, and no waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder.
ARTICLE 13

CONDEMNATION

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13.1    Permanent Taking. If the whole or any substantial part of the Premises or Real Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority, and if Landlord reasonably determines that any such taking will require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon not less than thirty (30) nor more than ninety (90) days’ notice, provided such notice is given no later than sixty (60) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than thirty (30) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, for moving expenses, and for loss of goodwill, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.
13.2    Temporary Taking. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the number of square feet of the Premises taken bears to the total number of square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking except for any award made expressly applicable to interruption of Tenant’s business, or the taking or use of Tenant’s personal property.
ARTICLE 14

ASSIGNMENT AND SUBLETTING
14.1    Transfers. Tenant shall not, without the prior written consent (except as otherwise provided in Section 14.7 below) of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees and visitors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than sixty (60) days after the date of delivery of the Transfer Notice; (ii) a description of the portion of the Premises to be transferred (the “Subject Space”); (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the “Transfer Premium,” as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer; (iv) financial statements of the proposed Transferee (including, without limitation, such Transferee’s most recent three (3) years’ audited financial statements or if audited financial statements are not available, financial statements certified by the Proposed Transferee); and (v) any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s review and processing fees (not to exceed Two Thousand Dollars ($2,000.00) per Transfer), as well as any reasonable out‑of‑pocket legal fees incurred by Landlord in connection with any proposed Transfer, within ten (10) business days after written request by Landlord.
14.2    Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:
14.2.1    The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Real Property;
14.2.2    The proposed Transferee intends to use the Subject Space for purposes which are not permitted under any then existing lease for any portion of the Real Property;
14.2.3    The proposed Transferee is either a governmental agency or instrumentality thereof;

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14.2.4    The Transfer will result in a number of occupants within the Subject Space exceeding governmental laws, rules, codes or regulations;
14.2.5    The proposed Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Transfer on the date consent is requested;
14.2.6    The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Real Property a right to cancel its lease;
14.2.7    Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Real Property at the time of the request for consent and Landlord has space available to accommodate the proposed Transferee’s needs, or (ii) is negotiating with Landlord to lease space in the Real Property at such time;
14.2.8    The proposed Transferee intends to use the Subject Space for any school, educational purposes or a fitness center;
14.2.9    The Transferee’s use of the Premises will cause an increase in Operating Expenses, Tax Expenses or Insurance Expenses; or
14.2.10    Landlord determines in its reasonable discretion that the Transfer shall negatively impact the Premises or Landlord’s interests therein.
If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within three (3) months after Landlord’s consent, but not later than the expiration of said three-month period, enter into such Transfer of the Premises or portion thereof, upon the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Article 14, Tenant’s and such Transferee’s only remedies shall be to seek a declaratory judgment and/or injunctive relief and the recovery of fees and costs pursuant to Section 29.21 below, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee waives all other remedies against Landlord, including without limitation, the right to seek monetary damages or to terminate this Lease.
14.3    Transfer Premium.
14.3.1    Definition of Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, actually received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable (in lieu of or in addition to rent, but after deducting any abated rent) by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions and marketing costs in connection with the Transfer, and (iii) reasonable attorneys’ fees incurred by Tenant in connection with the Transfer (collectively, the “Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. If part of the Transfer Premium shall be payable by the Transferee other than in cash, Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.
14.3.2    Payment of Transfer Premiums. The determination of the amount of the Transfer Premium shall be made on an annual basis in accordance with the terms of this Section 14.3.2, but an estimate of the amount of the Transfer Premium shall be made each month and one-twelfth of such estimated amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder (but not earlier than ten (10) business days after delivery of such determination), subject to an annual reconciliation on each anniversary date of the Transfer. For purposes of calculating the Transfer Premium on an annual basis, Tenant’s Subleasing Costs shall be deemed to be offset against the first rent, additional rent or other consideration payable by the Transferee, until such Subleasing Costs are exhausted.
14.4    Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space; provided, however, in the case of a subletting, Landlord may not exercise such recapture right unless the term of the subletting is for all or substantially all of the remaining Lease Term. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in

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the Transfer Notice as the effective date of the proposed Transfer. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of square feet retained by Tenant in proportion to the number of square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to the other provisions of this Article 14. The provisions of this Section 14.4 shall not apply to any Transfer to an Affiliate.
Notwithstanding the foregoing, if Landlord elects to recapture the Subject Space, Tenant may, within fifteen (15) days after Tenant’s receipt of Landlord’s notice thereof, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed Transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect as to the portion of the Premises that was the subject of the Transfer. Tenant’s failure to so notify Landlord in writing within said fifteen (15) day period shall be deemed to constitute Tenant’s election to allow Landlord to recapture the Subject Space.
14.5    Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; (iv) Tenant shall furnish upon Landlord’s request a complete statement of any Transfer Premium Tenant has derived and shall derive from such Transfer; and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times, upon thirty (30) days’ prior written notice to Tenant, to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit.
14.6    Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than forty-nine percent (49%) of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of forty-nine percent (49%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of percent (49%) of the value of the unencumbered assets of Tenant within a twelve (12) month period. Notwithstanding the foregoing, so long as Maxlinear, Inc., or an Affiliate thereof, is the Tenant under this Lease, a transfer of any equity investment or interest in Tenant by any entity or individual holding or owning an interest in Tenant, or any public offering by Tenant, will not constitute an assignment, transfer, mortgage or encumbrance, and shall not require the consent of Landlord.
14.7    Non-Transfers. The term “Affiliate” shall mean (i) any entity that is controlled by, controls or is under common control with, Tenant or (ii) any entity that merges with, is acquired by, or acquired Tenant through the purchase of stock or assets and where the net worth of the surviving entity as of the date of such transaction is completed is not less than that of Tenant immediately prior to the transaction calculated under generally accepted accounting principles. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to an Affiliate, shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. An assignee of Tenant’s entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as an “Affiliated Assignee.” “Control,” as used in this Section 14.7, shall mean the ownership, directly or indirectly, of greater than twenty-five percent (25%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than twenty-five percent (25%) of the voting interest in, an entity.
ARTICLE 15
SURRENDER OF PREMISES; OWNERSHIP
AND REMOVAL OF TRADE FIXTURES
15.1    Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual

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termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.
15.2    Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty, condemnation and repairs which are specifically made the responsibility of Landlord hereunder excepted. Prior to such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and Tenant shall repair at its own expense all damage to the Premises (other than reasonable wear and tear) and Building resulting from such removal, which repair shall include steam cleaning the carpet in the Premises, unless Landlord notifies Tenant in writing that Landlord will perform all or any portion of such removal or repair on Tenant’s behalf and at Tenant’s sole cost and expense (plus a five percent (5%) administrative fee), in which case, at Landlord’s election, either (i) Landlord shall be reimbursed for such costs out of the Security Deposit, or (ii) Tenant shall pay to Landlord the estimated cost for such removal and/or repair within five (5) days of Landlord’s demand and, upon completion of such removal and/or repair, Tenant shall pay to Landlord any difference between the actual cost for such removal and/or repair and the estimated cost previously paid to Landlord within five (5) days of Landlord’s demand. The foregoing payment obligation shall survive the expiration of this Lease.
ARTICLE 16

HOLDING OVER
If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be at sufferance only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease for the first two (2) months of such holdover; thereafter, Base Rent shall be payable at a monthly rate equal to twice the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
ARTICLE 17

ESTOPPEL CERTIFICATES
Within ten (10) business days following a request in writing by Landlord or Landlord’s mortgagee, Tenant shall execute and deliver to Landlord or Landlord’s mortgagee, as the case may be, an estoppel certificate (and if required by Landlord or Landlord’s mortgagee, have such signature acknowledged), which, as submitted by Landlord or Landlord’s mortgagee, as the case may be, shall be substantially in the form of Exhibit F, attached hereto, (or such other commercially reasonable form as may be required by Landlord’s mortgagee or any prospective mortgagee or purchaser of the Real Property, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other commercially reasonable instruments may be reasonably required for such purposes. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a default by Tenant under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution. Additionally, Tenant hereby recognizes that its failure to return such certificate in the time period specified above is likely to cause Landlord to incur costs, expenses and damages, the exact amount of which will be extremely difficult to ascertain, and thus, in addition to its other rights and remedies under this Lease, Landlord may, if Tenant fails to deliver such certificate within the time period specified above, assess Tenant a late fee of $500 per day to cover such costs and expenses, which the parties agree is a reasonable estimate thereof, and Tenant agrees to indemnify Landlord for any and all losses and damages Landlord may incur due to such failure.
ARTICLE 18

SUBORDINATION
This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property, the CC&R’s and the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the

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Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord’s delivery to Tenant of commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s obligations under this Article 18. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases including, without limitation, a Subordination, Nondisturbance and Attornment Agreement in such form substantially similar to Exhibit H attached hereto, or as may otherwise be reasonably required by Landlord’s mortgagee. Subject to Tenant’s receipt of the non-disturbance agreement(s) described above, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. If requested, Tenant shall execute and deliver a commercially reasonable instrument or instruments confirming its attornment as provided for herein; provided, however, that no such beneficiary or successor-in-interest shall be bound by any payment of Base Rent for more than one (1) month in advance, or any amendment or modification of this Lease made without the express written consent of such beneficiary where such consent is required under applicable loan documents. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to timely do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit H attached hereto and made a part hereof. Tenant’s failure to execute such documents within ten (10) business days after written demand shall constitute, at Landlord’s option, a default by Tenant under this Lease. Additionally, Tenant hereby recognizes that its failure to return such documents in the time period specified above is likely to cause Landlord to incur costs, expenses and damages, the exact amount of which will be extremely difficult to ascertain, and thus, in addition to its other rights and remedies under this Lease, Landlord may, if Tenant fails to deliver such documents within the time period specified above, a late fee of $500 per day to cover such costs and expenses, which the parties agree is a reasonable estimate thereof, and Tenant agrees to indemnify Landlord for any and all losses and damages Landlord may incur due to such failure.
Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement (“SNDA”) from the current lender of the Building in a form reasonably acceptable to Landlord and Tenant. Tenant shall be responsible for all review, processing and any other fees charged by Landlord’s lender in connection with the SNDA.
ARTICLE 19

DEFAULTS; REMEDIES
19.1    Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:
19.1.1    Any failure by Tenant to pay any installment of Base Rent or any installment of the Estimate due under Section 4.3.3 above (each, an “Estimate Payment”), or any part thereof, within three (3) calendar days after notice that the same is due or payable hereunder or any failure by Tenant to pay any Rent (other than Base Rent or the Estimate Payment) within five (5) business days after notice that the same is due or payable hereunder; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor of law; or
19.1.2    Except as provided in Section 19.1.1 above and Section 19.1.3 below, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default; or
19.1.3    Tenant’s failure to observe or perform any of the provisions specified in Articles 5, 17 or 18 above within three (3) calendar days after notice from Landlord; provided, however, that any such notice shall be in lieu of, and not in addition, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

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19.1.4    Tenant’s failure to occupy the Premises within ten (10) business days after the date of Substantial Completion (as defined in Exhibit C); or
19.1.5    Abandonment or vacation of more than fifty percent (50%) of the area of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for ten (10) business days or longer while in default of any provision of this Lease, and “vacation” is herein defined to mean the cessation of use of substantially all of the Premises by Tenant for its normal business operations for a period of ten (10) or more consecutive days); or
19.2    Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1    Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:
(i)    The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(ii)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iv)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and
(v)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
19.2.2    Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.3    Sublessees of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.4    Form of Payment After Default. Following the occurrence of an event of a second default (as described in Section 19.1) by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution reasonably acceptable to Landlord, notwithstanding any prior practice of accepting payments in any different form. ***
19.5    Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed

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or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.
19.6    Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.
19.7    Landlord Default. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; (c) Tenant’s rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant’s rights or remedies; and (d) Landlord will not be liable for any consequential damages.
ARTICLE 20

COVENANT OF QUIET ENJOYMENT
Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
ARTICLE 21

SECURITY DEPOSIT
21.1    Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within thirty (30) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and any and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 above, and all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon termination of this Lease under Section 1951.2 of the California Civil Code and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.
ARTICLE 22

INTENTIONALLY OMITTED
ARTICLE 23

SIGNS

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23.1    In General. Tenant shall be entitled, at Tenant’s sole cost and expense, to Building-standard identification signage outside of Tenant’s Premises. The location, quality, design, style, and size of such signage shall subject to Landlord’s prior approval.
23.2    Exterior Building Signage. Subject to this Section 23.2 and provided that Tenant is not in default hereunder after any applicable notice and cure period, Tenant shall be entitled to install, at its sole cost and expense, one (1) building top sign on the exterior of the Building facing El Camino Real identifying the name of Tenant (the, “Signage”). Within six (6) months of the Lease Commencement Date, Tenant shall notify Landlord, in writing, as to whether or not Tenant will install the Signage in accordance with the provisions of this Section 23.2. Tenant’s failure to deliver such notice within such six (6) month period shall be deemed to be Tenant’s election not to install the Signage. If Tenant elects (or is deemed to have elected) not to install the Signage, the rights described in this Section 23.2 shall terminate and be of no further force and effect. The exact position of the Signage shall be designated by Landlord. The graphics, materials, size, color, design, lettering, lighting (if any) and specifications of the Signage (collectively, the “Signage Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, the Signage and all Signage Specifications therefor shall be subject to Tenant’s receipt of all required governmental permits and approvals, shall be subject to all applicable governmental laws and ordinances and the CC&R’s affecting the Real Property. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of the Signage and/or the Signage Specifications therefor, Landlord has made no representations or warranty to Tenant with respect to the probability of obtaining such approvals and permits. In the event Tenant does not receive the necessary permits and approvals for the Signage, Tenant’s and Landlord’s rights and obligations under the remaining provisions of this Lease shall not be affected. The cost of installation of the Signage, as well as all costs of design and construction of such Signage and all other costs associated with such Signage, including, without limitation, permits, maintenance and repair, shall be the sole responsibility of Tenant. The rights to the Signage shall be personal to the Original Tenant, any Affiliated Assignee, or any other Transferee of Tenant’s entire interest in this Lease in connection with a Transfer of this Lease to which Landlord consents pursuant to Article 14 above and may not otherwise be transferred. Should the Signage require maintenance or repairs as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord at Tenant’s sole cost and expense. Should Tenant fail to perform such maintenance and repairs within the period described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant, as Additional Rent, for the cost of such work. Upon the expiration or earlier termination of this Lease, Tenant shall cause any damage resulting from such removal to be repaired. If Tenant fails to remove the Signage and to repair the Building as provided in the immediately preceding sentence within thirty (30) days following the expiration or early termination of this Lease, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within ten (10) business days after Tenant’s receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.
Should the name of the Original Tenant change, or should this Lease be assigned to an Affiliated Assignee, then the Signage may be modified at Tenant’s sole cost and expense to reflect the new name, provided that the new name is reasonably acceptable to Landlord, and without limiting other reasonable grounds for which Landlord may disapprove the new name, Landlord may disapprove the new name if it (i) relates to an entity that is of a character or reputation, or associated with a political orientation or a faction, that is inconsistent with the quality of the Building or would otherwise reasonably offend an institutional landlord of an office project comparable to the Building, taking into consideration the level and visibility of such signage or (ii) causes Landlord to be in default under any lease or license with another tenant of the Real Property.
23.3    Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as provided in this Article 23, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole discretion.
ARTICLE 24

COMPLIANCE WITH LAW
24.1    Tenant’s Obligations. Tenant shall not do anything or knowingly permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement (collectively, “Laws”), any provisions set forth in the CC&R’s now in force or which may hereafter be enacted or promulgated, or any code, ordinances and requirements of any fire insurance underwriters or rating bureaus now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures; however, the making of structural changes or changes to the Building’s life safety system shall be made in accordance with Section 24.2 below, provided however, for any such changes that are required due to a breach of any of Tenant’s obligations hereunder, Tenant shall reimburse Landlord for such expense as Additional Rent within thirty (30) days following receipt of an invoice therefore and Tenant shall pay all out-of-pocket fees, costs, expenses, fines, penalties and damages imposed upon Landlord by reason of or arising

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out of Tenant’s failure to fully and promptly comply with and observe the provision of this Section 24. Where Tenant’s compliance as required by this Section 24 necessitates action by Tenant for which this Lease requires Landlord’s consent, Tenant shall obtain such consent before taking such actions. Tenant shall, within ten (10) business days after receipt of Landlord’s written request, provide Landlord with copies of all permits and other documents, and other information specifically requested by Landlord evidencing Tenant’s compliance with any applicable laws or requirements specified by Landlord, and shall promptly upon receipt of written notice by Tenant, notify Landlord in writing (and immediately provide to Landlord copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any applicable laws or requirements. Tenant shall use reasonable efforts to cause its employees and invitees to comply with Laws.
24.2    Landlord’s Obligations. Landlord warrants that, as of Landlord’s delivery of the Premises to Tenant, the Tenant Improvements shall be in compliance with all laws applicable thereto as of the issuance of the building permits therefor, and Landlord shall, at its sole cost and expense and as Tenant’s sole remedy, promptly correct any breach of such warranty promptly following receipt of written notice thereof from Tenant. Landlord shall be responsible, as part of Operating Expenses to the extent permitted under Article 4 above, for making all alterations to the following portions of the Premises and Building required by Laws: (i) structural portions of the Premises but not including any Alterations installed by or at the request of Tenant, (ii) all Building systems, equipment and appurtenances located within the Premises except those serving the Premises exclusively, and (iii) those portions of the Building located outside the Premises; provided, however, Landlord shall not be responsible for the costs incurred to make alterations to any such portions of the Premises and Building described in clause (i), (ii) or (iii) above to the extent such alterations are necessary due to the installation of Alterations to the Premises by or at the request of Tenant or as a result of Tenant’s particular use of the Premises and Tenant shall, within thirty (30) days of Tenant’s receipt of Landlord’s invoice therefor, reimburse Landlord for all such costs. Except for Landlord’s obligations described in the immediately preceding sentence and elsewhere in this Lease, and subject to Section 24.1 above, Tenant shall, at its sole cost and expense, be responsible for compliance with all Laws affecting the Premises, including the making of all required alterations thereto. As of the date of this Lease, the Premises and Real Property have not been inspected by a Certified Access Specialist. Tenant hereby acknowledges that Landlord has certain energy usage disclosure requirements under California law and, in connection therewith, Tenant agrees (i) to cooperate with Landlord, as reasonably necessary, in connection with Landlord’s compliance with such requirements, and (ii) that all out-of-pocket costs incurred by Landlord in connection with such compliance may be included in Operating Expenses.
ARTICLE 25

LATE CHARGES
If any installment of Base Rent or the Estimate Payment any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within three (3) days after said amount is due or if any other Rent payment shall not be received by Landlord or Landlord’s designee within five (5) business days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys’ and processing and service fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall thereafter bear interest until paid at a rate equal to the greater of (i) the prime rate established from time to time by Wells Fargo Bank (or if Wells Fargo ceases to exist or to publish such a rate, then the rate published by the largest federally chartered banking institution with a branch in California) plus five percent (5%) per annum, and (ii) nine percent (9%) per annum, provided that in no case shall such rate be higher than the highest rate permitted by applicable law. Notwithstanding the foregoing, Tenant shall not be obligated to pay the foregoing late charge and interest charge for the first (1st) failure to timely pay any sum required to be paid under this Lease so long as Tenant pays such overdue sum within ten (10) days of Landlord's demand for the same.
ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT
If Tenant shall fail to perform any of its obligations under this Lease, within the time periods for performance required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant’s part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within ten (10) business days after the delivery by Landlord to Tenant of statement therefore, an amount equal to the reasonable, out-of-pocket expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of this Article 26.
ARTICLE 27

ENTRY BY LANDLORD

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Landlord reserves the right at all reasonable times during normal business hours and upon twenty-four (24) hours’ prior notice to the Tenant, with a Tenant escort if provided by Tenant at the time of such entry, to enter the Premises to (i) inspect them; (ii) show the Premises to an existing mortgagee, prospective purchasers or mortgagees, or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Landlord also reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Premises during any time Tenant is in default under the Lease and/or during the last nine (9) months of the Lease Term (or during the last nine (9) months of the Option Term) to show the Premises to prospective tenants. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except for damage to Tenant's personal property, furniture and equipment or injury to persons caused by Landlord's negligence or willful misconduct while exercising its rights under this Article 27, but subject to the waivers set forth in Section 10.5 above. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant (in which case Landlord shall not provide janitorial service to such secure areas). In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business in connection with any such entry.
ARTICLE 28

TENANT PARKING
Provided Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant shall be entitled to rent, on a monthly basis throughout the Lease Term, the number of parking passes set forth in Section 11 of the Summary to park standard sized vehicles in the Parking Facilities. Tenant shall pay to Landlord for parking passes on a monthly basis the prevailing rate charged by Landlord for such parking passes; provided Tenant shall not be charged for such parking passes during the initial Lease Term or the Option Term. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all Rules and Regulations which are prescribed from time to time for the orderly operation and use of the Parking Facilities and upon Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such Rules and Regulations. Landlord specifically reserves the right to (i) change the size, configuration, design, layout, location and all other aspects of the Parking Facilities, provided that (1) unless required to comply with applicable Laws, (A) the number of parking spaces does not decrease, and (B) the distance of such parking spaces form the Premises does not materially increase, and/or (2) unless permitted under applicable law, the size of such parking spaces does not decrease, and/or (ii) perform repairs to the Parking Facilities, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Parking Facilities, or relocate Tenant’s parking passes to other parking structures and/or surface parking areas within a reasonable distance of the Premises, for purposes of permitting or facilitating any such construction, alteration, improvements or repairs with respect to the Parking Facilities or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property; provided, however, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s or its employees’ or invitees’ use of the Parking Facilities or ingress or egress to the Premises or the adjacent public streets from the Parking Facilities. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord and such owner. The parking rates charged by Landlord for Tenant’s parking passes (if applicable) shall be exclusive of any parking tax or other charges imposed by governmental authorities in connection with the use of such parking, which taxes and/or charges shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges concurrently with its payment of the parking rates described herein.
ARTICLE 29

MISCELLANEOUS PROVISIONS
29.1    Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.
29.2    Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

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29.3    No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time the light or view from the Premises is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Real Property, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.
29.4    Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Real Property require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) business days following the request therefor.
29.5    Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, and the transferee’s written assumption of all future rights and obligations of Landlord under this Lease and the transfer of the Security Deposit form Landlord to such transferee, Landlord shall automatically be released from all remaining liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer.
29.6    Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Tenant shall not do any act which may encumber the title of Landlord.
29.7    Identification of Tenant.
29.7.1    Multiple Entities. If Tenant constitutes more than one person or entity, (i) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (ii) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally, and (iii) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.
29.7.2    Partnership Tenant. If Tenant is a partnership or if Tenant’s interest in this Lease shall be assigned to a partnership pursuant to Article 14 above (any such partnership of Tenant or such assignee to be referred to herein as “Partnership Tenant”), the following provisions of this Lease shall apply to such Partnership Tenant:
(i)    The liability of each of the parties comprising Partnership Tenant shall be joint and several.
(ii)    Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and by notices, demands, requests or other communication which may be given by Landlord to Tenant under this Lease.
(iii)    Any bills, statements, notices, demands, requests or other communications given to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.
(iv)    If Partnership Tenant admits new general partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.
(v)    Partnership Tenant shall give prompt notice to Landlord of the admission of any such new general partners, and, upon demand of Landlord, shall cause each such new general partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new general partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (iv) of this Section 29.7.2 above nor relieve any such new partner of its obligations thereunder).
29.8    Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
29.9    Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of

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Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.
29.10    Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
29.11    Time of Essence. Time is of the essence of this Lease and each of its provisions.
29.12    Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
29.13    No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, on the same level or on the same basis, except for any representations which are expressly provided in this Lease.
29.14    Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the equity interest of Landlord in the Building and the rents and profits thereof, or (b) the equity interest Landlord would have in the Building if the Building was encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord) and the rents and profits thereof, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.
29.15    Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein.
29.16    Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Real Property as Landlord in the exercise of its sole business judgment shall determine. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Real Property.
29.17    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, acts of war and terrorist attacks, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the “Force Majeure”), except with respect to the obligations imposed with regard to Rent and other charges to be paid pursuant to this Lease, notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.
29.18    Waiver of Redemption By Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the premises after any termination of this Lease.
29.19    Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, nationally recognized courier service (e.g., Federal Express) for next-day delivery or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date two (2) business days after it is mailed as provided in this Section 29.19 or upon the date personal delivery or next day courier delivery is made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms

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of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.
29.20    Authority. If Tenant is a corporation, limited liability company or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.
29.21    Attorneys’ Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.
29.22    Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.
29.23    Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
29.24    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. Landlord shall pay Landlord’s broker specified in the Lease Summary a commission pursuant to a separate written agreement.
29.25    Intentionally Omitted.
29.26    Building and Real Property Name and Signage. Landlord shall have the right at any time to change the name of the Building and/or the Real Property and to install, affix and maintain any and all signs on the exterior and on the interior of the Building and/or Real Property as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Building and/or Real Property or use pictures or illustrations of the Building and/or Real Property in advertising or other publicity, without the prior written consent of Landlord.
29.27    Transportation Management. Tenant shall fully comply with all reasonable and non-discriminatory present or future programs intended to manage parking, transportation or traffic in and around the Building and/or Real Property, provided that such programs do not materially prejudice Tenant or its operations.
29.28    Health and Safety. If at any time during the Lease Term it is determined by competent authority of any governmental entity having jurisdiction over the Premises, the Real Property, or any portion thereof, that any material, substance, equipment or system must be installed in or removed from the Premises, the Real Property or any portion thereof, in order to protect or maintain the health or safety of those entering upon or working within the Premises, the Real Property or any portion thereof, then Landlord may make such installation or removal and if so, the cost (amortized over its reasonable life) of such installation or removal shall be included in Operating Expenses, unless such installation or removal requirement is triggered by Tenant’s specific use or alterations of the Premises, and/or the neglect, fault or default of Tenant, its agents, employees, customers or contractors (in which case Tenant shall be solely responsible for same at Tenant’s sole cost and expense).
29.29    Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, and legal consultants.
29.30    Waiver of Jury Trial; Dispute Resolution by Reference. Landlord and Tenant each acknowledges that it is aware of and has had the advice of counsel of its choice with respect to its rights to trial by jury, and, to the extent enforceable under California law, each party does hereby expressly and knowingly waive and release all such rights to trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage.
In the event that the jury waiver provisions of this Section 29.30 are not enforceable under California law, then the following provisions of this Section 29.30 shall apply:
Except as to actions for unlawful or forcible detainer or the prejudgment remedy of attachment, any action, proceeding or counterclaim by either party hereto against the other arising out of or in any way connected with this

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Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 - 645.1, inclusive (as may be amended, or any successor statute(s) thereto). The venue shall be in the county of the Premises.
Within ten (10) days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 29.30, the parties shall agree upon a single referee. If the parties are unable to agree upon a referee within such ten (10) day period, then any party may file a lawsuit to obtain appointment of a referee.
The parties shall have all rights to discovery, judicial and appellate review, and application of California laws including rules of evidence, civil procedure and substantive laws, and to present their case, including pre-trial motions, to the same extent as to a trial court judge. However, the parties hereby waive any right to seek or recover punitive damages, and any other damages not permitted by the express provisions of this Lease. A stenographic record of all proceedings and hearings before the referee shall be made unless expressly waived by the parties. The referee’s decision shall, at a minimum, contain findings of fact and conclusions of law.
29.31    Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Project, or any part thereof and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant except as specifically set forth herein or in this Lease or the Tenant Work Letter. However, Tenant acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, Premises, and/or Real Property, including without limitation the Parking Facilities, Common Areas, systems and equipment, roof, and structural portions of the same. In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building and/or the Real Property, limit or eliminate access to portions of the Real Property, including portions of the Common Areas, or perform work in the Building and/or the Real Property, which work may create noise, dust or leave debris in the Building and/or the Real Property. In all such Renovations, Landlord will use commercially reasonable efforts to minimize any interference with Tenant’s permitted business operations from the Premises. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent nor shall Landlord be liable to Tenant for any interference with Tenant’s business arising from the Renovations.
29.32    Financial Statements. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often that two (2) times in any calendar year), Tenant shall deliver to Landlord (a) a current financial statement of Tenant and any guarantor of this Lease, and (b) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer or member/manager of Tenant (if Tenant is a corporation or limited liability company) or a general partner of Tenant (if Tenant is a partnership). Landlord agrees that it shall not disclose to any third party the information contained in Tenant’s financial statements; provided, however, that (i) such information was not previously disclosed by Tenant to such third party or to the public generally, and (ii) nothing contained herein shall restrict Landlord from disclosing such information as may be required by law or to its accountants, attorneys, bona-fide prospective purchasers or current or prospective mortgagees. Landlord shall incur no liability for the non-negligent disclosure of any such information.
Notwithstanding the foregoing, if (i) Tenant is required to file reports under the Securities Exchange Act of 1934, as amended, (ii) Tenant is current in its reporting obligations thereunder, and (iii) the reports required by such act are available to the public, including Landlord, then Tenant shall not be obligated to provide Landlord with financial statements pursuant to this Section 29.32.
29.33    Subordination of Landlord’s Lien. Notwithstanding anything in this Lease to the contrary, if Tenant desires to grant or assign a mortgage or other security interest secured by Tenant's personal property located in the Premises and requests that Landlord execute a lien agreement in connection therewith, Landlord shall, subject to Landlord's lender's approval, either waive or subordinate its lien rights to the rights of Tenant's lender pursuant to a commercially reasonable form. Tenant shall reimburse Landlord for Landlord's out-of-pocket costs to review and execute such agreement, in an amount not to exceed $2,000.00 per agreement request.
29.34    Communication Equipment. Subject to all laws, Tenant and Tenant’s contractors (which shall first be reasonably approved by Landlord) shall have the right and access to install, repair, replace, remove, operate and maintain up to five (5) satellite dishes or other similar devices, such as antennae (and if Tenant requires more than five (5) satellite dishes or similar devices, the same shall be subject to Landlord’s reasonable approval), together with all cable, wiring, conduits and related equipment (collectively, “Communication Equipment”), for the purpose of receiving radio, television, computer, telephone or other communication signals to and from the Premises in connection with Tenant’s use of the Premises, at a location on the roof of the Building designated by Landlord and reasonably acceptable to Tenant. Such use of the roof for Communication Equipment shall be at no additional charge to Tenant during the Lease Term and any extensions thereof. Tenant shall ensure that any Communication Equipment installed by Tenant does not unreasonably interfere with any equipment installed on the roof of the Building prior to Tenant’s installation of its Communication Equipment. Tenant shall retain Landlord’s designated roofing contractor (who shall be reasonably acceptable to Tenant) to make any necessary penetrations and associated repairs to the roof in order to preserve

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Landlord’s roof warranty. Tenant’s installation and operation of the Communication Equipment shall be governed by the following terms and conditions:
29.34.1    Tenant’s right to install, replace, repair, remove, operate and maintain the Communication Equipment shall be subject to all governmental laws, rules and regulations and Landlord makes no representation that such laws, rules and regulations permit such installation and operation. Further, Tenant’s Communication Equipment shall not cause the Building rooftop to violate any laws, rules and/or regulations and Tenant shall be responsible for ensuring that its use does not cause such a violation.
29.34.2    All plans and specifications for the Communication Equipment shall be subject to Landlord’s reasonable approval, which approval shall not be unreasonably withheld, conditioned or delayed.
29.34.3    All costs of installation, operation and maintenance of the Communication Equipment and any necessary related equipment (including, without limitation, costs of obtaining any necessary permits and connections to the Building’s electrical system) shall be borne by Tenant. Landlord agrees to cooperate (at no expense to Landlord) with Tenant in obtaining such permits and connections.
29.34.4    It is expressly understood that Landlord retains the right to use the roof of the Building for any purpose whatsoever provided that Landlord shall not unduly interfere with Tenant’s use of the Communication Equipment.
29.34.5    Tenant shall use the Communication Equipment so as not to cause any undue interference or danger to other tenants in the Building or with any other tenant’s or licensee’s communication equipment installed on the roof prior to Tenant’s installation of its Communication Equipment, and not to damage the Building or interfere with the normal operation of the Building.
29.34.6    Landlord shall not have any obligations with respect to the Communication Equipment. Landlord makes no representation that the Communication Equipment will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof of the Building) and Tenant agrees that Landlord shall not be liable to Tenant therefor.
29.34.7    Tenant shall (i) be solely responsible for any damage caused as a result of the Communication Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Communication Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) be responsible for any necessary repairs, replacements to or maintenance of the Communication Equipment.
29.34.8    The Communication Equipment shall remain the sole property of Tenant. Tenant shall remove the Communication Equipment and related equipment at Tenant’s sole cost and expense upon the expiration or sooner termination of this Lease or upon the imposition of any governmental law or regulation which may require removal, and shall repair the Building upon such removal to the extent required by such work of removal. If Tenant fails to remove the Communication Equipment and repair the Building within thirty (30) days after the expiration or earlier termination of this Lease, Landlord may do so at Tenant’s expense. The provisions of this Section 29.33.8 shall survive the expiration or earlier termination of this Lease.
29.34.9    The area occupied by the Communication Equipment shall be deemed to constitute a portion of the Premises for purposes of Article 10 of this Lease.
29.34.10    Tenant shall be entitled, at no additional charge, to use its pro rata share of the existing risers of the Building to install its Communication Equipment; provided that Landlord makes no representation regarding the capacity of such risers. In the event additional capacity is needed, Tenant shall have the right to provide such additional capacity, subject to Landlord’s prior written approval of the methods and manner of providing such additional capacity, which consent may be withheld in Landlord’s reasonable discretion.
29.34.11    Tenant hereby agrees to comply with all regulations, laws and codes applicable to the use of its Communication Equipment, including, without limitation, FCC and OSHA regulations relating to radio frequency (“RF”) emissions.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:
THE CAMPUS CARLSBAD, LLC, a Delaware limited liability company By: Newport National Corporation, a California corporation, Manager By:_/s/ Scott R. Brusseau_____________ Scott R. Brusseau, President
“TENANT”:
MAXLINEAR, INC., a Delaware corporation By:_/s/ Adam C. Spice_______________ Its: CFO ___________ By:_Adam C. Spice__________________ Its:_CFO___________________________

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EXHIBIT A
THE CAMPUS
SITE PLAN

THE CAMPUS
PROPERTY DESCRIPTION

Site Plan

EL CAMINO REAL
5962 LA PLACE COURT
2-STORY OFFICE
5966 LA PLACE COURT
5964 LA PLACE COURT
LA PLACE COURT

PROPERTY DESCRIPTION

Grubb&Ellis. BRE Commercial
Property Solutions Worldwide
page 19

EXHIBIT A

EXHIBIT B
OUTLINE OF FLOOR PLAN OF PREMISES AND FIRST REFUSAL SPACE IN THE BUILDING

EXHIBIT B

EXHIBIT C
WORK LETTER
THE CAMPUS CARLSBAD, LLC, a California limited liability company (“Landlord”) and MAXLINEAR, INC., a Delaware corporation (“Tenant”) as of this 17th day of December, 2013, are executing simultaneously with this Tenant work letter (“Tenant Work Letter”), a written Lease (“Lease”) covering the Premises described in the Lease.
This Work Letter defines the scope of tenant improvements Landlord is to construct at the Premises.
This Work Letter is part of the Lease and is subject to its terms and conditions. Terms which have initial capital letters and are not otherwise defined in this Tenant Work Letter shall have the meanings given them in the Lease. In consideration of the mutual covenants herein, Landlord and Tenant mutually agree as set forth below.
SECTION 1 — IMPROVEMENTS; PLANNING AND DOCUMENTS
1.1    Construction of Tenant Improvements. Subject to the terms and conditions of this Work Letter, Landlord agrees to furnish all of the material, labor and equipment as may be reasonably necessary to construct the Tenant Improvements (as such term is defined below) in substantial conformance with the T.I. Plans and Specifications (as such term is defined below). Landlord shall use its commercially reasonable efforts to achieve Substantial Completion (as such term is defined below) by the Estimated Lease Commencement Date.
1.2    Construction of Tenant Work. Tenant Work (defined below) shall be furnished and installed by Tenant at Tenant’s sole cost and expense.
1.3    Plans and Specifications.
1.3.1    Intentionally Omitted.
1.3.2    Space Plan. “Space Plan” shall mean a layout and designation of all counters, fixtures, demising walls and partitions to be included in the Premises as the Tenant Improvements along with a description of the fixtures and equipment contained in the Premises, including, but not limited to, audio visual, information technology and security, such that mechanical, plumbing and electrical loads may be calculated. The Space Plan is subject to Landlord’s and Tenant’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.
1.3.3    Tenant Improvements. “Tenant Improvements” shall mean those portions of the Premises identified in the T.I. Plans and Specifications which are the responsibility of Contractor (as such term is defined below). The Tenant Improvements shall be based on the approved T.I. Plans and Specifications utilizing Landlord’s Building Standards (as such term is defined in Section 8.2 of the Lease) described on Exhibit I attached to the Lease and incorporated herein; provided, however, that such improvements may be upgraded subject to Landlord’s prior written consent and the terms of this Tenant Work Letter.
1.3.4    T.I. Construction Drawings. “T.I. Construction Drawings” shall mean 1/4 or 1/8 scale construction drawings for the Tenant Improvements containing all information reasonably necessary to construct the Tenant Improvements (other than the mechanical, electrical and plumbing construction drawings, which shall be prepared on a design-build basis by the applicable subcontractors), which drawings shall be consistent with the approved Space Plan and approved Preliminary Pricing Plan.
1.3.5    T.I. Plans and Specifications. “T.I. Plans and Specifications” shall mean collectively the Space Plan, the Preliminary Pricing Plan and T.I. Construction Drawings, and all related plans, drawings, specifications and notes developed or prepared in connection therewith.
1.3.6    Preparation of Tenant Improvement Documents.
1.3.6.1    Preapproved Items. The Space Plan dated November 7, 2013 prepared by Designcorp (“Designcorp”) as “Plan 1J” for Project Number EQ040 has been approved by Landlord and Tenant.
1.3.6.2    T.I. Construction Drawings. On or before January 20, 2014, Landlord shall deliver to Tenant the proposed T.I. Construction Drawings. The T.I. Construction Drawings shall be subject to the approval of Landlord and Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord or Tenant may approve or disapprove the T.I. Construction Drawings in a writing delivered to Landlord or Tenant, as the case may be, within five (5) business days of receipt of the T.I. Construction Drawings. If Landlord or Tenant expressly disapproves the T.I. Construction Drawings, then Landlord or Tenant, as the case may be, shall, as part of its disapproval notice, (i) approve those portions which are acceptable, and (ii) disapprove those portions which are not acceptable, specifying the reasons for such disapproval and describing the changes the disapproving party requests for each item disapproved, provided Tenant may only disapprove the T.I. Construction Drawings if same materially deviates from the Preliminary Plans referenced in Section 1.3.6.1 of this Tenant Work Letter above. Landlord’s or Tenant’s failure

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to deliver its approval or disapproval notice within such five (5) business day period shall be deemed such party’s approval of the T.I. Construction Drawings so submitted. Within ten (10) business days following either party’s disapproval of any portion of the T.I. Construction Drawings, Landlord shall have the T.I. Construction Drawings revised to incorporate the changes requested by the disapproving party and deliver the revised T.I. Construction Drawings to both Landlord and Tenant. Tenant acknowledges that Landlord is relying on Tenant’s timely approval of the T.I. Construction Drawings in order to allow Landlord to attempt to deliver the Premises on the Estimated Commencement Date. Accordingly, for each day which passes after the date due, but before Tenant delivers, the approved Space Plan, approved Preliminary Pricing Plan, the approved T.I. Construction Drawings or any approved revisions to T.I. Construction Drawings, shall constitute a Tenant Delay (as such term is defined hereinbelow).
1.3.6.3    Ownership. Tenant hereby assigns to Landlord all of Tenant’s present and future right, title and interest in and to the T.I. Plans and Specifications, including, without limitation, the Space Plan, the Preliminary Pricing Plan and the T.I. Construction Drawings.
1.4    Building Permits. Landlord shall be responsible for seeking governmental approvals necessary for the construction of the Tenant Improvements, including a building permit. Landlord shall pay for such approvals and permits out of the Tenant Improvement Allowance. If a change to the approved T.I. Plans and Specifications is required by any governmental authority as a condition to obtaining a building permit or other approval, such change shall be made to the T.I. Plans and Specifications and deemed to have been approved by Tenant. Any increase in construction cost due to such change shall be charged to the Tenant Improvement Allowance, or, if the Estimated Construction Costs exceeds the Tenant Improvement Allowance, then such excess shall be deemed an Excess Cost (as such term is defined herein) to be paid by Tenant, however, the same shall be due and payable by Tenant within ten (10) business days of Landlord’s request therefor for purposes of timely obtaining the applicable building permit or other approval(s). The parties shall cooperate with each other as may be reasonably necessary to obtain the building permit and any and all other approvals, as appropriate. Landlord shall use its commercially reasonable efforts to obtain the necessary building permits and approvals for the approved T.I. Plans and Specifications by the date which is four (4) weeks following Landlord’s approval of the final approved T.I. Construction Drawings. Tenant acknowledges that Landlord is relying upon the timely acquisition of the Tenant Improvements building permits and approvals so that Landlord may attempt to Substantially Complete the Tenant Improvements by the Estimated Commencement Date.
1.5    Condition of Premises; Limitation. Except as may be expressly provided in the Lease, Landlord makes no express or implied warranties or representations to Tenant with regard to the Premises or the Real Property. However, Landlord shall deliver the Premises in the condition required by the Lease and this Tenant Work Letter.
1.6    Approvals. After approval of the T.I. Plans and Specifications as provided herein, no changes, modifications or alterations may be made thereto by Landlord or Tenant without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that if any changes are required (i) by any governmental agency with jurisdiction over the Building, (ii) as a result of minor field conditions, or (iii) to substitute substantially equivalent materials (in terms of quality of material, aesthetics and durability) to avoid unanticipated delays, strikes or shortages, then Landlord shall be authorized to make such changes without Tenant’s consent, so long as the cost of such changes do no exceed $10,000.00 per item or $45,000.00 in the aggregate. The costs of any such changes to the T.I. Plans and Specifications are to be included within the Landlord Costs (as such term is defined below) with any excess to be paid by Tenant as Excess Costs (defined below). Any changes to the T.I. Plans and Specifications after approval thereof, other than any changes as may be made by Landlord pursuant to clauses (i), (ii) and/or (iii) above in this Section 1.6, shall constitute a Change Order (as such term is defined below).
1.7    Costs. All out-of-pocket costs and fees associated with the preparation of the T.I. Plans and Specifications, including, without limitation, all consultant or subcontractor design fees (exclusive of above standard building finishes and Tenant requested interior design fees which shall be an Additional Cost (as such term is defined in Section 3.3.4 below)) shall be paid for out of the Tenant Improvement Allowance in accordance with Section 3 below, except as may be expressly set forth otherwise herein. The T.I. Construction Drawings shall be prepared by Designcorp.
1.8    SDG&E Savings by Design. Tenant acknowledges that Landlord desires to participate in the San Diego Gas and Electric (“SDG&E”) Savings by Design program (“Program”). If Landlord complies with certain energy efficient design and building standards under the Program, such compliance will result in an energy cost savings with respect to the Building and/or Real Property (such cost savings may be in the form of reduced utility charges, utility charge reimbursements and/or direct payments from SDG&E to Landlord). As a material part of the consideration to Landlord for entering into the Lease, Tenant agrees that all applicable Program standards will be included within the design and specifications for the Tenant Improvements. However, if Tenant requests a Premises design which does not conform with all applicable Program standards (whether due to the unique nature of the Premises design concept, space planning or any other reason), then Tenant shall pay to Landlord that amount equal to the aggregate of the cost savings and SDG&E payments which would have been realized by and/or payable to Landlord but for such noncompliance. Tenant acknowledges that the noncompliance of the Premises with the Program standards may result in a noncompliance of the entire Building or the entire Real Property, and thus, may result in a significant diminution in cost savings to Landlord and/or payments from SDG&E to Landlord relative to the cost savings and payments Landlord otherwise would have realized or received pursuant to the Program. Landlord shall have the right to bill Tenant for such amounts (or estimate thereof), which billings shall include reasonable detail as to Landlord’s calculation

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of such amounts. Within ten (10) business days of Tenant’s receipt of each such billing, Tenant shall pay to Landlord the full amount set forth in such billing. Landlord’s determination of such amounts may be calculated or estimated by Landlord in any commercially reasonable manner and may include amounts of future cost savings diminution and future payments for SDG&E whether or not the same has accrued or occurred at the time of such billing. Absence manifest material error, such billings shall be conclusive as to Tenant. This payment obligation of Tenant is in addition to, and not in lieu of (or in any way in diminution of) Tenant’s other payment obligations hereunder including, without limitation, Tenant’s payment obligations as to Excess Costs.
SECTION 2 — TENANT IMPROVEMENTS
2.1    Tenant Improvements. The Tenant Improvements are and shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease in accordance with the provisions of the Lease; provided, however, that any furniture, fixtures and equipment and other items of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises shall remain the property of Tenant and shall be removed by Tenant upon the expiration or earlier termination of the Lease, then Landlord shall have the right of election as provided in the Lease.
2.2    Premises Furnishings. It is expressly understood that Landlord’s obligation to construct Tenant Improvements in the Premises is limited to construction of the Tenant Improvements specifically contemplated by the T.I. Plans and Specifications to be constructed by Landlord. Tenant shall be solely responsible for the performance and expense of the design, layout, provision, delivery, permitting and installation of any furniture, furnishings, equipment, and any other personal property Tenant will use at the Premises; provided, however, although any cabling shall be furnished and installed by Tenant, the cost thereof may be charged against the Tenant Improvement Allowance.
SECTION 3 — TENANT IMPROVEMENT ALLOWANCE - COSTS
3.1    Tenant Improvement Allowance. Landlord has agreed to contribute a one-time tenant improvement allowance for the cost of preparing the T.I. Plans and Specifications related to Tenant Improvements and toward the cost of constructing the Tenant Improvements, (including, but not limited to, any necessary permits and approvals, and any necessary demolition work but excluding any costs of furniture, trade fixtures, equipment or personal property and/or any non-Building Standard improvements, all of which shall be Tenant’s sole responsibility), and for cabling to be installed by Tenant, in an amount up to but not exceeding forty-five dollars ($45.00) per rentable square foot of the Premises (“Tenant Improvement Allowance”). The Tenant Improvement Allowance is based on the rentable square feet of the Premises (which is 44,637 rentable square feet). Notwithstanding any provisions of the Lease or this Work Letter to the contrary, Tenant shall be solely responsible for, and shall pay within ten (10) business days upon billing therefor, any and all costs and expenses relating in any way to the Tenant Improvements (including, but not limited to, the design, permitting and construction thereof) in excess of the Tenant Improvement Allowance (“Excess Costs”) as provided in this Tenant Work Letter. The total of all costs to be incurred by Landlord in connection with the design, architectural, engineering, permitting, materials, labor and construction of the Tenant Improvements shall be referred to as “Landlord Costs” and Landlord’s contribution toward Landlord’s Costs shall be limited to the Tenant Improvement Allowance.
Notwithstanding anything to the contrary in this Lease or this Tenant Work Letter, any unused portion of the Tenant Improvement Allowance shall be applied to offset the Base Rent next due under this Lease, once the exact amount of any such unused portion of the Tenant Improvement Allowance is determined by Landlord.
3.2    Intentionally Omitted.
3.3    Cost of Tenant Improvement Work.
3.3.1    Preliminary Pricing Plan. Landlord and Tenant hereby approve (a) the preliminary pricing plan for the Tenant Improvements prepared by Designcorp dated November 11, 2013, and (b) the preliminary pricing plan notes prepared by Designcorp dated December 16, 2013 (collectively, the “Preliminary Pricing Plan”).
3.3.2    Approval of Preliminary Cost Estimate. Landlord and Tenant acknowledge and agree that Landlord’s calculation of the estimated cost of all aspects of the design and construction of the Tenant Improvements is based upon the approved Preliminary Pricing Plan (the “Preliminary Cost Estimate”), which was delivered to Tenant on November 26, 2013. Tenant, on or before the date that Tenant delivers a Tenant-executed copy of this Lease to Landlord, shall approve, sign and return the Preliminary Cost Estimate to Landlord with Tenant’s alternate selections indicated on the Preliminary Cost Estimate. The failure of Tenant to so approve the Preliminary Cost Estimate on or before the date that Tenant delivers a Tenant-executed copy of this Lease to Landlord shall be a Tenant Delay as to each day thereafter until Tenant so approves the Preliminary Cost Estimate.
3.3.3    Obtaining Estimated Construction Cost. The contractor to be retained by Landlord as the general contractor to construct the Tenant Improvements (“Contractor”) and the major trade subcontractors shall be selected pursuant to the following procedure. Within three (3) business days following approval of the T.I. Construction Drawings, Landlord shall deliver the approved T.I. Construction Drawings to at least three (3) general contractors not affiliated with, but selected by Landlord; provided, however, Tenant may select one (1) such general contractor (that is reasonably acceptable to Landlord and not affiliated with Tenant) and to at least three (3) subcontractors selected by

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Landlord for each major subtrade, other than mechanical, electrical and plumbing, which can be design build. Landlord shall invite each such contractor to submit an estimated bid (on such bid form as Landlord shall reasonably designate) to construct the Tenant Improvements, along with a stipulated general conditions, fee and insurance cost proposal, an estimated construction schedule and a bio and job experience summary of such contractor's project manager and project superintendent. Promptly upon Landlord's receipt of the bid package from each of such contractors, Landlord shall submit the bids packages and a comparison summary to Tenant, along with Landlord's recommendation for the contractors to be selected, and Landlord and Tenant shall jointly, within three (3) business days of Tenant's receipt of all such bid packages and Landlord's recommendation, select the Contractor and all such subcontractors. Thereafter, Landlord shall enter into a construction contract with the Contractor for the construction of the Tenant Improvements. The estimated cost of the Tenant Improvements set forth in the bids of the Contractor and all subcontractors (as selected pursuant to the foregoing procedure), along with all other costs related to the Tenant Improvements shall be prepared in a form approved by Landlord and referred to herein as the “Estimated Construction Cost” and Landlord shall deliver a copy thereof to Tenant (the “Estimated Construction Cost Notice”).
3.3.4    Approval of Estimated Construction Cost by Tenant. Tenant shall, within three (3) business days of receipt of the Estimated Construction Cost Notice, either: (i) agree in writing to pay the amount by which the Estimated Construction Cost exceeds the Tenant Improvement Allowance (“Additional Cost”), such payment of the Additional Cost to be made in a cash lump sum within ten (10) business days following Tenant’s receipt of the Estimated Construction Cost Notice, or (ii) revise the T.I. Plans and Specifications (in a manner reasonably acceptable to Landlord) so that the Estimated Construction Cost is either (a) no more than the Tenant Improvement Allowance, or (b) in excess of the Tenant Improvement Allowance by no more than the amount of Additional Cost which Tenant agrees to pay, such payment of the Additional Cost to be made in a cash lump sum within ten (10) business days following Tenant’s receipt of the Estimated Construction Cost Notice. If Tenant elects to revise the T.I. Plans and Specifications in order to reduce the Estimated Construction Cost, the period of time between the date following Tenant’s election to revise the T.I. Plans and Specifications and the date of the approval of the revised Estimated Construction Cost by Tenant shall constitute a Tenant Delay (as defined in Section 4.3 of this Tenant Work Letter). The failure of Tenant to so respond within the three (3) business day period following receipt of the Estimated Construction Cost Notice shall be a Tenant Delay as to each day thereafter until Tenant so responds in writing. Upon approval by Tenant, Landlord shall be authorized to proceed with the Tenant Improvements in accordance with the approved T.I. Plans and Specifications. All costs of revising the T.I. Plans and Specifications and/or the Estimated Construction Cost, including, without limitation, re-engineering, estimating, printing of drawings, costs of any space planner, architect, tenant improvement coordinator, engineering consultants and other consultants, management, and any other incidental expenses, shall be chargeable against the Tenant Improvement Allowance, with any excess to be paid by Tenant as Excess Costs.
3.4    Landlord Costs for Tenant Improvements. Any and all out-of-pocket costs incurred by Landlord in connection with the design, construction and installation of the Tenant Improvements, in conformance with the T.I. Plans and Specifications, any demolition or modification of any existing improvements as may be necessary to accomplish construction of the Tenant Improvements in conformance with the T.I. Plans and Specifications, and any other measures taken by Landlord to accomplish Landlord’s construction of the Tenant Improvements, including but not limited to Landlord’s procurement of bonds, insurance policies and governmental permits and approvals, shall be chargeable against the Tenant Improvement Allowance, with any excess to be paid by Tenant as Excess Costs. A construction management fee shall be paid to Landlord in the amount equal to four percent (4%) of the aggregate of all Landlord Costs and all Excess Costs. Landlord shall have the right to charge such fee against the Tenant Improvement Allowance, with any excess to be paid by Tenant as Excess Costs.
3.5    Tenant Costs for Tenant Improvements. Tenant shall be solely responsible for all Additional Costs pursuant to Section 3.3.4 above. Failure by Tenant to timely deliver payment therefor as provided above shall prohibit Landlord from proceeding with the Tenant Improvements, shall constitute a Tenant Delay for each day of delay in delivering the cash lump sum equal to the Additional Costs as provided above and, at Landlord’s sole option, shall constitute a default by Tenant under this Work Letter and the Lease. Notwithstanding any provision of the Lease or this Work Letter to the contrary, Tenant shall pay for all Excess Costs. Notwithstanding any Additional Costs payments which may be made by Tenant, if at any time (including, without limitation, whether prior to, upon or after Substantial Completion) Landlord determines that Excess Costs exceed or will exceed that paid by Tenant (or that Excess Costs are otherwise due from Tenant) then Landlord shall have the right from time to time to bill Tenant for such Excess Costs, and Tenant shall pay to Landlord all such amounts so billed within ten (10) business days after Tenant’s receipt of billing therefor. Tenant’s failure to timely pay any such amounts shall constitute a default by Tenant under this Work Letter and the Lease.
SECTION 4 — CONSTRUCTION OF TENANT IMPROVEMENTS
4.1    Completion of Tenant Improvements. Landlord shall be responsible for the construction of the Tenant Improvements in substantial conformance with the approved T.I. Plans and Specifications, subject to the terms and conditions of the Lease and this Work Letter. Upon Substantial Completion (as such term is defined below), Landlord and Tenant shall conduct a Premises inspection and thereafter provide a “punchlist” identifying the corrective work of the type commonly found on an architectural punchlist with respect to the Tenant Improvements, which list shall be based on whether such items were required by the approved T.I. Plans and Specifications, as reasonably determined by Landlord. Within five (5) business days after delivery of the punchlist, Landlord shall instruct Contractor to commence the correction of the punchlist items and thereafter diligently pursue such work to completion. The punchlist

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procedure to be followed by Landlord and Tenant shall in no way limit Tenant’s obligation to occupy the Premises under the Lease nor shall it in any way excuse Tenant’s obligation to pay Rent as provided under the Lease, unless such punchlist items actually preclude Tenant from occupying the Premises and using it for the use set forth in Section 5.1 of this Lease, as reasonably determined by Landlord.
4.2    Progress Reports; Site Meetings. Landlord shall provide to Tenant monthly progress reports describing the condition and estimated schedule for completing the Tenant Improvements (“Progress Reports”). In no event shall the Progress Reports be deemed to be a representation, warranty or an assurance by Landlord of the date of Substantial Completion or the cost or expense of the Tenant Improvements, and Tenant specifically acknowledges that the Progress Report is only an estimate by Landlord based on information provided to Landlord. Landlord shall have no liability or responsibility for any errors or inaccuracies in a Progress Report. In addition, Landlord shall coordinate on-site meetings of construction personnel as reasonably appropriate in order to implement the construction described in this Work Letter.
4.3    Substantial Completion. “Substantial Completion” or “Substantially Completed” as used herein shall mean both (i) delivery of a factually correct written notice to Tenant of the completion of construction of the Tenant Improvements in the Premises substantially in accordance with the approved T.I. Plans and Specifications with the exception of minor details of construction installation, decoration, or mechanical adjustments and punchlist items, which items will not materially interfere with Tenant’s use of any portion of the Premises for the use set forth in Section 5.1 of this Lease, such notice to be in substantially the form of Attachment “A” hereto, (ii) the City of Carlsbad has issued a final inspection approval, certificate of occupancy (or equivalent), a temporary certificate of occupancy (or equivalent) or other equivalent authorization, or Tenant has occupied and obtained the beneficial use of the Premises, and (iii) the Premises is vacant and broom clean. Substantial Completion shall be deemed to have occurred notwithstanding the requirement to complete “punchlist” items or similar minor corrective work. Tenant agrees that if Landlord shall be delayed in causing such work to be Substantially Completed as a result of any of the events described herein (or elsewhere in the Lease) as a “Tenant Delay,” then such delay shall be the responsibility of Tenant. In any such event, Substantial Completion shall be deemed to have occurred the earlier of: (a) the date of Substantial Completion or (b) the date when Substantial Completion would have occurred if there had been no Tenant Delay. Landlord shall not be required to work on an overtime basis. For the purposes of this Work Letter, a “Tenant Delay” is defined as any delay that actually delays Substantial Completion and directly results from: (1) Tenant’s failure to comply with any time frames set forth herein or in the Lease, (2) any changes in any stage of the T.I. Plans and Specifications requested by Tenant after Landlord’s and Tenant’s approval of such stage, including, without limitation, any Change Order or changes made to reduce the Preliminary Pricing Plan or the Estimated Construction Cost, (3) Tenant’s failure to furnish any documents required herein or approve any item or any cost estimates, the Preliminary Pricing Plan, the Estimated Construction Costs or any Change Orders, as required, and within the time frame set forth herein, (4) Tenant’s request for materials, finishes, or installations other than Landlord’s Building Standard items that Landlord previously informed Tenant would delay Substantial Completion and which actually do delay Substantial Completion, (5) Tenant’s failure to timely perform any act or obligation imposed on Tenant by the Lease or this Work Letter as and when requested thereunder or hereunder, (6) Tenant’s failure to assemble its systems furniture to satisfy fire and building inspector requirements to procure a certificate of occupancy (or equivalent); or (7) any other delay otherwise caused by Tenant, its officers, directors, owners, agents, invitees, permittees, employees or contractors which operates to delay Landlord’s Substantial Completion of the Tenant Improvements, as reasonably determined by Landlord.
SECTION 5 — TENANT WORK
5.1    Finish Work. All finish work and decoration and other work desired by Tenant and not included within the Tenant Improvements as set forth in the approved T.I. Plans and Specifications, including specifically, without limitation, all furniture systems, all computer systems, cabling, telephone systems, telecommunications systems audio visual equipment, security systems and other items (“Tenant Work” or “Tenant’s Work”) shall be furnished and installed by Tenant at Tenant’s sole cost and expense and shall not be chargeable to Landlord or against the Tenant Improvement Allowance; provided, however, that any cabling shall be furnished and installed by Tenant and may be charged against the Tenant Improvements Allowance. Any furniture, fixtures and equipment and other items of personal property, including, but not limited to, those portions of the computer systems, telephone systems, telecommunications systems, audio visual equipment, security systems and other items not permanently affixed to the Premises, and owned by Tenant or installed or placed by Tenant at its expense in the Premises, shall remain the property of Tenant and shall be removed by Tenant upon expiration or earlier termination of this Lease. If any Tenant Work is not set forth on the approved T.I. Plans and Specifications, Tenant must secure Landlord’s prior written consent for such Tenant Work which consent of Landlord shall not be unreasonably withheld, conditioned or delayed. Landlord’s approval or disapproval of any plans or specifications for Tenant Work may be based on any of the following matters in addition to any other matters reasonably considered by Landlord: (i) matters materially affecting the efficiency, operation and distribution of heating, ventilating, air-conditioning, electrical and plumbing systems, elevators, structural components, or any other shell building or common area system(s); (ii) matters affecting Landlord’s insurance coverage; (iii) compliance with building codes and other laws, ordinances, regulations, rulings and interpretations; (iv) compliance with Landlord’s Building Standard items; (v) ceiling grid layouts; (vi) consent or approval rights of lenders, to the extent actually required; and (vii) entrances on partial floors. Landlord has the right, exercisable in Landlord’s sole and absolute discretion, to require Tenant to remove all or any portion of such Tenant Work upon the expiration or earlier termination of this Lease upon notice to Tenant of such removal requirement. Tenant shall not commence the

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construction or installation of any improvements or fixtures whatsoever on the Premises, including, specifically, but without limitation, the Tenant Work, without first securing satisfaction of all conditions thereto in the Lease and obtaining Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) of: (a) Tenant’s contractor; (b) detailed plans and specifications for the Tenant Work; and (c) certificate(s) of insurance as prescribed below. The required certificates of insurance shall demonstrate that Tenant and Tenant’s contractor(s) maintain insurance coverage in amounts, types, form and with companies required under the Lease and all other insurance reasonably required by Landlord. All such certificates shall be endorsed to show Landlord (and any lender or other party Landlord may request) as an additional insured and the insurance shall be maintained by Tenant and/or Tenant’s contractor, as applicable, at all times during the performance of the Tenant Work. Provided that such certificates of insurance are so furnished to Landlord prior to the commencement of the proposed Tenant Work, Landlord may not unreasonably withhold or condition its consent to the making of an alteration or improvement unless the making or installation of the improvements or alterations would (a) adversely affect the Building Structure, (b) adversely affect the Building Systems and Equipment, (c) not comply with applicable laws, (d) affect the exterior appearance of the Building, or (e) unreasonably interfere with the normal and customary business operations of the other tenants in the Building.
5.2    Obligations. All of the Tenant Work shall be undertaken and performed in strict accordance with all applicable laws, the provisions of the Lease and the provisions of this Work Letter.
5.3    Outside Date. In the event that the Substantial Completion of the Tenant Improvements in the Premises has not occurred by the “Outside Date,” which shall be     the date that is six (6) months after the date Landlord receives all necessary permits for the Tenant Improvements, as such six (6) month period may be extended by the number of days of Tenant Delays and by the number of days of “Force Majeure Delays” (as defined in Section 11.7 of this Tenant Work Letter below), then the sole remedy of Tenant shall be the right to deliver a notice to Landlord (the “Outside Date Termination Notice”) electing to terminate the Lease effective upon receipt of the Outside Date Termination Notice by Landlord (the “Effective Date”). Except as provided hereinbelow, the Outside Date Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date and not later than ten (10) business days after the Outside Date. If Tenant delivers the Outside Date Termination Notice to Landlord, then Landlord shall have the right to suspend the Effective Date for a period ending fifteen (15) business days after the original Effective Date. In order to suspend the Effective Date, Landlord must deliver to Tenant, within five (5) business days after receipt of the Outside Date Termination Notice, a certificate of the Contractor certifying that it is such Contractor’s best good faith judgment that Substantial Completion of the Tenant Improvements in the Premises will occur within fifteen (15) days after the original Effective Date. If Substantial Completion of the Tenant Improvements in the Premises occurs within said fifteen (15) day suspension period, then the Outside Date Termination Notice shall be of no further force and effect; if, however, Substantial Completion of the Tenant Improvements in the Premises does not occur within said fifteen (15) day suspension period, then this Lease shall terminate as of the date of expiration of such thirty fifteen (15) day period. If prior to the Outside Date Landlord determines that Substantial Completion of the Tenant Improvements in the Premises will not occur by the Outside Date, Landlord shall have the right to deliver a written notice to Tenant stating Landlord’s opinion as to the date by which Substantial Completion of the Tenant Improvements in the Premises shall occur and Tenant shall be required, within ten (10) business days after receipt of such notice, to either deliver the Outside Date Termination Notice (which will mean that this Lease shall thereupon terminate and shall be of no further force and effect) or agree to extend the Outside Date to that date which is set by Landlord. Failure of Tenant to so respond in writing within said ten (10) business day period shall be deemed to constitute Tenant’s agreement to extend the Outside Date to that date which is set by Landlord. If the Outside Date is so extended, Landlord’s right to request Tenant to elect to either terminate or further extend the Outside Date shall remain and shall continue to remain, with each of the notice periods and response periods set forth above, until the Substantial Completion of the Tenant Improvements in the Premises or until this Lease is terminated.
SECTION 6 — CHANGE ORDERS
Tenant may request changes in the Tenant Improvements during construction only by written request to Landlord, or its designated representative, in substantially the form of Attachment “B” hereto, and as otherwise approved by Landlord. All such changes will be subject to Landlord’s prior written approval, which shall be given or withheld by Landlord in its reasonable discretion. Prior to commencing any change, Landlord has the right to prepare and deliver to Tenant, a change order (“Change Order”) setting forth the additional time, if any, reasonably needed for such change and the total cost of such change (or reasonable estimated cost of such change if cost information is delayed) which cost or estimated cost will include, but not be limited to, associated architectural, engineering, management and construction contractor’s fees. Within ten (10) business days after delivery to Tenant of any Change Order approved by Tenant, Tenant shall deliver a lump sum cash payment equal to one hundred percent (100%) of the cost or estimated cost of the change set forth in the Change Order (“Payment”). If Tenant fails to approve any Change Order within three (3) days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed Change Order and Landlord will not proceed to perform the change. Upon Landlord’s receipt of Tenant’s approval and Payment, Contractor will proceed to perform the change. Any and all delays arising from or in any way in connection with Tenant’s requests for changes or Change Orders shall be deemed Tenant Delays.
SECTION 7 — RESPONSIBILITY FOR FUNCTION
Landlord’s preparation and/or approval of any design or construction documents will not constitute any representation or warranty as to the adequacy, efficiency, performance or desirability of the improvements contemplated

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therein; provided, however, Landlord shall use commercially reasonable efforts to ensure that the construction of all Tenant Improvements shall be accomplished in a good and workmanlike manner, in substantial conformance with the approved T.I. Plans and Specifications, and in accordance with applicable laws in effect as of the date Landlord obtains permits for such Tenant Improvements.
SECTION 8 — TENANT AND LANDLORD OBLIGATIONS
8.1    Risk of Loss. All materials, work, installations and decorations of any nature brought upon or installed in the Premises before the Lease Commencement Date shall be at the risk of the party who brought such materials or items onto the Premises. Neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises by Tenant or its employees, agents or contractors prior to such date, except for damage to Tenant's personal property, furniture and equipment or injury to persons caused by Landlord's negligence or willful misconduct while constructing the Tenant Improvements, but subject to the waivers set forth in Section 10.5 of this Lease.
8.2    Conformance with Laws. All Tenant Work shall be done in conformity with applicable codes and regulations of governmental authorities having jurisdiction over the Building and the Premises and valid building permits and all other authorizations from appropriate governmental agencies when required, shall be obtained by Tenant for the Tenant Work.
SECTION 9 — TENANT’S REPRESENTATIVE
Tenant has designated Jay Zimmett (“Tenant’s Representative”) as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant may change its representative under this Work Letter at any time by providing at least five (5) days prior written notice to Landlord. All inquiries, requests, instructions, authorizations and other communications with respect to matters covered by this Work Letter from Landlord will be made to Tenant’s Representative.
SECTION 10 — LANDLORD’S REPRESENTATIVE
Landlord has designated Jeffry A. Brusseau as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord may change its representative under this Work Letter at any time by providing five (5) days prior written notice to Tenant. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Tenant Work Letter from Landlord will be made to Tenant’s representative. Tenant will communicate solely with Landlord’s Representative and will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architect, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Tenant Work Letter.
SECTION 11 — MISCELLANEOUS
11.1    Sole Obligations. Except as herein expressly set forth in the Lease or this Tenant Work Letter with respect to the Tenant Improvements, Landlord or Tenant has no obligation to do any work with respect to the Premises.
11.2    Applicability. This Tenant Work Letter shall not be deemed applicable to: (a) any additional space added to the original Premises at any time, whether by the exercise of any options under the Lease or otherwise, or (b) any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original Lease Term, whether by the exercise of any options under the Lease or otherwise.
11.3    Authority; Counterparts. Landlord and Tenant each represents that the person signing this Tenant Work Letter on behalf of Landlord or Tenant, as the case may be, has authority to do so. This Tenant Work Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one instrument.
11.4    Binding on Successors. Subject to the limitations on assignment and subletting contained in the Lease, this Tenant Work Letter shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
11.5    Landlord’s Approval Rights. Notwithstanding any provision of the Lease or this Work Letter to the contrary, Landlord may withhold its approval of the Space Plan, Preliminary Pricing Plan, any revisions requested by Tenant to the T.I. Plans and Specifications, Change Orders or any other work requested by Tenant which require work which: (i) exceeds or adversely affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Project; (ii) is disapproved by the holder of any mortgage or deed of trust encumbering the Real Property at the time the work is proposed; (iii) would not be approved by a prudent owner of property similar to the Real Property; (iv) violates the Declarations or any agreement which affects the Real Property or binds Landlord in any way; (v) Landlord reasonably believes will increase the cost of operation or maintenance of the Real Property, the Common Area or any systems thereof by more

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than five percent (5%); (vi) Landlord reasonably believes will reduce the market value of the Premises or Real Property; (vii) does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises; (viii) is not a Building Standard item or an item of equal or higher quality; (ix) in Landlord’s determination detrimentally affects the uniform exterior appearance of the Building; or (x) is reasonably disapproved by Landlord for any other reason not set forth herein.
11.6    Time of the Essence; Defaults. Time is of the essence as to each and every term and provision of this Tenant Work Letter to be performed by either Landlord or Tenant. Any failure of Tenant to timely make any payment or perform any other obligation required of Tenant under this Tenant Work Letter shall constitute a default by Tenant under this Tenant Work Letter and a default under the Lease (regardless of whether any provision of this Tenant Work Letter does or does not expressly state the same). The Tenant Work Letter is incorporated into the Lease by reference and made a part thereof.
11.7    Force Majeure. Force Majeure (as that term is defined in Section 29.17 of this Lease) shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rent and other payments and charges to be paid by Tenant pursuant to the Lease or this Tenant Work Letter.
11.8    Incorporation. All schedules and attachments referenced in this Tenant Work Letter and attached hereto are incorporated herein by reference. This Tenant Work Letter is incorporated by reference in the Lease and all of the terms and provisions of the Lease are incorporated herein for all purposes.

“LANDLORD”:

THE CAMPUS CARLSBAD, LLC,
a Delaware limited liability company
By: Newport National Corporation,
   a California corporation
   Its: Manager
   By:_/s/ Scott R. Brusseau______________________
         Name: Scott R. Brusseau
         Title: President

“TENANT”:

MAXLINEAR, INC.,
a Delaware corporation
By: _/s/ Adam C. Spice______________________________
   Name: _Adam C. Spice________________________
   Title: _CFO_________________________________
By: _____________________________________________
   Name: _____________________________________
   Title: ______________________________________

ACKNOWLEDGMENT
I have read and understand the Work Letter to which this Acknowledgment is attached and agree to act as Tenant’s representative pursuant to Section 9 of the Work Letter.
Dated:     12-17-13_________________        TENANT’S REPRESENTATIVE:
_/s/ Jay Zimmett__________________________________
Jay Zimmett
I have read and understand the Work Letter to which this acknowledgment is attached and agree to act as Landlord’s representative pursuant to Section 10 of the Work Letter.

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Dated:    _12-17-13_________________        LANDLORD’S REPRESENTATIVE:
_/s/ Jeffry A. Brusseau______________________________
Jeffry A. Brusseau

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ATTACHMENT A
NOTICE OF SUBSTANTIAL COMPLETION
(Date)__________________________
_______________________________
_______________________________
_______________________________

RE:____________________________
_______________________________

This letter shall constitute notification that the Tenant Improvement(s) specified in the Lease dated ______________ by and between _____________________________________ (“Landlord”) and ___________________________________ (“Tenant”) are “Substantially Complete” (as defined in paragraph ____ of the Tenant Work Letter __ as of ________________________________, 20__.
Sincerely,
_______________________________
a______________________________
By: ____________________________
Name:__________________________
Title:___________________________
By: ____________________________
Name:__________________________
Title:___________________________

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ATTACHMENT B
REQUEST FOR CHANGE ORDER
TO:    Jeffry A. Brusseau
Newport National Corporation
1525 Faraday Avenue, Suite 100
Carlsbad, CA 92008

PROJECT: The Campus
REQUEST NO:_______________________________________________________________________________
REQUEST DATE:_____________________________________________________________________________
LEASE:______________________________________________________________________________________
LANDLORD: The Campus Carlsbad, LLC.
TENANT:____________________________________________________________________________________
LEASE DATE:________________________________________________________________________________
CONTRACT NO:______________________________________________________________________________
JOB NO:_____________________________________________________________________________________
DESCRIPTION OF CHANGE(S):
[Proposed changes to be described]
In accordance with the terms and provisions of the Lease between Tenant and Landlord, Tenant hereby requests the following change(s): __________________________________________________________________________.

TENANT:

__________________________________________,
a_________________________________________
By:_______________________________________
Name: ____________________________________
Title: _____________________________________
By:_______________________________________
Name: ____________________________________
Title: _____________________________________

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EXHIBIT D
NOTICE OF LEASE TERM DATES
To:    ________________________________
________________________________
________________________________
________________________________
Re:    Lease dated ________________________, 200__, between THE CAMPUS CARLSBAD, LLC, a Delaware limited liability company (“Landlord”), and _____________________________, a _____________________ (“Tenant”) concerning Suite _______ on floor(s) _______ of the Building located at 5966 La Place Court, Carlsbad, California 92008.
Ladies and Gentlemen:
In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:
1.    That Substantial Completion of the Tenant Improvements in the Premises has occurred, and that the Lease Term shall commence as of ________________ for a term of _______________ ending on _______________.
2.    That in accordance with the Lease, Rent commenced to accrue on _______________________.
3.    If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.
4.    Subject to the terms of the Lease, Rent is due and payable in advance on the first day of each and every month during the Lease Term. Your rent checks should be made payable to ______________________________________ at ________________________________.
5.    The exact number of square feet within the Premises is _______ square feet.
6.    Tenant’s Share as adjusted based upon the exact number of square feet within the Premises is ___%.
All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease.

“Landlord”:
THE CAMPUS CARLSBAD, LLC, a Delaware limited liability company By: Newport National Corporation, a California corporation, Manager By:______________________________ Scott R. Brusseau, President

Agreed to and Accepted as
of _______________, 20__.
“Tenant”:
________________________________,
a_______________________________
By: _____________________________
Its:_______________________

EXHIBIT D

EXHIBIT E
RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or the Real Property. In the event of any conflict between the terms of the Lease and the following Rules and Regulations (as the same may be amended by Landlord), the terms of the Lease shall control.
1.    Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Four keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.
2.    All keys to the Building, the Premises, rooms, mailbox, and toilet rooms, if any, shall be obtained from Landlord. The Tenant, upon termination of the tenancy, shall deliver to the Landlord the keys to the Building, the Premises, rooms, mailbox, and toilet rooms, if any, which shall have been furnished and shall pay the Landlord the cost of replacing any lost key or of changing the lock(s) opened by such lost key if Landlord deems it necessary to make such change. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises, without prior written, consent of Landlord and subsequent delivery of a duplicate key to Landlord. Landlord shall retain a master key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises.
3.    All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.
4.    Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Projects. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign a Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged a pass for access to the Building. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it reasonably deems appropriate for the safety and protection of life and property.
5.    Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other heavy property, furniture, fixtures, and equipment (“FF&E”) brought into the Building. If such safe or heavy property is requested by Tenant, Landlord shall require structural review of the proposed Tenant FF&E at Tenant’s sole cost. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Premises, Building, its contents, occupants or visitors by moving or maintaining any such FF&E shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.
6.    Landlord shall have the right to control and operate the Common Areas of the Building, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for Comparable Projects.

The sidewalks, halls, passages, exits, entrances, elevators and stairways, driveways, and parking areas shall not be obstructed by tenants or used by them for any purpose other than for ingress and egress from their respective Premises. The halls, corridors, passages, stairways, elevators, exits, entrances and roof are not for the use of the general public and Landlord shall in all cases retain the right to the control thereof and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation, and interests of the Building, the Project or its tenants, provided, however, that nothing herein contained shall be construed to prevent access by persons with whom Tenant normally deals in the ordinary course of Tenant’s business, unless such persons are engaged in activities which are illegal or in contravention to these Rules and Regulations. Except as otherwise provided in the Lease, Tenant and employees or invitees of Tenant shall NOT go upon the roof of the Building.
7.    The requirements of Tenant will be attended to only upon application at the office location designated by Landlord. Employees or agents of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

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8.    Tenant shall not disturb, solicit, or canvass any occupant of the Building or Real Property and shall reasonably cooperate with Landlord or Landlord's agents to prevent same.
9.    Without the written consent of Landlord, Tenant shall not use the name of the Project or Building in connection with or in promoting or advertising the business of Tenant except to identify Tenant's address.
10.    The toilet rooms, showers, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or agents, shall have caused it.
11.    Except as otherwise provided in the Lease, Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof (other than hanging normal artwork) without Landlord's prior written consent first had and obtained, which consent shall not be unreasonably withheld, conditioned or delayed. The floor load of the Premises is designed for up to 80 pounds live load.
12.    Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than normal office machines shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.
13.    Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material.
14.    Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed; however, Landlord approves the use of small space heaters, so long as the use thereof complies with applicable laws.
15.    Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner unreasonably offensive or objectionable to Landlord or other occupants of the Building or Real Property by reason of noise, odors, or vibrations, or unreasonably interfere in any way with other tenants or those having business therein.
16.    No loud speakers, televisions, phonographs, radios or other devises shall be used in a manner so as to be heard or seen outside of the Premises or in neighboring space without the prior written consent of Landlord.
17.    Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles; provided, however, the foregoing prohibition on bicycles shall apply only to the Building and Premises.
18.    No cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are reasonably objectionable to Landlord and other tenants.
19.    No Tenant shall occupy or permit any portion of the Premises to be occupied for the manufacture, sale, or use of liquor or narcotics in any form without prior written consent of Landlord.
20.    Landlord will approve where and how wires and cables are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the prior written consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.
21.    Landlord reserves the right to exclude or expel from the Building or Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.
22.    Tenant, its employees and agents shall not loiter in the Common Areas including but not limited to the following: entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.
23.    Tenant shall not waste electricity, water or air conditioning and agrees to use commercially reasonably efforts to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system. This includes the closing of exterior blinds, preventing the sun rays to shine directly into areas adjacent to exterior windows.
24.    Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or Landlord approved receptacles if such material is of such nature that it may not be disposed

P:00816539-5:12107.019     EXHIBIT E

of in the ordinary and customary manner of removing and disposing of trash and garbage in the San Marcos area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. All garbage and refuse shall be placed by Tenant in the containers at the location prepared by Landlord for refuse collection, in the manner and at the times and places specified by Landlord. Tenant shall not burn any trash or garbage of any kind in or about the Premises or the Project. All cardboard boxed must be "broken down" prior to being placed in the trash container. All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets may not be disposed of in the trash bins or enclosures. It is the Tenant's responsibility to dispose of pallets by alternative means. Should any garbage or refuse not be deposited in the manner specified by Landlord, Landlord may after three (3) hours verbal notice to Tenant, take whatever action necessary to correct the infraction at Tenant's expense.
25.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, including keeping doors and other means of entry into the Premises closed during normal business hours and securely locked before leaving the Premises, and that all water faucets, water apparatus, and electricity are entirely shut off before Tenant or Tenant’s employees leave the Premises. Tenant shall be responsible for any damage to the Premises, the Building, the Project or other tenants or their property caused by a failure to comply with this rule.
26.    Any persons employed by tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside the Premises, shall be subject to and under control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.
27.    Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building or Real Property. Notwithstanding the foregoing, Landlord agrees to enforce the Rules and Regulations in a non-discriminatory manner
28.    No awnings, rooftop equipment, or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. Except as provided in the Lease, no aerial antenna shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance, the written consent of Landlord first being obtained. Any aerial or antenna so installed without such written consent shall be subject to removal by Landlord at any time without notice at Tenant’s sole cost.
29.    No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises that are visible from the exterior of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Such window coverings must be of a quality, type, design and color in form with Building Standards. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove and destroy any such sign, placard, picture, advertisement, name or notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by the Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises: provided, however, that the Landlord may furnish and install a Building Standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise install sunscreen on any window.
30.    The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.
31.    The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant, to the satisfaction of the Landlord, and Tenant shall not place or permit any obstruction or materials in such areas. No exterior storage shall be allowed.
32.    Tenant shall use at Tenant's cost such pest extermination contractors as Landlord may direct and at such intervals as Landlord may require.
33.    The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.
34.    Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant and proof of Landlord required insurance. The food vendor shall service only the tenants that have a written request on file with Landlord. Under no circumstance shall any food vendor providing service to Tenant display their products in a public or Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

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35.    Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.
36.    Tenant shall comply with any non-smoking ordinance adopted by Landlord and/or any applicable governmental authority. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. In addition, no smoking of any substance shall be permitted within the Project except in specifically designated outdoor areas. Within such designated outdoor areas, all remnants of consumed cigarettes and related paraphernalia shall be deposited in ash trays and/or waste receptacles. No cigarettes shall be extinguished and/or left on the ground or any other surface of the Project. Cigarettes shall be extinguished only in ash trays. Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products or other substances (x) within any interior areas of the Project, or (y) within two hundred feet (200’) of the main entrance of the Building or the main entrance of any of the adjacent buildings, or (z) within seventy-five feet (75’) of any other entryways into the Building.
37.    Tenant and Tenant's employees, agents, contractors and other invitees shall not be permitted to bring firearms or weapons of any other type into the Building or surrounding areas at any time unless such person carrying the firearm or weapon has a required State or Federal CCW (Carry a Concealed Weapon) Permit.
38.    Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety security program developed by Landlord or required by law.
39.    Parking.
(a)    Automobiles must be parked entirely within the stall lines on the ground.
(b)    All directional signs and arrows must be observed.
(c)    The speed limit shall be 5 miles per hour.
(d)    Parking is prohibited in areas not striped for parking.
(e)    Parking cards and/or access cards or and/or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such parking identification and/or access card devices must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification and/or access card devices may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by Tenant of $50.00 for loss of any parking card and/or access card, as the case may be. There shall be an initial cost of $25.00 due at issuance for each parking card key and access card issued to Tenant.
(f)    Landlord (and its operator) may refuse to permit any person who violates the rules to park in the Building parking facility, and any violation of the rules shall subject the automobile to removal from the Building parking facility at the parker's expense.
(g)    All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.
(h)    Loss or theft of parking identification devices from automobiles must be reported to the Building parking facility manager immediately, and a lost or stolen report must be filed by the parker at that time.
(i)    The parking facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.
(j)    Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all City, State or Federal Laws.
(k)    Tenant agrees to acquaint all employees with these Rules and Regulations.
(l)    No vehicle shall be stored in the Building parking facility for a period of more than one (1) day.

P:00816539-5:12107.019     EXHIBIT E

40.    Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.
a.    Tenant shall be responsible for the compliance of these Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.
b.    Without limiting the other terms and provisions of the Lease, these common types of damages will be charged back to the Tenant if they are not corrected prior to vacating the Premises:

•	Keys not returned to Landlord for ALL locks, requiring the service of a locksmith and rekeying.

•	Removal of all decorator painting, wallpapering and paneling, or Landlord's prior consent to remain.

•	Electrical conduit and receptacles on the surface of walls.

•	Phone outlets, wiring, or phone equipment added on wall surfaces.

•	Security tape/magnetic tape switches for burglar alarm systems added to windows and door surfaces.

•	Penetration of roof membrane in any manner.

•	Holes in walls, doors, and ceiling surfaces.

•	Addition or change of Building Standard door hardware.

•	Painting or gluing of carpet or tile on floors.

•	Glass damage.

•	Damage to ceiling insulation.

•	Stains or damage to carpeting beyond normal wear and tear.

•	Damaged, inoperative, or missing electrical, plumbing, or HVAC equipment.

•	Debris and furniture requiring disposal.

•	Damaged or missing mini blinds, draperies, and baseboards.

•	Installation of additional improvements without Landlord's prior written approval and obtainment of required City building permits.
Landlord reserves the right to amend or supplement the foregoing rules and regulations and to adopt and promulgate additional rules and regulations applicable to the Premises and any such other or further rules and regulations shall be binding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of the execution hereof. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

P:00816539-5:12107.019     EXHIBIT E

EXHIBIT F
FORM OF TENANT’S ESTOPPEL CERTIFICATE
[ATTACHED]

EXHIBIT F

Wells Fargo Bank, National Association (“Lender”)             Date: {DATE OF DOCUMENTS}
{OFFICE STREET ADDRESS}
{CITY, STATE, ZIP}

Attn:    {LOAN ADMINISTRATOR}

RE:
Lease dated {DATE OF LEASE}, and amended on {LEASE AMENDMENT DATES}, (the “Lease”) by and between {BORROWER NAME, a general partnership}, as lessor (“Lessor”) and {LESSEE’S NAME}, as lessee (“Lessee”) with respect to certain premises (“Leased Premises”) located at {LEASED PREMISES LOCATION} (“Property”). The Leased Premises are comprised of {SQUARE FOOTAGE LEASED} square feet.

Gentlemen:
The undersigned hereby acknowledges that Lessor intends to encumber the Property with a deed of trust in favor of Lender. The undersigned further acknowledges the right of Lessor, Lender and any and all of Lessor’s present and future lenders to rely upon the statements and representations of the undersigned contained in this Certificate and further acknowledges that any loan secured by any such deed of trust or further deeds of trust will be made and entered into in material reliance on this Certificate.
Given the foregoing, the undersigned Lessee hereby certifies and represents unto Lender, its successors and assigns, with respect to the above described Lease, a true and correct copy of which is attached as Exhibit A hereto, as follows:
ARTICLE 1    To the actual knowledge of Tenant, all space and improvements covered by the Lease have been completed, all conditions required under the Lease have been met, and Lessee has accepted and taken possession of and presently occupies the Leased Premises, consisting of approximately ______ square feet.
ARTICLE 2    The Lease is for a total term of _______ years, _______ months commencing _______, and ending ______, ________, and has not been modified, altered or amended in any respect and contains the entire agreement between Lessor and Lessee, except as follows: _____________________________________________________ (list amendments and modifications other than those, if any, attached to and forming a part of the Lease as well as any verbal agreements, or write “None”).
ARTICLE 3    As of the date hereof, the annual minimum rent under the Lease is $________, subject to any escalation and/or percentage rent and/or common area maintenance charges, in accordance with the terms and provisions of the Lease. The “Base Year” for any escalation is ____________________.
ARTICLE 4    No rent has been paid by Lessee in advance under the Lease except for $___________, which amount represents rent for the period beginning ___________, ___________, and ending _____, _______, and Lessee has no charge or claim of offset under said Lease or otherwise, against rents or other amounts due or to become due thereunder. No “discounts”, “free rent” or “discounted rent” have been agreed to or are in effect except for __________________________.
ARTICLE 5    A Security Deposit of $_______ has been made and is currently being held by Lessor.
ARTICLE 6    Lessee has no claim against Lessor for any deposit or prepaid rent except as provided in Paragraphs 4 and 5 above.
ARTICLE 7    To the actual knowledge of Tenant, Lessor has satisfied all commitments, arrangements or understandings made to induce Lessee to enter into the Lease, and Lessor is not in any respect in default in the performance of the terms and provisions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default.

P:00816539-5:12107.019     EXHIBIT E

ARTICLE 8    To the actual knowledge of Tenant, Lessee is not in any respect in default under the terms and provisions of the Lease and has not assigned, transferred or hypothecated its interest under the Lease, except as follows:
ARTICLE 9    Except as expressly provided in the Lease or in any amendment or supplement to the Lease, Lessee: (i) does not have any right to renew or extend the term of the Lease; (ii) does not have any option or preferential right to purchase all or any part of the Leased Premises or all or any part of the building or premises of which the Leased Premises are a part; and (iii) does not have right, title, or interest with respect to the Leased Premises other than as lessee under the Lease. There are no understandings, contracts, agreements, subleases, assignments, or commitments of any kind whatsoever with respect to the Lease or the Leased Premises except as expressly provided in the Lease or in any amendment or supplement to the Lease set forth in Paragraph 2 above, copies of which are attached hereto.
ARTICLE 10    The Lease is in full force and effect and, to the actual knowledge of Tenant, Lessee has no defenses, setoffs, or counterclaims against Lessor arising out of the Lease or in any way relating thereto or arising out of any other transactions between Lessee and Lessor.
ARTICLE 11    The current address to which all notices to Lessee as required under the Lease should be sent is: __________________________________.
ARTICLE 12    If a Merchant’s Association exists, Lessee has no claims, liens or offsets with regard to any amounts due or to become due thereunder except for: ________________________________________________.
This Estoppel Certificate may be relied upon by Lessor, Lender, and their respective successors and assigns, provided, however, Tenant delivers this Estoppel Certificate on the express condition that it shall not be liable to any such persons or entities for any damages, claims, fees, costs or actions incurred by one or more of them. If any of the statements in this Estoppel Certificate proves to be incorrect or inaccurate in any respect, Tenant shall be estopped from asserting a position to the contrary against such persons or entities.
Dated: {DATE OF DOCUMENTS}             “LESSEE”
{LESSEE SIGNATURE BLOCK HERE}

P:00816539-5:12107.019     EXHIBIT F

EXHIBIT G
INTENTIONALLY OMITTED

EXHIBIT G

EXHIBIT H
FORM OF SNDA
ATTACHED

EXHIBIT H

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
WELLS FARGO BANK, NATIONAL

ASSOCIATION

GROUP NAME (AU #AU NO.)

OFFICE ADDRESS
Attn:    LOAN ADMINISTRATOR’S NAME HERE

Loan No.

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT,
ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT
(Lease To Deed of Trust)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.
THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made DATE OF DOCUMENTS by and between BORROWER NAME, a ___________ general partnership (“Owner”), NAME OF LESSEE HERE (“Lessee”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, (“Lender”).
R E C I T A L S

A.
Pursuant to the terms and provisions of a lease dated DATE OF LEASE HERE (“Lease”), Owner, as “Lessor”, granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.	Said Lease contains provisions and terms granting Lessee an option to purchase the Property (the “Option To Purchase”).

C.
Owner has executed, or proposes to execute, a deed of trust with absolute assignment of leases and rents, security agreement and fixture filing (“Deed of Trust”), securing, among other things, a promissory note (“Note”) in the principal sum of LOAN AMOUNT AND NO/100ths dollars ($LOAN AMOUNT NOS.), dated DATE OF DOCUMENTS in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein (“Loan”). The Deed of Trust is to be recorded concurrently hereunder.

D.
As a condition to making the Loan secured by the Deed of Trust, Lender requires that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee

P:00816539-5:12107.019     EXHIBIT H

under the Lease and the Option to Purchase and that the Lessee specifically and unconditionally subordinate the Lease and the Option to Purchase to the lien of the Deed of Trust.

E.	Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Lender.
NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Lessee hereby agree for the benefit of Lender as follows:

1.	SUBORDINATION. Owner and Lessee hereby agree that:

1.1
Prior Lien. The Deed of Trust securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Deed of Trust), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease and the Option to Purchase;

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3
Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease and the Option to Purchase to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease and the Option to Purchase, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease and the Option to Purchase to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, subject to the terms of this Agreement, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4
Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Deed of Trust or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

1.5
Waiver, Relinquishment and Subordination. Lessee intentionally and unconditionally waives, relinquishes and subordinates all of Lessee’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.	ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Lender.

3.	ESTOPPEL. Lessee acknowledges and represents, as of the date Lessee executes this Agreement, that:

3.1
Lease Effective. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

3.2
No Default. To Lessee's actual knowledge (without any duty of inquiry), as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage

P:00816539-5:12107.019     EXHIBIT H

of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.3
Entire Agreement. The Lease constitutes the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease; and

3.4	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: (if none, state "None") _____________________________________.

3.5
No Broker Liens. Neither Lessee nor Owner has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows (if none, state “None”): Owner is obligated to pay real estate commissions pursuant to the express terms of the Lease. LIST OF EXISTING CLAIMS HERE

4.	ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Lender is the Beneficiary under the Deed of Trust:

4.1
Modification, Termination and Cancellation. Lessee will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent and will not make any payment to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent, which consent shall not be unreasonably withheld;

4.2
Notice of Default. Lessee will notify Lender in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence, provided if Lender elects to cure such default, Lender agrees to notify Lessee in writing of such intent to cure within ten (10) days after receipt of Lessee’s notice of default;

4.3	No Advance Rents. Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4
Assignment of Rents. Upon receipt by Lessee of written notice from Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Lender, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust.

5.
ATTORNMENT. In the event of a foreclosure under the Deed of Trust, Lessee agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Lessor's title in and to the Property by Lender's exercise of the remedy of sale by foreclosure under the Deed of Trust) as follows:

5.1
Payment of Rent. Lessee shall pay to Lender all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease, and Owner acknowledges and agrees that (i) Lessee is hereby authorized to pay its rent and all other sums due under the Lease directly to Lender, upon receipt of a notice as set forth in Section 4.4 above from Lender, and (ii) Lessee is not obligated to inquire as to whether a default actually exists under the Deed of Trust. Owner

P:00816539-5:12107.019     EXHIBIT H

hereby releases and discharges Lessee of and from any liability to Owner resulting from Lessee’s payment to Lender;

5.2
Continuation of Performance. Lessee shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to Lender as its landlord, such attornment to be effective and self operative without the execution of any further instrument immediately upon Lender succeeding to Lessor's interest in the Lease and giving written notice thereof to Lessee and Lessee is not obligated to inquire as to whether a default actually exists under the Deed of Trust;

5.3
No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease, except that the foregoing shall not limit (i) Tenant’s right to exercise against Lender any offset right otherwise available to Tenant because of events occurring after the date of attornment if such right is set forth in the Lease, (ii) Tenant’s rights with respect to offsets or defenses which are continuing at the time of attornment, or (iii) any of Tenant’s self-help rights if such rights are set forth in the Lease, nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Lender; and

5.4
Subsequent Transfer. If Lender, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor's interest by Lender, all of such obligations shall terminate as to Lender.

6.
NON-DISTURBANCE. In the event of a foreclosure under the Deed of Trust, so long as there shall then exist no breach, default, or event of default in any event beyond any applicable cure period on the part of Lessee under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Lessee and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender: any option to purchase with respect to the Property.

7.	MISCELLANEOUS.
7.1    Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and
7.2    Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Lender appearing below:

P:00816539-5:12107.019     EXHIBIT H

“OWNER”
BORROWER NAME
STREET ADDRESS
CITY, STATE ZIP

“LENDER”
WELLS FARGO BANK, NATIONAL ASSOCIATION
GROUP name (AU # AU NO.)
OFFICE ADDRESS

Attn: LOAN ADMINISTRATOR’S NAME HERE
Loan No. LOAN NO.
“LESSEE
NAME OF LESSEE HERE
LESSEE’S ADDRESS (STACKED) HERE

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

6.3
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

6.4
Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others; and

6.5	Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.
INCORPORATION. Exhibit A to this Agreement and to the extent applicable, Lease Guarantor’s Consent are attached hereto and incorporated herein by this reference.

P:00816539-5:12107.019     EXHIBIT H

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:
THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“OWNER”
BORROWING ENTITY
By:
Its:

“LENDER”
WELLS FARGO BANK, NATIONAL ASSOCIATION
By: Signee’s Name Its: Signee’s Title
Its:

“LESSEE
NAME OF LESSEE HERE
LESSEE SIGNATURE BLOCK HERE
(ALL SIGNATURES MUST BE ACKNOWLEDGED)
(ALL SIGNATURES MUST BE ACKNOWLEDGED)

P:00816539-5:12107.019     EXHIBIT H

DESCRIPTION OF PROPERTY
EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of DATE OF DOCUMENTS, executed by BORROWER NAME, a general partnership as "Owner", NAME OF LESSEE HERE, as "Lessee", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Lender".
All of the real property located in the City of Carlsbad, County of San Diego, State of California and described as follows:
LOT 14 OF CARLSBAD TRACT NO. 81-10 UNIT NO. 1, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 10330, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, FEBRUARY 18, 1982.
APN: 212-062-06-00

P:00816539-5:12107.019     EXHIBIT H

STATE OF CALIFORNIA
COUNTY OF SS.
On ___________________ before me, ____________________________, personally appeared ___________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature
My commission expires

P:00816539-5:12107.019     EXHIBIT H

LANDLORD’S CONSENT
Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

LANDLORD: _____________________________________________ By: __________________________________________ Name: Title:

Dated: _______________, ____

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MORTGAGEE’S ACKNOWLEDGMENT

STATE OF _____________    )

                ) ss.

COUNTY OF ___________    )
On the ___ day of _______ in the year _______ before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____________________________________

                            Signature of Notary Public

P:00816539-5:12107.019     EXHIBIT H

TENANT’S ACKNOWLEDGMENT
STATE OF _____________    )

                ) ss.

COUNTY OF ___________    )

On the ___ day of _______ in the year _______ before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                            ____________________________________

                            Signature of Notary Public

P:00816539-5:12107.019     EXHIBIT H

LIST OF EXHIBITS
If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.
Exhibit “A” - Legal Description of the Land

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EXHIBIT I
BUILDING STANDARDS

THE CAMPUS BUILDING 5966
5966 LA PLACE COURT CARLSBAD, CA
BUILDING STANDARD TENANT IMPROVEMENTS AND MINIMUM QUALITY STANDARDS
OCTOBER 15, 2013
TABLE OF CONTENTS

Page

TABLE OF CONTENTS 1
GENERAL NOTES 3
PARTITIONS 3
A. One-Hour Rated Partitions
B. Demising Partitions (Non-Rated)
C. Typical Interior Partition (Non-Rated)
D. Perimeter Drywall Over Existing Exterior Framing
E. Furring at Existing Columns
F. Furring at Existing Storefront Windows
G. Additional Partition Notes
DOORS, FRAMES AND HARDWARE 4
A. Doors
B. Frames
C. Hardware
D. Additional Door Notes
INTERIOR GLAZING 7
CEILING 8
A. Suspended Acoustical Ceiling
B. Hardlid Ceiling, not fire rated *(above standard)*
FLOOR COVERING 8
A. Common Area Tile & Stone Flooring
B. Tenant Area Carpet
C. Tenant Area Resilient Flooring *(above standard)*
D. Tenant Area Wall Base
E. General Flooring Notes
CABINETRY 9
A. Millwork
B. Hardware
C. Building Common Area Laminates and Solid Surfaces
PAINT 10
A. Method of Application
B. Building Standard Paint Finishes
C. Color Schemes
WINDOW COVERING *(above standard)* 11
A. Mini-blinds
SIGNAGE 11
A. Tenant Signage
HEATING, VENTILATION AND AIR CONDITIONING 11
A. General
B. Submittals
C. HVAC Units
D. Controls
E. Ductwork
F. Ceiling Diffusers
G. Test and Balance

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EXHIBIT I

H. Structural Calculations
ELECTRICAL 13
A. General
B. Raceways
C. Wiring Devices/Cover plates
D. Floor Power and Data Devices *(above standard)*
E. Clock Box for AV Power and Signal *(above standard)*
F. Telephone/Data Outlets
G. Circuit and Motor Disconnects
H. Transformers
I. Panel Boards
J. Light Fixtures
K. Light Switches
L. Lighting Control Panel
M. Exit Signs
FIRE PROTECTION 19
A. General
SECURITY SYSTEM 20
PLUMBING & EQUIPMENT 20
A. Sink
B. Insta-Hot Water Heater
C. Faucet
D. Garbage Disposal
E. Dishwasher
F. Leak Defense System
FINAL CLEAN 21
ALLOWANCES 21
A. Partitions
B. Doors, Frames, & Hardware
C. Suspended Acoustical Ceiling
D. Floorcovering
E. Paint
F. HVAC
G. Electrical
H. Fire Sprinklers

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P:00816539-5:12107.019     EXHIBIT I

GENERAL NOTES

A. Submittals are required. Provide complete submittal package to the Designer and Owner for review and approval prior to ordering. Include complete materials lists, and samples of all finish products including catalog data and cut sheets. Clearly indicate specific products being submitted for review and approval.
B. Substitutions will not be accepted.

PARTITIONS

A. **ONE-HOUR RATED PARTITION** - ICC number 4943
   1. Framing: 3 5/8", 25 gauge metal studs (use 20 gauge at 24'-0"height), at 24" OC (16" OC at locations supporting millwork).
   2. Height: Deck to structure above approximately 13'-0" or 24'-0", use deep well top slip track to allow for deflection or movement of deck.
   3. Sound Insulation: R-11 batt type fiberglass insulation between studs, apply acoustic sealant at top and bottom track.
   4. Sheathing: 5/8" type "X" gypsum wallboard, one layer each side of studs to underside of roof structure, tape all joints and fire caulk all penetrations.
   5. Finish: Level 4.

B. **DEMISING PARTITIONS** (Non-Rated)
   1. Framing: 3 5/8", 25 gauge metal studs (use 20 gauge at 24'-0"height), at 24" OC (16" OC at locations supporting millwork).
   2. Height: Deck to structure above approximately 13'-0" or 24'-0", use deep well top slip track to allow for deflection or movement of deck.
   3. Sound Insulation: R-11 batt type fiberglass insulation between studs and a sound blanket above the ceiling grid extending 2'-0" on each side of partition.
   4. Sheathing: 5/8" type "X" gypsum wallboard, one layer each side of studs to underside of roof structure.
   5. Finish: Level 4.

C. **TYPICAL INTERIOR PARTITION** (Non-rated)
   1. Framing: 3 5/8", 25 gauge metal studs, at 24" OC (16" OC at locations supporting millwork).
   2. Height: Approximately 9'-0" - wall to extend to bottom of ceiling grid.
   3. Sound Insulation (where required by plans): R-8 batt type fiberglass sound insulation between studs, apply acoustic sealant at top and bottom track.
   4. Sheathing: 5/8" type "X" gypsum wallboard, one layer each side of studs.
   5. Trim: Apply zip strip at top of walls tight to ceiling grid.
   6. Finish: Level 4.

D. **PERIMETER PARTITIONS**
   1. Framing: 2 ½", 25 gauge metal studs, at 24" OC (16" OC at locations supporting millwork).
   2. Height: Approximately 9'-0" - wall to extend to bottom of ceiling grid.
   3. Thermal Insulation: R-7 batt type fiberglass insulation.
   4. Sheathing: 5/8" type "X" gypsum wallboard, one layer on perimeter framing.
   5. Trim: Apply zip strip at top of walls tight to ceiling grid.
   6. Finish: Level 4.

E. **FURRING AT EXISTING COLUMNS**
   1. Framing: 2 ½", 25 gauge metal studs (hold framing tight to structural elements to minimize size of finished column).
   2. Height: Approximately 9'-0" - wall to extend to bottom of ceiling grid.
   3. Sheathing: 5/8" type "X" gypsum wallboard, one layer on framing.
   4. Trim: Apply zip strip at top of walls tight to ceiling grid.
   5. Finish: Level 4.

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F. **FURRING AT EXISTING STOREFRONT WINDOWS**
    1. Framing: 2 ½", 25 gauge metal studs at 24" OC (16" OC at locations supporting millwork).
    2. Height: Approximately 3'-0".
    3. Sheathing: 5/8" type "X" gypsum wallboard, one layer on framing.
    4. Finish: Level 4.
    5. Note: Provide metal gyp cap to cover drywall and to align with top of horizontal mullion. Gyp cap painted to match existing mullion system.

G. **ADDITIONAL PARTITION NOTES**
    1. Provide "L" metal corner beads at all exterior corners.
    2. Fire caulk all penetrations in fire rated walls.
    3. Frame openings in fire rated walls for fire dampers where required, wrap opening with drywall.
    4. Finish all walls to level 4 unless otherwise noted.
    5. Finish walls to receive a "dark accent" paint to level 5. See finish plan for paint schedule.
    6. Brace all walls for seismic movement per code.
    7. If a new wall intersects an exterior window system at a distance greater than 12" from an existing window mullion install a false window mullion in the exterior window system to terminate the new wall. If the new wall intersects the existing window system at a distance of less than 12" from a window mullion, jog the new wall to meet the existing window mullion. Allow for 8.5" clear from the exterior window system to the jog in the wall.

DOORS, FRAMES AND HARDWARE

A. **DOORS**
    1. Marshfield Signature Series – Particleboard Core Doors, 1¾" thick.
        a. Flush rotary white birch, finish #64-02 Bombay
        b. 1 3/8" structural composite lumber (SCL) stiles with veneer edge band.
        c. All applicable ratings to be provided and securely fastened to doors.
        d. Finish all edges, seal top and bottom rails at the factory.

B. **FRAMES**
    1. Corridor Frames
        a. Mfg.: Timely
        b. Style: TA-8 Steel Casing
        c. Color: Alumatone
        d. Prep for ASA strike
    2. Suite Interior Frames
        a. Mfg.: Timely
        b. Style: TA-8 Steel Casing
        c. Color: Alumatone
        d. Prep for ASA strike

C. **HARDWARE**
    1. Locksets
        a. Suite Entry Lockset
            (1) Mfg.: Schlage
            (2) Style: L Series
            (3) Model #: L9453T17A
            (4) Keyway: Schlage IC core with C Keyway
            (5) Strike: Provide dust box
            (6) Finish: 626 Satin Chromium Plated
        b. Suite Entry Cipher Lockset
            (1) Mfg.: Schlage

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(2) Style: AD Series
(3) Model #: AD-200-MS-70-KP-SPA-X- S123-(Right or Left Handed)-4B-09-663-10-072-1 ¾"
(4) Keyway: Schlage IC core with C Keyway
(5) Strike: Provide dust box
(6) Finish: 626 Satin Chromium Plated

c. Suite Entry Fail Safe Electronic Lockset
(1) Mfg.: Schlage
(2) Style: L Series
(3) Model: L9080ELT17
(4) Keyway: Schlage IC core with C Keyway
(5) Strike: Provide dust box
(6) Finish: 626 Satin Chromium Plated

d. Suite Entry Fail Secure Electronic Lockset
(1) Mfg.: Schlage
(2) Style: L Series
(3) Model: L9080EUT17
(4) Keyway: Schlage IC core with C Keyway
(5) Strike: Provide dust box
(6) Finish: 626 Satin Chromium Plated

e. Interior Tenant Lockset
(1) Mfg.: Schlage
(2) Style: ND Series
(3) Model #: ND50PDSPA
(4) Keyway: Schlage IC core with C Keyway
(5) Strike: Provide dust box
(6) Finish: 626 Satin Chromium Plated

f. Interior Tenant Storeroom Lockset
(1) Mfg.: Schlage
(2) Style: ND Series
(3) Model #: ND80PDSPA
(4) Keyway: Schlage IC core with C Keyway
(5) Strike: Provide dust box
(6) Finish: 626 Satin Chromium Plated

g. Interior Tenant Cipher Lockset
(1) Mfg.: Schlage
(2) Style: AD Series
(3) Model #: AD-200-MS-70-KP-SPA-X- C123-(Right or Left Handed)-4B-09-663-10-072-1 ¾"
(4) Keyway: Schlage IC core with C Keyway
(5) Strike: Provide dust box
(6) Finish: 626 Satin Chromium Plated

h. Interior Tenant Fail Safe Lockset
(1) Mfg.: Schlage
(2) Style: ND Series
(3) Model #: ND80PDELSPA
(4) Keyway: Schlage IC core with C Keyway
(5) Strike: Provide dust box
(6) Finish: 626 Satin Chromium Plated
(7) Power Supply: Provided and installed by security system vendor

i. Interior Tenant Fail Secure Lockset
(1) Mfg.: Schlage
(2) Style: ND Series
(3) Model #: ND80PDEUSPA
(4) Keyway: Schlage IC core with C Keyway

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(5) Strike: Provide dust box
(6) Finish: 626 Satin Chromium Plated
(7) Power Supply: Provided and installed by security system vendor

2. Panic Hardware
   a. Panic Hardware
      (1) Mfg.: Von Duprin
      (2) Style: Varies Per Application
      (3) Model #: Varies Per Application
      (4) Finish: 626 – Dull Chromium
      (5) Note: Building Owner requires concealed vertical rods wherever possible
      (6) Lockset: Varies Per Application
      (7) Power Supply – if required
         (a) Mfg.: Von Duprin
         (b) Model #: PS873-2
         (c) Finish: Grey
3. Passage Sets
   a. Interior Tenant Passage Latchset
      (1) Mfg.: Schlage
      (2) Style: ND Series
      (3) Model #: ND10SSPA
      (4) Strike: Provide dust box
      (5) Finish: 626 Satin Chromium Plated
4. Butt Hinges
   a. Hinges
      (1) Mfg.: Hager
      (2) Style: 5 Knuckle, Ball Bearing, Standard Weight
      (3) Model #: BB1191
      (4) Size: 4.5" x 4.5" Square Corner
      (5) Finish: US26D
   b. Electrified Transfer Hinge
      (1) Mfg.: Hager
      (2) Style: 6 Wire
      (3) Model #: ETW-6-1828
      (4) Size: 4.5" x 4.5" Square Corner
      (5) Finish: US26D
5. Door Closers
   a. Door Closer
      (1) Mfg.: LCN
      (2) Style: 1460 Series
      (3) Model #: 1461RWPA-DEL-FC
      (4) Finish: Aluminum 689
6. Coordinators
   a. Double Door Coordinator
      (1) Mfg.: Ives
      (2) Style: COR Series Bar Coordinator
      (3) Model #: COR52FL20
      (4) Finish: 713 Satin Chrome
7. Flush Bolts
   a. Double Door Manual Flush Bolts
      (1) Mfg.: Ives
      (2) Model #: FB358
      (3) Finish: 626 Satin Chrome
   b. Double Door Automatic Flush Bolts
      (1) Mfg.: Ives
      (2) Model #: FB42-613

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(3) Finish: 626 Satin Chrome

8. Door Stops
   a. Wall Stop
      (1) Mfg.: Hager
      (2) Model #: 236W-613
      (3) Finish: US26D
   b. Floor Stop
      (1) Mfg.: Ives
      (2) Style: FS Series Dome Stop
      (3) Model #: FS436-613
      (4) Finish: US26D
9. Smoke Seal
   a. Smoke Seal, for fire rated assemblies or for sound attenuation
      (1) Mfg.: Pemko
      (2) Model #: S88C-25'
      (3) Finish: Clear
10. Door Silencers
   a. Self-Adhesive Rubber Silencer
      (1) Mfg.: Ives
      (2) Model #: SR66
      (3) Color: Grey
11. Astragal
   a. T Astragal
      (1) Mfg.: Pemko
      (2) Style: T Astragal
      (3) Model #: 355_S
      (4) Finish: C Clear Anodized Aluminum
   b. Meeting Stile Astragals, for double doors that require panic hardware
      (1) Mfg.: Pemko
      (2) Style: Meeting Stile
      (3) Model #: 29310_S
      (4) Finish: C Clear Anodized Aluminum
12. Door Bottom
   a. Automatic Door Bottom for Sound Attenuation
      (1) Mfg.: Pemko
      (2) Model #: 411_RL
      (3) Finish: A Mill Finish Aluminum

D. ADDITIONAL DOOR NOTES

1. Electronic locksets, cipher locks, panic hardware, door seals for sound attenuation and door bottoms for sound attenuation are above standard Tenant Improvements.
2. Locksets to ship with construction cores.
3. Re-keying is a Tenant expense but is to be scheduled by the General Contractor.
4. All re-keying must conform to the building master key plan and must be performed by the building's locksmith, Robert Randolph, 760-434-5485.

INTERIOR GLAZING

A. Provide semi-recessed aluminum u-channels at top and bottom of glass, allow for 1/2" reveal of u-channel above drywall. Center u-channel in wall unless noted otherwise.
B. Caulk vertical edges with clear silicon to seal glass to drywall.
C. All glass to be tempered.
D. Size glass thickness according to the size of the opening.
E. Building Standard sidelights are 24"W x 78"H. The top of the glazing to align with top of door frame.

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P:00816539-5:12107.019     EXHIBIT I

CEILING

A. SUSPENDED ACOUSTICAL CEILING

1. Grid
   a. Mfg.: Armstrong
   b. Style: Suprafine
   c. Size: 9/16"
   d. Color: White (WH)
2. Common Area Ceiling Tile
   a. Mfg.: Armstrong
   b. Style: Optima
   c. Model #: 3251, 2'x2', square tegular
   d. Color: White (WH)
3. Tenant Suite Ceiling Tile
   a. Mfg.: Armstrong
   b. Style: Ultima
   c. Model #:1912, 2'x2', beveled tegular
   d. Color: White (WH)
4. Provide compression struts and bracing per code to resist seismic movement.
5. Seismic wires for lighting and electrical to be provided by Acoustical Ceiling Contractor.

B. HARDLID CEILING, not fire rated *(above standard)*

1. Framing: USG Drywall Suspension System (or equal), install per manufacturer's instructions.
2. Sheathing: 5/8" type "X" gypsum wallboard, one layer attached to grid per manufacturer's instructions.
3. Finish: Level 4

FLOORCOVERING

A. COMMON AREA TILE & STONE FLOORING

1. T-1 Restroom Field Tile
   a. Mfg.: Spec Ceramics
   b. Style: More
   c. Color: Urbe
   d. Finish: Natural
   e. Size: 11 13/16" x 23 5/8"
   f. Grout: Custom Building Products - #185 Taupe
2. T-2 Restroom Accent Tile
   a. Mfg.: Spec Ceramics
   b. Style: More
   c. Color: Urbe
   d. Finish: Scratched
   e. Size: 3 15/16" x 23 5/8"
   f. Grout: Custom Building Products - #185 Taupe
3. T-3 Restroom Secondary Accent Tile
   a. Mfg.: Spec Ceramics
   b. Style: Plank
   c. Color: Ebano
   d. Finish: Natural
   e. Size: 5 7/8" x 47 1/4"
   f. Grout: Laticrete – 35 Mocha
4. T-4 Restroom Base Tile
   a. Mfg.: Spec Ceramics
   b. Style: Plank

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c. Color: Urbe
d. Finish: Natural
e. Size: 5 7/8" x 47 1/4"
f. Grout: Laticrete – Custom Building Products - #185 Taupe

5. T-4 Restroom Wall Tile
   a. Mfg.: Spec Ceramics
   b. Style: More
   c. Color: Mythos
   d. Finish: Scratched
   e. Size: 11 13/16" x 23 5/8"
   f. Grout: Laticrete – 17 Marble Beige

B. TENANT AREA CARPET

1. Mfg.: Tandus
2. Pattern: Street Life
3. Colors: Varies per Tenant
4. Tile size: 24" x 24"
5. Install: Per manufacturer's instructions

C. TENANT AREA RESILIENT FLOORING *(above standard)*

1. VCT-1
   a. Mfg.: Armstrong
   b. Style: Standard Excelon
   c. Color: Varies per Tenant
   d. Size: 12" x 12" x 1/8"
   e. Install: All VCT is required to be installed over an acoustical underlayment. See Flooring General Notes.

D. TENANT AREA WALL BASE

1. Mfg.: Johnsonite, Burke, or Roppe.
2. Type: Rubber, roll
3. Color: Varies per Tenant.
4. Size: 4" height
5. Use cove base at resilient flooring and carpet.

E. GENERAL FLOORING NOTES

1. Above-standard hard surface flooring requires an acoustical underlayment/antifracture membrane as follows:
   a. For ceramic tile, porcelain tile or stone: Laticrete Antifracture Membrane with Laticrete grout to create a warrantied system. Install per manufacturer's instructions.
   b. For VCT, sheet vinyl or vinyl plank: An underlayment as recommended by the flooring manufacturer. Must have an STC rating of 55 or an IIC rating of 55 or better and must include a minimum 10 year warranty.
2. Tenants on the first floor are exempt from the requirement for acoustical underlayment.
3. Stone or wood edges adjacent to carpet must be protected by a Schleuter strip.
4. Transitions between carpet and VCT or sheet vinyl to receive vinyl transition strip to match base color.

CABINETRY

A. MILLWORK

1. Cabinetry Construction
   a. Comply with WIC Manual of Millwork, "Custom" grade.
      (1) Casework
         (a) European style, 32mm system, supported by plastic laminate clad loose toe kicks
         (b) ¾" melamine interiors, color white

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(c) Plastic laminate on all exterior finished ends and faces
(d) Cabinets to receive full backs
(2) Shelves
(a) ¾" melamine shelves on adjustable pins, matching edge band (maximum span of 28", provide thicker shelves or hardwood self-edge for shelves spanning more than 28")
(3) Drawer Boxes
(a) ½" melamine drawer sides with ¼" melamine drawer bottom
(4) Drawer Faces
(a) ¾" plastic laminate clad melamine, applied securely to drawer box
(5) Doors
(a) ¾" plastic laminate clad melamine
(b) Note: Check manufacturer's requirement for plastic laminate on backside of door to prevent warping

B. **HARDWARE**

1. Door Hinges
   a. Self-closing type, fully concealed when the doors are closed, designed to open at least 170 degrees. Hinges have independent vertical, horizontal and depth adjustment. Hinges are steel with nickel plated finish.
   b. Blum, Inc., CLIP top, 170 degree, Model #71T6580
2. Door Pulls
   a. Berenson, Model #BB6130-01-26D, Dull Chrome, 4" or
   b. Stanley, Model #SH4484-26D, Dull Chrome, 4"
3. Shelf Supports
   a. EB Bradley, Model #UF58336-14, nickel plated or
   b. Hafele, Model #282.04.711, nickel plated
4. Drawer Slides
   a. ¾ extension – Accuride, Model #2132, 75lb rated
   b. Full extension – Accuride, Model #3732 , 100lb rated
5. ADA Toe Kick
   a. EB Bradley, Model #FN-EZ2000
6. Fasteners and Anchors
   a. Provide nails, screws or other anchoring devices of proper type, size, material and finish suitable for intended use and sufficient to provide secure attachment, concealed where possible.

C. **BUILDING COMMON AREA LAMINATES AND SOLID SURFACES**

1. PL-1 Lockers
   a. Mfg.: Wilsonart
   b. Color: 4860K-07 Silver Alchemy
2. PL-2 Apron at Countertop in Restrooms
   a. Mfg.: Wilsonart
   b. Color: 4845-60 Twilight Zepher
3. SS-1 Restrooms Countertop
   a. Mfg.: Caesar Stone
   b. Color: Pebble 4030
   c. Size: ¾" Slab
   d. Finish: Polished

PAINT

A. **METHOD OF APPLICATION**

1. All paints and primers to be Dunn Edwards, color match as required.
   a. Primer: Dunn Edwards, Ultra-Grip Premium, UGPR00-1, one coat.
   b. Paint: Dunn Edwards, minimum two coats (more as required for full coverage)
2. Assume one neutral color throughout and 3 accents per plan.

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3. Clean exposed k-bracing, remove debris and repair surface defects prior to painting.
4. Use low knap roller, maximum 3/8" to provide a smooth, non-orange peel finish.

B. BUILDING STANDARD PAINT FINISHES

1. Office Walls: SPMA20 – Suprema, Velvet
2. Walls behind Break Room Millwork: SPMA50 – Suprema, Semi-gloss
3. K-Bracing: SPMA50 – Suprema, Semi-gloss
4. Hardlid Ceilings: SPMA10 – Suprema, Flat

C. COLOR SCHEMES

1. Common Area Colors - Dunn Edwards UNO
    a. P-1: DEW343 Pearl Necklace
    b. P-2: DE6233 Limestone
    c. P-3: DE5499 Dull Sage
    d. P-4: DE 6291Casting Shadow
    e. P-5: DE6215 Gardenia (SPMA20 Velvet)

WINDOW COVERING *(above standard)*

A. MINI-BLINDS

1. Mfg.: Levelor
2. Style: Riviera, 8 gauge metal blinds
3. Size: 1" slats
4. Color: 34 brushed aluminum
5. Installation: Inside-frame mounting

SIGNAGE *(above standard)*

A. TENANT SIGNAGE

1. Tenant identification and suite number in the building directory.
2. Tenant identification and suite number adjacent to suite entry door.
    a. Refer to project specific sign program for sign criteria.
3. Tenant identification and logos within the Tenant Premise is above standard work.

HEATING, VENTILATION AND AIR CONDITIONING

A. GENERAL

1. The HVAC system is a split system.
    a. Condenser units are located on the roof
    b. A ducted exhaust system has been provided with the building shell for each floor.
    c. Design Requirements:
        (1) Ducted return air system
        (2) Provide outside air supply ducts.
        (3) Heat pumps to be installed above the ceilings.
        (4) The general design allowance of the HVAC system is approximately 1 ton per 325 square feet and approximately 1,200 square feet per zone. Design according to Tenant's needs and existing conditions.
        (5) Comply with Title 24 and all other applicable codes.
        (6) Units and condensers are to be fed from Tenant's power panel.
    d. Contractor to furnish and install all materials and equipment necessary to provide a complete and usable HVAC system, sufficient to meet the needs of the Tenant.
    e. In the event that the split systems, disconnects, condensers, air handlers and/or line sets have been prepositioned the Tenant will be charged for these assets as a Building Inventory Charge.

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B. SUBMITTALS

1. Within 10 days of contract award, and prior to ordering any materials or equipment, submit a complete material list including catalogue data of all materials and products to the Owner for his review and approval.

C. HVAC UNITS

1. Split system units to be high SEER units, minimum 15 SEER.
2. Carrier or Trane are acceptable manufacturers.
3. Size and location per Mechanical Engineering plans.

D. CONTROLS

1. Programmable thermostats will be utilized as the control system. Carrier Performance Series Edge thermostats.
2. The programming for the new suite will include the following items and is intended to keep the same programming standards throughout the building.
   a. Scheduling
      (1) Suite Schedules - All units in the new suite will be controlled by one schedule as follows:
         (a) Monday through Friday occupied from 8am to 5pm
         (b) Saturday and Sunday Unoccupied
      (2) Optimal Starting/Stopping – Using an average of the Suite's temperature the system shall calculate a pre-start time based on outdoor temperature.
         (a) A maximum of 120 minutes for the pre-start
         (b) Adaptive control configured "on"
         (c) No pre-stop time will be used
      (3) Building Holidays – The Schedules will be linked to a Building Holiday calendar that will keep the units in unoccupied mode on the following days.
         (a) New Year's Day (January 1st)
         (b) Birthday of Martin Luther King, Jr. (3rd Monday in January)
         (c) Memorial Day (Last Monday in May)
         (d) Independence Day (July 4th)
         (e) Labor Day (1st Monday in September)
         (f) Thanksgiving Day (4th Thursday in November)
         (g) Christmas Day (December 25th)
      (4) Fan Mode – The system will command the fan mode "On" when occupied and "Auto" when unoccupied.
      (5) Override Schedule – A separate schedule will be set up that disables the trending and runtime total from 9am to 1pm on Saturday.
   b. Set Points
      (1) Thermostats Security - The level will be set at "1".
      (2) Occupied Cooling Setpoint – 74ºF
      (3) Occupied Heating Setpoint – 69º F
      (4) Unoccupied Cooling Setpoint – 85º F
      (5) Unoccupied Heating Setpoint – 55º F
      (6) Cooling Setpoint Limit – 69º F
      (7) Heating Setpoint Limit - 74º F
   c. Graphics & Labeling
      (1) Zone Graphic - There shall be an overhead view of the suite showing what area each unit serves and the current temperature of the zone. When the area is selected a detailed view of the unit shall be displayed.
      (2) Identification – All units will be labeled for identification on the control system, on the wall sensor & on the units. The label will match the existing building numbering schema & will not duplicate any existing unit numbers.
         (a) Example HP 1-2 – The second unit on the first floor
         (b) Example HP 3-4 – The fourth unit on the third floor
      (3) After Hours Graphics – A graphic page will be set up that shows the following.

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(a) The total override time in hours for each unit
(b) A total of override hour for the entire suite
(c) A dollar cost per hour of override
(d) A calculate total billing cost
(e) A link to a trend study for all occupancy trends

d. System Interlocks
   (1) Mechanical Pad Safety - Unit compressor operations shall be overridden "Off" if following conditions exists to prevent equipment damage.
      (a) Condenser water temperature is above 100° F
      (b) Condenser water temperature is below 60° F
      (c) Condenser water differential pressure is below 7 psid
   (2) Mechanical Pad Enable - The central plant & building ventilation systems will be interlocked to run when any unit in the building runs.

e. After Hours Usage
   (1) Override Duration – The Temporary Occupancy Time will be set at 2 hours.
   (2) Override Trending – A trend will be set that sample when the occupancy changes during unoccupied hours.
   (3) Override Totalization – A runtime totalization will keep a running total of "Temporary Occupied" time in hours
   (4) Trend Study – A trend study will be set up that shows the last 90 days of occupancy trend for all unit in the suite.

f. Trending - In addition to the trending need for after hour's usage the following points will have trending set up on them.
   (1) Supply Air Temperature
   (2) Zone Temperature

E. DUCTWORK

1. The fully engineered HVAC system must include ducted supplies and ducted returns. In addition, the extension of the exhaust system shall be ducted. Supply ducts, return ducts, exhaust ducts, plenum chambers, housings, and panels shall be fabricated from zinc-coated (galvanized) steel sheets conforming to the latest ASTM Specs A-525. Zinc coating shall be of the "Commercial" class.
   a. Insulated low-pressure flexible duct shall be a factory fabricated assembly consisting of a zinc-coated spring steel helix, non-perforated inner liner, consisting of a zinc-coated wrapped with a nominal 1-1/2" thick fiberglass insulation. The assembly shall be sheathed in vapor barrier jacket. The composite assembly, including insulation and vapor barrier, shall meet the Class 1 requirements of flame spread of 25 or less, smoke development of 50 or less as set forth in NFPA Bulletin No.90-A and be labeled by Underwriters' Laboratories, Inc.
   b. Flexible ducts shall be installed in a fully extended condition free of sags and kinks, using only the minimum length required to make the connection. Where horizontal support is required, flexible duct shall be suspended on 36" centers with a minimum of ¾" wide flat banding material. All joints and connections shall be made in accordance with the recommendations of Underwriters' Laboratories, Inc. for jointing material. Connections to rigid sheet metal shall be made with minimum ½" wide collar positively clamped and secured with screws or other approved fastening.
   c. Flexible ducts shall be supported with 2" wide, 29 gauge steel collar attached to the structure with an approved duct hanger. Install ductwork to minimize sharp radius turns or offsets.
   d. Maximum length of flexible duct shall be 8'-0".
   e. Install ductwork insulation per shell standards; all insulation must meet Title 24 requirements.

F. CEILING DIFFUSERS

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1. Ceiling diffusers shall have perforated face with frame style compatible with the type of ceiling used. Diffusers mounted in drywall hard lids shall have gaskets to prevent leakage. Diffuser faceplate shall have concealed hinges and latches. Face grills shall be easily removable from the frame.
2. Diffuser cores shall have curved, adjustable blades and shall be capable of delivering 1-way, 2-way, 3-way or 360 degree horizontal ceiling pattern and be adjustable to create a down air pattern. Diffuser must have high anti-smudge characteristics with center aspiration.
3. Material shall be steel. Finish shall be Standard British White baked enamel.
4. Supply Diffusers
    a. Mfg.: Krueger
    b. Style: 6500/56500 series
    c. Size: 24"X 24"
    d. Model #: 6504-F23-24X24-44
5. Return/Exhaust Diffusers
    a. Mfg.: Krueger
    b. Style: 6690/56690 Series
    c. Size: 24"x24".
    d. Model #: 6694-F23-24X24-44
6. In hard lid applications provide linear diffusers, UNO.
7. Perforated Ceiling Diffusers shall be tested in accordance with Air Diffusion Council (ADC) code 1062R4. Sound data for diffusers shall be calculated in accordance with International Standard ISO 3741 Comparison Method.
8. The following manufacturers shall be considered equal, providing corresponding models meet specified requirements. Equivalent substituted equipment named herein shall be submitted for the Designer's review. Submit alternate selections at time of bid listing major equipment.
    a. Air Filters Alternate Manufacturers: AAF, Air Guard
    b. Diffusers, Registers and Grilles Alternate Manufacturers: EH Price, Titus

G. TEST AND BALANCE

1. The Contractor must provide a certified test and balance report verifying that the system performs as designed. The test and balance must be performed by an independent test and balance agency certified by AABC or NEEB.

H. STRUCTURAL CALCULATIONS

1. Any mechanical unit greater than 400 pounds will require submittal of approved structural engineering calculations and installation design for City and Owner's approval.

ELECTRICAL

A. GENERAL

1. All work, material and equipment must comply with the codes, ordinances and regulations of the local government having jurisdiction, including Title 24 and any participating government agencies having jurisdiction.
2. Coordinate all electrical work with existing electrical systems including lighting control, metering, and switchgear locations.
3. In accordance with Section 1.8 of the Work Letter, Tenant acknowledges that Landlord desires to participate in the San Diego Gas and Electric ("SDG&E") Savings by Design program ("Program"). If Landlord complies with certain energy efficient design and building standards under the Program, such compliance will result in an energy cost savings with respect to the Project (such cost savings may be in the form of reduced utility charges, utility charge reimbursements and/or direct payments from SDG&E to Landlord). As a material part of the consideration to Landlord for entering into the Lease, Tenant agrees that all applicable Program standards will be included within the design and specifications for the Tenant

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4. Coordinated interruption of power with the building Owner's representative. All shutdowns need to be scheduled and approved specifically in accordance with the Owner's requirements.
5. The electrical engineer must verify existing building loads prior to designing the new Tenant loads. The Contractor's Electrical Subcontractor shall verify the actual building loads and new loads and bring any discrepancies to the Owners attention.
6. Building shell electrical system is 3000 amp 277/480 volt 3 phase 4 wire.
   a. Power capacity of approximately 20 watts per USF is generally available to each Tenant. The power capacity is anticipated to be utilized as follows:
      (1) Lighting systems (277V)
      (2) Heat pumps (480V)
      (3) Outlets (120V)
      (4) Specialty power (208Y/120V)
   b. If additional meter sockets are required they must be compatible with the existing switchgear.
   c. Each Tenant is responsible for providing their portion of all necessary metering switchgear, conduit, distribution wire, transformers, panels, etc. from the existing electrical room to the Tenant premises. In the event such gear has been prepositioned the Tenant will be charged for those assets as a Building Inventory Charge.
   d. Contractor must extend conduit thru the Tenant Premises into the adjacent suite for future use.
   e. Tenant electrical panels, transformers and lighting controls cannot be located in the building's main electrical room unless specifically approved by the Owner.
7. All electrical work must comply with UL NEC and ANSI Standards as a minimum
8. The building's main telephone room is located on the first floor.

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a. Each Tenant is required to provide conduit(s) from the MPO room to the Tenant premises. In the event that the conduit has been prepositioned the Tenant will be charged for these assets as a Building Inventory Charge.
b. Contractor must extend conduit thru the Tenant Premises into the adjacent suite for future use.
c. Tenant telephone equipment cannot be located in the building's main telephone room unless specifically approved by the Owner.

9. Within 10 days of contract award, and prior to ordering any materials or equipment, Contractor must submit a complete material list including catalogue data of all materials and products to the Owner for his review and approval.

B. RACEWAYS

1. Conduit shall be rigid galvanized steel (RGS), electrical metallic tubing (EMT), metal clad (MC) cable, polyvinyl chloride (PVC), and flexible or liquid tight flexible conduit; installation shall be per NEC requirements.
2. Type "AC" and "NM" cable are not acceptable.
3. Support per seismic zone 4 requirements.
4. All raceways shall be concealed.
5. Home runs from panel shall be in EMT conduit.

C. WIRING DEVICES/COVERPLATES

1. Receptacles, toggle switches, slide dimmers and cover plates shall be Decora, White. Dedicated circuits will be Decora, Gray.
2. Outlets in areas with less than 18" AFF will be mounted horizontally.
3. Lighting Control Devices to be
   a. Wall Motion Sensors
      (1) Mfg.: Leviton
      (2) Model #: ODS15-IDW
      (3) Color: White
   b. Ceiling Motion Sensors
      (1) Mfg.: Leviton
      (2) Model #: OSC20-MoW
      (3) Color: White
   c. Wall Switches
      (1) Mfg.: Leviton
      (2) Style: Single Pole 277V 20A
      (3) Model #: 5649-2W
      (4) Color: White
   d. Wall Switches (3-way)
      (1) Mfg.: Leviton
      (2) Style: 277V 20A
      (3) Model #: 5639-2-W
      (4) Color: White

D. FLOOR POWER AND DATA DEVICES *(above standard)*

1. Systems Furniture Power Feed
   a. Mfg.: Legrand
   b. Style: Wiremold RC7 Poke-Thru
   c. Model #: RC7AFFTCBK
   d. Color: Black, UNO
2. Systems Furniture Data Feed
   a. Mfg.: Legrand
   b. Style: Wiremold RC9 Poke-Thru
   c. Model #: RC9AM2TCBK
   d. Color: Black, UNO
3. Floor Mounted Power & Data Outlets
   a. Mfg.: Legrand
   b. Style: Wiremold RC3

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c. Model #: RC3ATCBK and COM75
d. Color: Black, UNO
e. Note: Data inserts to be selected by Tenant

4. Floor Mounted Power, Data & AV
   a. Mfg.: Legrand
   b. Style: Wiremold AV3 Audio/Video Flush Style Series
   c. Model #: AV3ATCBK
   d. Color: Black, UNO
   e. Note: Data and AV inserts to be selected by Tenant
5. Floor Mounted Power Feed to Conference Table
   a. Mfg.: Legrand
   b. Style: Wiremold RC7 Poke-Thru
   c. Model #: RC7AFFTCBK
   d. Color: Black, UNO
6. Floor Mounted Data Feed to Conference Table
   a. Mfg.: Legrand
   b. Style: Wiremold RC9 Poke-Thru
   c. Model #: RC9AM2TCBK
   d. Color: Black, UNO

E. CLOCK BOX FOR AV POWER AND SIGNAL *(above standard)*

1. For Wall Mounted TVs
   a. Mfg.: Leviton
   b. Style: 2 gang box, 1 duplex outlet and 1 (4) port QuickPort Insert RE640-WW4
   c. Model #: 012-00690-00W
   d. Color: White
   e. Note: QuickPort Insert connectors to be selected by Tenant

F. TELEPHONE/DATA OUTLETS

1. Provide and installed a mud ring and a pull string from mud ring to accessible ceiling space, for voice data locations. Provide and install white blank cover plates.
2. Cabling, devices, and cover plates are not included in contract and will be provided by the Tenant's telephone/data supplier/installer.
3. Cabling vendor must provide separate support for all cabling they install above the ceiling grid.
4. Where floor boxes for power and voice/data are required, General Contractor must provide and install a 1½" conduit (for voice/data/AV cables by others) under the floor, running from the floor box and returning through the floor into the "head wall" of the room (as indicated on the plan). Additional conduits may also be required and will be indicated on the plans.
5. Provide and install j-box and conduit (minimum 1" ID) for voice/data outlets in rated walls.
6. Provide and install j-box and flexible conduit (minimum 1" ID) for voice/data outlets in walls that do not terminate at or above the ceiling (i.e. under windows and in low walls).

G. CIRCUIT AND MOTOR DISCONNECTS

1. Disconnects shall be UL listed and suitable for the application – NEMA 1 or 3R.
2. Install and fuse all disconnects in accordance with the manufacturer's recommendations and requirements.
3. General Electric, Cutler-Hammer, Siemens, or SquareD disconnects are acceptable.
4. Gould-Shawmut or Bussman fuses are acceptable.

H. TRANSFORMERS

1. Transformers shall be UL listed and are designed in accordance with ANSI C89.2 and NEMA ST-20 Standards.
2. Transformers shall be provided, size to meet the Tenant's loads, 30KVA 480V (primary) – 208Y/120V (secondary), rated for 150 C rise over an ambient

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temperature of 40C. Provide sound rating of not less than 3 dB below ANSI standard.

3. Shielding may be required if located in or near a server room.
4. Contractor shall submit proposed location of all transformers to Owner for review and approval prior to installation. All transformers serving the Tenant's premises must be located within the Tenant's premises.
5. Support and secure per seismic zone 4 requirements.
6. Provide structural engineering for transformers that do not sit on the floor.
7. Siemens is the Building Standard. Acceptable manufacturers are: General Electric, Eaton Cutler-Hammer Products, Siemens, Square D, or Westinghouse.

I. PANEL BOARDS

1. Panel boards shall be UL listed and suitable for the application – NEMA Standards PB-1 250.
2. All circuit breakers shall be molded case, bolt-on-type.
3. Support per seismic zone 4 requirements.
4. Siemens is the Building Standard. Acceptable manufacturers are: General Electric, Cutler-Hammer, Siemens, Square D, or Westinghouse.
5. Provide typed panel schedule/directory for each panel board upon completion of the work. The panel schedule/directory shall be affixed in a clear plastic cover inside the door for each panel.
6. Electrical panels shall be ordered unfinished and are to be painted in the field to match the adjacent wall.

J. LIGHT FIXTURES

1. Building Common Area Corridor Lighting
   a. Mfg.: Focal Point
   b. Style: Aerion
   c. Model #: FAR-22-AC-2-T8-E-277-G2-L835-WH
   d. Lamping: 3500k fluorescent lamps
2. Tenant Area Two Lamp Fixture (for open offices)
   a. Mfg.: Focal Point
   b. Style: Aerion
   c. Model #: FAR-24-AC-2-T8-E-277-G2-L835-WH
   d. Lamping: 3500k fluorescent lamps
   e. Note: Configure fixtures that are subject to T24 A/B switching so that the lamps can be switched individually.
3. Tenant Area Three Lamp Fixture (for offices, meeting rooms, conference rooms and break rooms)
   a. Mfg.: Focal Point
   b. Style: Aerion
   c. Model #: FAR-24-AC-3-T8-E-277-G2-L835-WH
   d. Lamping: 3500k fluorescent lamps
   e. Note: Configure fixtures that are subject to T24 A/B switching so that one lamp can be switched separately from the other two lamps.
4. Tenant Area Down Light
   a. Mfg.: Intense
   b. Style: IFH6
   c. Model #: IFH6-26-E-1400-IC610C-PR
5. Tenant Area Wall Washer
   a. Mfg.: Intense
   b. Style: IFH6
   c. Model #: IFH6-26-E-1400-IC672-C-SF14
6. Retrofit Spec
   a. Mfg.: TBD
   b. Style: TBD
   c. Model #: TBD

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7. Tenants lighting design shall not exceed current "Savings by Design" criteria.
8. Support per seismic zone 4 requirements.
9. All fixtures requiring a test switch shall have the test switch integral to the fixture.
10. Provide a minimum illumination level of 1fc in path of egress, including access and discharge to egress. Provide 90-minute battery in each egress lighting fixture, see fixture schedule.

K. LIGHT SWITCHES

1. All fixtures to be controlled by motion sensors (see section "D" for specifications).
2. All 3 way light switches must be keyed switches.
3. Locate light switches on the wall adjacent to the latch side of the door, 4" from the door frame to the center of the first switch. Gang switches to minimize number of plates.
4. Provide separate switching for all specialty lighting (pendants, wall washers, down lights and sconces). Do not switch with general lighting.

L. LIGHTING CONTROL PANEL (LCP) (If required)

1. Manufacturer, LC&D or equal.
   a. 32-20A 120/277 VAC relays. Relays must be individually replaceable.
   b. LCP to be approximately 30"Hx24"Wx7"D.
   c. Must support maintained or momentary low voltage override switches, with or without pilot lights.
   d. Must have the means to manually control the relays from the LCP and must indicate whether the relay is open or closed.
   e. Must have a built-in time clock.
   f. Must comply with Title 24 standards.

M. EXIT SIGNS

1. Building Common Area Exit Sign
   a. Mfg.: Lithonia
   b. Model #: LRP-W- SINGLE OR DOUBLE-GMR-ARROWS PER PLAN-120/277-EL N
2. Tenant Suite Exit Sign
   a. Mfg.: Cooper Lighting
   b. Model #: EU-R-70-G
3. Quantities, locations and types as indicated on reflected ceiling plans.

FIRE PROTECTION

A. GENERAL

1. Fire sprinkler coverage in the shell is light hazard .33 gpm/3,000 SF and shall be modified per Tenant Improvement configuration of walls and ceilings.
2. Center semi-recessed chrome sprinkler heads in ceiling tile (in second-look tiles center in the 2'x2' space delineated by the recessed line on the tile).
3. Provide concealed sprinkler heads in hardlids, provide white covers, UNO.
4. Tenant Area Fire Extinguisher Cabinets:
   a. Mfg.: JL Industries
   b. Style: Ambassador Series
   c. Model #: 1816F10
   d. Finish: White epoxy polymer
5. Tenant Area Fire Extinguisher:
   a. Mfg.: Sentry
   b. Style: Dry Chemical Extinguisher
   c. Model #: A05
   d. UL Rating: 3-A: 10-B:C
6. Building Common Area Fire Extinguisher Cabinets:
   a. Mfg.: Potter Roemer
   b. Style: Series 7000
   c. Model #: 7023-B

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d. Finish: Factory coated custom polyester paint - to match existing
e. Lettering: Vertical red lettering - to match existing

7. Building Common Area Fire Extinguisher:
   a. Mfg.: Potter Roemer
   b. Style: Series 3000, ABC Dry Chemical Extinguisher
   c. Model #: 3010
8. Smoke Detectors:
   a. Mfg.: Edwards Systems Technology (EST)
   b. Style: Intelligent Photoelectric Smoke Detector
   c. Model #: SIGA2-PS
   d. Finish: White
9. Heat Detectors:
   a. Mfg.: Edwards Systems Technology (EST)
   b. Style: Intelligent Heat Detector
   c. Model #: SIGA-HFS or SIGA-HRS
   d. Finish: White

SECURITY SYSTEM

A. The building has a card key access control system which monitors all exterior doors on the first floor. Card readers are located at select doors for after hours and weekend access.
B. Tenants may add a security system to their Premises as part of the Tenant Improvement project with Owner's approval.
   1. Card Readers are above standard items.
      a. All card readers must be mullion mount style, with a maximum width of 1.6".
      b. All card readers must be mounted on the mullion at 4'-0"AFF to center of reader.

PLUMBING & EQUIPMENT *(above standard)*

A. **SINK**
   1. Mfg.: Elkay
   2. Style: Pacemaker
   3. Model #: PSMR – 3322-R
B. **INSTA-HOT WATER HEATER**
   1. Mfg.: Chronomite
   2. Model #: SR20L
C. **FAUCET**
   1. Mfg.: Moen
   2. Style: Sani-Stream
   3. Model #: 8798
   4. Note: Commercial washerless ceramic cartridge
D. **GARBAGE DISPOSAL**
   1. Mfg.: In-Sink-Erator
   2. Model: Badger 5
   3. Notes: ½ horsepower, 1725 rpm, 120V
E. **DISHWASHER**
   1. Mfg.: ASKO
   2. Model #: D5424ADA-S
F. **LEAK DEFENSE SYSTEM**
   1. Mfg.: Sentinel Hydrosolutions
   2. Model: ¾" Leak Defense System
   3. Model #: LDS-001-075.
   4. Include programming meeting with Tenant and Building Owner at project close out to review operations of the system.
   5. Required programming parameters are dependent upon location.

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FINAL CLEAN

A. TI Contractor shall be responsible for a thorough final clean up including common areas, landscapes and hardscapes affected by General Contractor's and General Contractor's Subcontractors' activities.

ALLOWANCES

A. **PARTITIONS**
   1. 1 lineal foot per each 10 usable square feet
B. **DOORS, FRAMES & HARDWARE**
   1. Corridor Door Assembly:
      a. One (1) corridor door assembly for each 3,000 usable square feet or as required by code.
   2. Interior Door Assembly:
      a. One (1) interior door assembly for each 400 usable square feet.
C. **SUSPENDED ACOUSTICAL CEILLING**
   1. One (1) square foot of suspended acoustical ceiling for each usable square foot.
D. **FLOORCOVERING**
   1. Carpet/Resilient Flooring:
      a. One foot (1) square foot of floor covering (carpet or resilient flooring) for each usable square foot.
   2. Base:
      a. An allowance sufficient to provide base on the partitions in the Tenant's space including core and perimeter walls.
E. **PAINT**
   1. An allowance sufficient to cover the partitions in the Tenant's space including core and perimeter walls.
F. **HVAC**
   1. An allowance of one zone per 1200 usable square feet on average. Office density, specialty uses and floor location relative to building orientation affecting sun loads may vary this allowance.
G. **ELECTRICAL**
   1. One 2x4 fixture per 90 usable square feet.
   2. One light switch per 300 usable square feet.
   3. One telephone outlet per 250 usable square feet.
   4. One duplex electrical outlet per 125 usable square feet.
H. **FIRE SPRINKLERS**
   1. One head per 130 usable square feet.

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